UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Cencora, Inc.
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cencora

Proxy statement and notice of 2025 annual meeting of shareholders

Dear Fellow Shareholders,
Thank you for your continued investment in Cencora. As we approach our Annual Meeting of Shareholders on March 6, 2025, we are pleased to share some highlights of the Board’s work in fiscal 2024, including planning for the Chief Executive Officer transition, integrating new independent directors, and maintaining an active dialogue with shareholders. We believe that these efforts and the Board’s support of Cencora’s strategic objectives contributed to its fiscal 2024 revenue of $294.0 billion and total shareholder return of 26.2%, and helped position Cencora for continued success in fiscal 2025.
Leadership Transition
A fundamental Board responsibility is succession planning for the Company’s Chief Executive Officer. Over the last several years, the Board has engaged in a deliberate and thoughtful approach to succession planning that culminated in Cencora’s Executive Vice President and Chief Operating Officer, Robert P. Mauch, PharmD, PhD, becoming President and CEO and a member of the Board effective October 1, 2024.
Since joining Cencora in 2007, Bob has been integral to the Company’s transformation into a united, global provider of pharmaceutical-centric healthcare solutions. The Board is confident that Bob has the expertise to lead Cencora in implementing its strategy to drive innovation and operational excellence, expand globally, and deliver differentiated value for our customers, partners and shareholders.
Separately, as Lead Independent Director and on behalf of the Board, I thank Steve for his tremendous contributions to Cencora over his 30-year career, his collaboration and support on the CEO transition, and for his continued leadership as Cencora’s Executive Chairman. For more information on the Board’s planning for the Leadership Transition, please see page 24.
Board Composition
In addition to the two independent directors who joined the Board in the beginning of fiscal 2024, we also welcomed Frank K. Clyburn as a new independent director on October 1, 2024. As a former public company CEO with decades of executive experience, including at leading pharmaceutical manufacturers, Frank brings an impressive combination of skills, experience and personal qualities that will serve our shareholders well. We believe that Frank will help the Board provide effective, independent oversight of the Company’s operations and its strategy to generate long-term, sustainable growth.
As previously announced, Kathi Hyle and Dick Gochnauer are retiring from the Board at this annual meeting. Both Kathi and Dick have been valuable directors and contributed significantly to Cencora’s growth and success. As Chair of our Compensation and Succession Planning Committee, Kathi played a key role in the succession planning for our leadership transition and, as the former Chair of the Finance Committee, Dick was instrumental in helping guide Cencora’s growth into a global enterprise. Throughout their respective tenures each was steadfast in supporting Cencora’s transformation into a purpose-driven company, where all team members are united in their responsibility to create healthier futures. On behalf of the entire Board, we thank Kathi and Dick for their service as directors and trusted advisors. If all the nominees are elected at the annual meeting, the Board will be composed of 11 members, eight of whom are independent and seven of whom have joined in the last five years.
Shareholder Engagement
We appreciate your continued support of Cencora. The Board remains committed to ongoing dialogue with shareholders and values your input. Along with our shareholder engagement efforts, your vote is an important source of feedback. We encourage you to read the information in the proxy statement and the annual report in its entirety.
We respectfully request your support for our voting recommendations at the 2025 Annual Meeting of Shareholders, to be held virtually on Thursday, March 6, 2025, at 3:30 p.m., Eastern Time.

Respectfully submitted,

Steve H. Collis Executive Chairman	D. Mark Durcan Lead Independent Director
January 23, 2025

2025 Proxy Statement	1

Notice of 2025 Annual Meeting of Shareholders

Meeting Information
Time and date
Thursday, March 6, 2025
3:30 p.m., Eastern Time
Virtual meeting
Held virtually-only via live webcast at www.virtualshareholdermeeting.com/COR2025
Who may vote
Shareholders of record as of close of business on January 10, 2025
Date of availability
This notice and proxy statement, together with our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, are being made available to shareholders on or about January 23, 2025

Items of Business

Agenda		Board recommendation

1	Elect the 11 directors named in the proxy statement	FOR each nominee

2	Conduct an advisory vote to approve the fiscal 2024 compensation of Cencora, Inc.’s named executive officers	FOR

3	Ratify the appointment of Ernst & Young LLP as Cencora, Inc.’s independent registered public accounting firm for fiscal 2025	FOR

4	Transact any other business properly brought before the meeting

How to vote It is important that your shares be represented and voted at the 2025 Annual Meeting. We urge you to vote by using any of the below methods.

Important Notice Regarding the Availability of Proxy Materials for Cencora’s Annual Meeting of Shareholders to be held on March 6, 2025
The Proxy Statement and Annual Report on Form 10-K are available at investor.cencora.com and www.proxyvote.com

Internet Visit www.proxyvote.com and follow the instructions	Mobile device Scan the QR code provided on your proxy/voting instruction card

Phone Call toll-free 1.800.690.6903 inside the United States or Puerto Rico and follow the instructions	At the meeting Attend the virtual meeting and vote online during the meeting

Mail If you received a proxy/voting instruction card by mail, you can mark, date, sign and return it in the postage-paid envelope
By order of the Board of Directors,
Kourosh Q. Pirouz
Senior Vice President, Group General Counsel and Corporate Secretary
Conshohocken, Pennsylvania
January 23, 2025

2	2025 Proxy Statement

Cautionary note regarding forward-looking statements
Certain of the statements contained in this proxy statement are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated.
Websites
Website addresses referenced in this proxy statement are intended to be inactive textual references, provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

As used herein, the terms “Company,” “Cencora,” “we,” “us” or “our” refer to Cencora, Inc., a Delaware corporation and its subsidiaries. Reference to “fiscal 2024,” “fiscal 2023,” and “fiscal 2022” refer to the fiscal years ended September 30, 2024, 2023 and 2022, respectively.

2025 Proxy Statement	3

Proxy Statement Summary
This summary provides highlights of selected information about Cencora from this proxy statement. Please review the entire document before voting. All of our 2025 Annual Meeting of Shareholders (“2025 Annual Meeting”) materials are available at investor.cencora.com.
Voting Roadmap

ITEM 1	Election of Directors
	The Board recommends a vote FOR each director nominee.	See page 12

ITEM 2	Advisory Vote to Approve the Fiscal 2024 Compensation of Cencora’s Named Executive Officers
	The Board recommends a vote FOR this proposal.	See page 43

ITEM 3	Ratification of the Appointment of Ernst & Young LLP as Cencora’s Independent Registered Public Accounting Firm for Fiscal 2025
	The Board recommends a vote FOR this proposal.	See page 89

4	2025 Proxy Statement

Company Highlights
Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products and solutions. Our more than 46,000 team members worldwide contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures.
Fiscal 2024 Performance

Total Shareholder Return	Revenue	Adjusted Operating Income(1)
26.2%	$294.0B up 12.1%	$3.6B up 10.9%

Adjusted Diluted EPS(1)	Adjusted Free Cash Flow(1)
$13.76 up 14.8%	$3.1B
Business Highlights

Delivered strong financial performance as we continued to execute on our pharmaceutical-centric strategy and benefit from the strength of our customer relationships; the robust capabilities of our global business; positive industry trends, including in areas like Specialty; and executional excellence by our purpose-driven team members.

Robert P. Mauch assumed the role of President and Chief Executive Officer of Cencora and Steven H. Collis transitioned into the role of Executive Chairman of the Board, marking the successful completion of our leadership succession plan.

Grew consolidated Adjusted Operating Income(1) by 10.9%, primarily driven by the strength in our U.S. Healthcare Solutions segment.

Returned $1.9 billion to our shareholders during fiscal 2024 through a combination of dividends and share repurchases, completing $1.5 billion of opportunistic share repurchases in the fiscal year.
(1)Adjusted Operating Income, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Adjusted Free Cash Flow are non-GAAP financial measures. See Appendix A on page 102 for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results beyond those discussed in Appendix A, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

2025 Proxy Statement	5

Company Highlights
Strategy for Long-Term Sustainable Growth
Cencora’s five strategic imperatives are intended to deliver long-term sustainable growth by maintaining a leading share of pharmaceutical distribution and best-in-class efficiency while growing our complementary higher-margin and high-growth businesses.

Our Strategy Advances Our Core Business

Lead with market leaders: creating long-term strategic partnerships with key anchor customers
Leverage our infrastructure to increase efficiency and to support customers in meeting consumer needs: using our scale and capabilities, we better serve customers and increase the efficiency of the global pharmaceutical supply chain

Our Strategy Enhances Our Capabilities and Growth

Expand on leadership in Specialty: building on our leading position to capture the opportunities created as pharmaceutical innovation continues to advance	Contribute to pharmaceutical outcomes: collaborating with partners both upstream and downstream to facilitate access to quality healthcare and positive outcomes for patients

Innovation is a Key Element of Our Strategy that Advances Our Core and Enhances Our Capabilities

Invest in innovation to further drive differentiation: supporting the continuously evolving healthcare landscape by providing leading solutions for customers

6	2025 Proxy Statement

Company Highlights
Shareholder Engagement
Shareholder Engagement Program
Maintaining regular dialogue with our shareholders is important to Cencora’s Board of Directors (“Board”) and its management team. The goal of our outreach and engagement is to solicit feedback and identify and understand issues of importance to our shareholders. Additionally, we proactively communicate with the investment community and our shareholders about our financial performance, operations and strategic developments through a year-round engagement program that includes the following:
•Quarterly earnings releases, investor presentations and conference calls;
•Conference calls, presentations and webcasts related to specific developments;
•Participation in numerous healthcare investor conferences with webcasted presentations;
•In-person and telephonic meetings with investors and stakeholders;
•Proactive outreach to institutional investors, pension funds and governance professionals at our largest shareholders; and
•Our annual shareholders meeting that includes a Q&A session.
As part of our ongoing engagement program, we meet with shareholders throughout the year to discuss a broad range of topics, including strategic priorities, risk management, corporate governance, executive compensation, and corporate responsibility initiatives. Members of our Board and management team participate in these engagements and incorporate feedback from shareholders into their decision-making processes, where appropriate.
Year-round shareholder engagement informs the Board’s decision-making process

Review and Assess	•Annual Meeting vote results •Shareholder policies and priorities •Regulatory developments and trends

Outreach and Engage
•Members of the Board and management meet with shareholders to provide updates and actively seek feedback on a range of topics
•Feedback from engagements is shared with the full Board and relevant committees

Evaluate Feedback
•Shareholder feedback informs our ongoing process for reviewing and, where appropriate, revising or enhancing governance and compensation practices
•Our Board and management review shareholder feedback to identify consistent themes

Demonstrate Responsiveness	•Our Board considers opportunities to respond to feedback, taking into account market trends and practices •See the next page for details on recent enhancements informed by shareholder feedback

2025 Proxy Statement	7

Company Highlights
Extensive Shareholder Outreach and Engagement(1)
During fiscal 2024, we reached out to a substantial portion of our shareholder base, including our 15 largest shareholders (excluding Walgreens Boots Alliance, Inc. (“WBA”)) as of September 30, 2024, as well as proxy advisory firms and industry groups. Our independent directors participated in select engagements, as appropriate. We appreciate the opportunity to hear direct feedback from our shareholders.

We contacted	We met with(2)	Director-led engagement
Engagement topics •CEO succession and transition plan •Board composition and succession planning •Executive compensation program design •ESG initiatives and reporting
of shares outstanding	of shares outstanding	of shares outstanding

Excluding WBA ownership of ~10%:
We contacted	We met with(2)	Director-led engagement

of shares outstanding	of shares outstanding	of shares outstanding
(1)Reflects shareholder ownership as of September 30, 2024.
(2)We also met with the proxy advisory firms.
Shareholder Feedback Themes
We discussed a range of important topics with shareholders during fiscal 2024, including Chief Executive Officer (“CEO”) succession, Board composition and succession planning, enterprise risk management, executive compensation, and our corporate responsibility initiatives.
Throughout these conversations, we heard positive feedback from shareholders regarding our governance, compensation, and environmental and social practices. In response to feedback from shareholders, we have enhanced disclosure in this proxy statement regarding the Board’s oversight of the CEO leadership transition.

8	2025 Proxy Statement

Company Highlights
Director Nominee Snapshot(1)

Independence

8	Independent

Age

3	50-59 years
5	60-69 years
3	70-79 years

Diversity(2)

27% Gender(3)
27% Ethnic/Racial

Tenure

722	0-5 years
2	6-10 years
2	>10 years
(1)Data as of the filing date of this proxy statement. As Ms. Hyle and Mr. Gochnauer are not standing for re-election, they are not included in the data points above and below under Director Nominee Skills and Experience.
(2)Based on self-identification information voluntarily provided by our director nominees, which they have consented to disclose in this proxy statement.
(3)Our commitment to gender diversity is longstanding, with individuals who identify as female comprising at least 30% of the Board since our 2015 Annual Meeting of Shareholders. After the retirement of Ms. Hyle, and assuming the election of all 11 director nominees, the gender diversity of the Board will be 27%, with three of our 11 directors identifying as female. At least 50% of the director candidates considered by the Governance, Sustainability and Corporate Responsibility Committee in fiscal 2024 identified as female and we remain committed to gender diversity on the Board as we continue to seek director candidates.
Director Nominee Skills and Experience
Our director nominees are a diverse group of skilled leaders who bring relevant experience and qualifications that enable the Board to effectively provide oversight to our management team and our long-term strategy and execution.
Corporate Governance
Distribution and Logistics
Executive Leadership
Financial Literacy
Global Markets
Healthcare
IT/Cybersecurity
Regulatory
Risk Oversight
Sustainability and Corporate Responsibility
Talent Management and Executive Compensation

2025 Proxy Statement	9

Company Highlights
2025 Director Nominee Highlights

Ornella Barra Chief Operating Officer, International WBA Age: 71 Director since: 2015 Committee membership:	Werner Baumann* IND Retired Chairman, CEO and Chief Sustainability Officer Bayer AG Age: 62 Director since: 2023 Committee membership:	Frank K. Clyburn IND Retired CEO International Flavors & Fragrances Inc. Age: 60 Director since: 2024 Committee membership: None	Steven H. Collis** Executive Chairman and retired President and CEO Cencora Age: 63 Director since: 2011 Committee membership:

D. Mark Durcan*** IND Retired CEO Micron Technology, Inc. Age: 63 Director since: 2015 Committee membership:	Lon R. Greenberg IND Retired CEO UGI Corporation Age: 74 Director since: 2013 Committee membership:	Lorence H. Kim, M.D. IND Venture Partner Ascenta Capital Age: 50 Director since: 2022 Committee membership:	Robert P. Mauch President and CEO Cencora Age: 58 Director since: 2024 Committee membership:

Redonda G. Miller, M.D.* IND President The Johns Hopkins Hospital Age: 58 Director since: 2023 Committee membership:	Dennis M. Nally IND Retired Chairman PricewaterhouseCoopers International Ltd. Age: 72 Director since: 2020 Committee membership:	Lauren M. Tyler* IND Retired EVP and Global Head of Human Resources JP Morgan Asset and Wealth Management Age: 63 Director since: 2023 Committee membership:

*     Member of the Company’s Special Litigation Committee formed in January 2024.
**    Mr. Collis was Chairman, President and CEO during fiscal 2024 and became the Executive Chairman of the Board at the start of fiscal 2025 on October 1, 2024.
***  Lead Independent Director since March 2023.
Audit		Committee Chair	Compensation and Succession Planning

Finance		Compliance and Risk	Governance, Sustainability and Corporate Responsibility

Executive	IND	Independent Director

10	2025 Proxy Statement

Company Highlights
Fiscal 2024 Executive Compensation Design Overview(1)

CEO	Other NEOs

Performance shares	Restricted stock units

	Element	Award Type	Metrics(2)

Fixed	Base Salary	•Cash	•N/A

At-Risk and/or Variable
	Short-term incentive	•Cash	•40% Adjusted Operating Income •25% Adjusted EPS •25% Adjusted Free Cash Flow •10% ESG

	Long-term incentives	•Performance shares •Restricted stock units (“RSUs”)	•75% Adjusted EPS CAGR •25% Average Annual Adjusted ROIC •+/- 15% relative TSR modifier (target payout requires relative TSR performance at 55th percentile)

(1)Long-term incentives reflect grant date value of the fiscal 2024 awards. Short-term incentives are shown at target. Percentages do not include the Leadership Awards (as defined on page 61 in the Compensation Discussion and Analysis section).
(2)Adjusted Operating Income, Adjusted EPS, Adjusted Free Cash Flow and Average Annual Adjusted ROIC are non-GAAP financial measures. For the definition of Average Annual Adjusted ROIC, please see footnote 2 on page 59 of the Long-Term Incentive Equity Compensation section. See Appendix A on page 102 for additional information regarding non-GAAP financial measures, including other definitions and GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results beyond those discussed in Appendix A, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

2025 Proxy Statement	11

Board and Governance Matters

ITEM 1	Election of Directors
Directors are elected annually. Each nominee who is elected to serve as a director at our 2025 Annual Meeting will be elected to serve a one-year term and, with the exception of Mr. Collis as discussed below, is expected to hold office until our 2026 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Similarly, any director who is appointed to fill a vacancy on the Board will serve until the next annual meeting of shareholders after his or her appointment and until his or her successor is elected and qualified. If Mr. Collis is elected to serve as a director at our 2025 Annual Meeting then, as previously disclosed in the Current Report on Form 8-K filed by the Company on March 12, 2024, he will retire as Executive Chairman of the Board at the conclusion of fiscal 2025 on September 30, 2025.
Each director nominee has consented to his or her nomination and, so far as the Board and management are aware, intends to serve a full term as a director if elected (except with respect to Mr. Collis, as noted above). However, if any director nominee should become unavailable or unable to stand for election prior to the 2025 Annual Meeting, the shares represented by proxies may be voted for the election of a substitute nominee selected by the Board.

We recommend that you vote FOR the election of each of the 11 nominees named in this proxy statement to the Board of Directors.

12	2025 Proxy Statement

Board and Governance Matters
Our Board of Directors
Board Size and Director Nominees
Our Board currently has 13 members, 11 of whom are standing for re-election at the 2025 Annual Meeting. Immediately following the 2025 Annual Meeting, the size of the Board will be reduced from 13 to 11 members. As previously announced, Ms. Hyle and Mr. Gochnauer are retiring and not standing for re-election at the 2025 Annual Meeting. We thank Ms. Hyle and Mr. Gochnauer for their service.
The director nominees are listed below. Director nominee biographies can be found on pages 16-21.

•Ornella Barra •Werner Baumann •Frank K. Clyburn •Steven H. Collis	•D. Mark Durcan •Lon R. Greenberg •Lorence H. Kim, M.D. •Robert P. Mauch	•Redonda G. Miller, M.D. •Dennis M. Nally •Lauren M. Tyler

Director Independence
Except for Ms. Barra (who is the WBA designated director), Mr. Mauch (who is an executive officer of the Company), and Mr. Collis (who is an executive officer of the Company and Executive Chairman of the Board), all of the director nominees are independent. Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board. If all eleven director nominees are elected at the 2025 Annual Meeting, eight out of 11 directors then serving will be independent.
Director Nominee Independence

8 Independent

The Board has adopted guidelines in our corporate governance principles to assist it in making independence determinations, which meet or exceed the independence requirements set forth in the New York Stock Exchange (“NYSE”) listing standards. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Cencora.
With the assistance of legal counsel, our Board reviewed the applicable legal standards for director and Board committee member independence. In undertaking its review, the Board considered that some of our directors serve on the board of directors or as executive officers of companies for which we perform (or may seek to perform) drug distribution and other services in the ordinary course of business. As a result of this review, the Board determined that each of the following current directors and director nominees is independent: Werner Baumann; Frank K. Clyburn; D. Mark Durcan; Richard W. Gochnauer; Lon R. Greenberg; Kathleen W. Hyle; Lorence H. Kim, M.D.; Redonda G. Miller, M.D.; Dennis M. Nally; and Lauren M. Tyler.
Our Board determined that each of the members of the Board’s Audit Committee, Compensation and Succession Planning Committee (“Compensation Committee”) and Governance, Sustainability and Corporate Responsibility Committee (“Governance Committee”) are independent. The Board also determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and considered the additional factors under the NYSE listing standards relating to members of the Compensation Committee before determining that each member of the Compensation Committee is independent. None of the members of these committees receives any consulting or advisory fee from us other than compensation as non-employee directors.
Additionally, there are no family relationships among Cencora’s directors and executive officers.

2025 Proxy Statement	13

Board and Governance Matters
Identification and Evaluation of Director Nominees and Overboarding Policy
Our Governance Committee seeks director nominees who possess qualifications, experience, attributes and skills that will enable them to contribute meaningfully to the leadership of our Board and to effectively guide and supervise management in driving Cencora’s growth and financial and operational performance. Each director nominee should:
•possess the highest personal and professional ethics, integrity and values;
•be committed to representing the long-term interests of our shareholders; and
•have an inquisitive and objective perspective, practical wisdom and mature judgment.
Each director nominee should also have sufficient time to effectively carry out his or her duties as a director. Pursuant to our corporate governance principles, our CEO may serve on no more than one other public company board and our other director nominees may serve on no more than three other public company boards. In addition, our Governance Committee has identified the following expertise, experience, attributes and skills that are particularly relevant to Cencora:

•Corporate Governance	•Global Markets	•Risk Oversight
•Distribution and Logistics	•Healthcare	•Sustainability and Corporate Responsibility
•Executive leadership	•IT/Cybersecurity	•Talent Management and Executive Compensation
•Financial Literacy	•Regulatory
Board Succession
We are committed to Board succession planning and recognize the value in adding directors with new perspectives to our Board. The Board review process involves discussion and planning for both Board succession and committee rotation. To support this process, the Board maintains certain policies regarding director retirement. Pursuant to our corporate governance principles, a director will offer to resign at the annual meeting of shareholders following his or her 75th birthday, and a director will tender his or her resignation for consideration by the Governance Committee when his or her employment or principal business association changes materially. Additionally, a director who is an employee will resign when he or she retires or is no longer employed by us. The Board also rotates committee chairs on a regular basis.

Tenure

7 0-5 years

2 6-10 years

2 >10 years
To further our commitment to ensuring meaningful Board refreshment, in 2022 the Board adopted a mandatory term limit, pursuant to which any director initially elected or appointed to the Board after August 18, 2022 will offer to resign at the annual meeting of shareholders following his or her 15th anniversary as a director.

14	2025 Proxy Statement

Board and Governance Matters
Diversity
We seek individuals with diverse backgrounds, skills and expertise to serve on our Board. We believe that diversity is essential to encourage fresh perspectives, enrich the Board’s deliberations and avoid the dominance of a particular individual or group over the Board’s decisions. In accordance with our corporate governance principles and the Governance Committee charter, for any director search we strive to source a pool comprised of diverse individuals, including but not limited to gender, ethnically and racially diverse candidates. The Governance Committee evaluates all potential director nominees using the same criteria, regardless of the source of the nominee. Accordingly, all potential director nominees, including shareholder nominees, are assessed using the criteria outlined above. The Governance Committee may consider and evaluate director nominees identified by our shareholders as described in Shareholder Recommendations for Director Nominees on page 22. The information set forth in the diversity matrix below is based on self-identification information voluntarily provided by our director nominees, which they have consented to disclose in this proxy statement.

	Gender		Race/Ethnicity			Born Outside of the United States
Director Nominee	Female	Male	African American/ Black	Asian	White
Ornella Barra	●				●	●
Werner Baumann		●			●	●
Frank K. Clyburn		●	●
Steven H. Collis		●			●	●
D. Mark Durcan		●			●
Lon R. Greenberg		●			●
Lorence H. Kim, M.D.		●		●
Robert P. Mauch		●			●
Redonda G. Miller, M.D.	●				●
Dennis M. Nally		●			●
Lauren M. Tyler	●		●
Audit Committee Financial Experts
The Board determined that both Mr. Nally and Mr. Gochnauer are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K. Mr. Nally serves as chair of the Audit Committee. A description of the financial expertise of Mr. Nally accompanies his biography on page 21. The designation as an audit committee financial expert does not impose upon such designees any duties, obligations or liabilities that are greater than those of any other member of the Audit Committee and the Board.

2025 Proxy Statement	15

Board and Governance Matters
Biographies of Our Director Nominees
Walgreens Boots Alliance, Inc.’s Designated Director Nominee
Pursuant to the Amended and Restated Shareholders Agreement (as amended, the “Shareholders Agreement”) between Cencora and WBA, WBA has the right to designate a director to the Board once WBA and certain of its subsidiaries collectively own 5% or more of our common stock (“Common Stock”). On May 1, 2014, WBA notified us that it had acquired at least 5% of our Common Stock. Ms. Barra, Chief Operating Officer, International of WBA, has been designated by WBA to serve on our Board since, and was appointed to the Board on, January 16, 2015 and is a current nominee for election as director. In addition, under the Shareholders Agreement, if WBA and its subsidiaries acquire 19,859,795 or more shares of our Common Stock in the open market, WBA will be entitled to designate a second director to the Board. Per the terms of the Shareholders Agreement, for so long as WBA has a right to designate a director to the Board, subject to certain exceptions, including matters related to acquisition proposals, WBA and its subsidiaries will be obligated to vote their shares in accordance with our Board’s recommendations on all matters submitted to a vote of our shareholders.

Ornella Barra Director since January 2015 Age: 71 Committees •Compliance and Risk •Finance Other current public company boards •None
Professional experience
Ms. Barra has served on the Board since January 2015. She currently serves as Chief Operating Officer, International of WBA. Previously, she served as Co-Chief Operating Officer of WBA from June 2016 until April 2021 and as Executive Vice President of WBA and President and Chief Executive of Global Wholesale and International Retail from February 2015 until June 2016. Ms. Barra served as Chief Executive, Wholesale and Brands of Alliance Boots GmbH from September 2013 until January 2015 and as Chief Executive of the Pharmaceutical Wholesale Division of Alliance Boots GmbH from January 2009 until September 2013. Prior to her role as Chief Executive of the Pharmaceutical Wholesale Division, Ms. Barra was the Wholesale and Commercial Affairs Director and a Board member of Alliance Boots plc. Prior to the merger of Alliance UniChem Plc and Boots Group plc, Ms. Barra served on the Board of Alliance Participations Limited. Ms. Barra is an honorary Professor of the University of Nottingham’s School of Pharmacy and is a member of the Advisory Council of SDA School of Management, Bocconi University. Ms. Barra was formerly a member of the Board of Directors of Assicurazioni Generali S.p.A., one of the largest Italian insurance companies, from April 2013 to April 2019. Ms. Barra was a member of the Board of Directors of Alliance Boots GmbH between June 2007 and February 2015, and was Chair of its Corporate Social Responsibility Committee from 2009 to 2014. She currently serves as a member of the Board of International Federation of Pharmaceutical Wholesalers, Inc.

Qualifications and expertise
•Global Markets. Demonstrates expertise and understanding of global markets by leading and expanding international wholesale and retail operations of multinational companies.
•Healthcare and Distribution Expertise. Heads global wholesale and international retail operations for WBA. Acquired extensive experience in pharmaceutical wholesale distribution and pharmaceutical retail industries through a long career at Alliance Boots GmbH and predecessor companies, and trained as a pharmacist.
•Risk Oversight. Serves as Chief Operating Officer, International of WBA and served as a director of one of the largest insurance companies in Italy.
•Sustainability & Corporate Responsibility. Serves as Chair of ESG Committee of WBA Corporate Social Responsibility Committee.

16	2025 Proxy Statement

Board and Governance Matters

Werner Baumann Independent Director since: October 2023 Age: 62 Committees: •Audit •Compensation and Succession Planning •Special Litigation (Chair) Other current public company boards: •None
Professional experience
Mr. Baumann has served on the Board since October 2023. He previously served as Chief Executive Officer and Chairman of the Board of Management of Bayer AG from May 2016 until his retirement in May 2023, and as Chief Sustainability Officer from January 2020 to May 2023. Mr. Baumann joined Bayer AG in 1988 and held numerous positions of increasing responsibility at the company, including positions on the Board of Management of Bayer AG as Chief Financial Officer from 2010 to 2014 and Chief Strategy and Portfolio Officer from 2014 to 2016.

Qualifications and expertise
•Healthcare and Distribution Expertise. Has held various senior executive leadership positions and has extensive business and operating experience in and knowledge of the healthcare distribution and services market.
•Global Markets. Extensive experience leading a multinational company with significant international operations.
•Governance and Risk Oversight. Previously served as Chief Executive Officer, Chairman of the Board of Management, Chief Sustainability Officer, Chief Financial Officer and Chief Strategy and Portfolio Officer of Bayer AG.

Frank K. Clyburn Independent Director since: October 2024 Age: 60 Committees: •None Other current public company boards: •Revolution Medicines, Inc. (Nasdaq: RVMD)
Professional experience
Mr. Clyburn has served on the Board since October 2024. He served as Executive Director and Chief Executive Officer of International Flavors & Fragrances Inc. from February 2022 to February 2024. Previously Mr. Clyburn served as Executive Vice President and President, Human Health of Merck & Co., Inc. (“Merck”) from March 2021 to January 2022. Mr. Clyburn held a variety of other leadership positions with Merck from 2008 to 2021 including leading the company’s oncology and market access business. Prior to Merck, Mr. Clyburn was Vice President, Oncology and Internal Medicine of Sanofi Aventis from 2004 to 2008, holding various positions of increasing responsibility for Sanofi Aventis and its predecessors since 1994. Mr. Clyburn has been a director of Revolution Medicines, Inc. since August 2024 and previously served on the Board of Directors of DuPont de Numours, Inc. from 2019 to 2022.

Qualifications and expertise
•Executive Leadership. Brings valuable experience in finance, executive leadership and strategic planning drawing from his tenure as Chief Executive Officer of International Flavors & Fragrances Inc.
•Global Markets. Has significant experience in expanding global markets, product development and franchise operations for a multinational healthcare organization.
•Healthcare. Possesses in-depth expertise in the healthcare and pharmaceutical industries, with a focus on oncology, developed through extensive experience at leading pharmaceutical companies.
•Governance and Risk Oversight. Serves as a member of the board of directors of Revolution Medicines, Inc. and previously served as a director at DuPont de Numours, Inc.

2025 Proxy Statement	17

Board and Governance Matters

Steven H. Collis Executive Chairman since October 2024 Director since: May 2011 Age: 63 Committees: •Executive (Chair) Other current public company boards: •None
Professional experience
Mr. Collis is the Executive Chairman of the Board and the retired President and Chief Executive Officer of Cencora, positions that he held from July 2011 through September 2024. He has been a member of the Board since 2011 and served as the Board’s Chairman from March 2016 until he assumed the role of Executive Chairman on October 1, 2024. Since 1994, Mr. Collis has held a variety of positions with Cencora and its predecessors including, among others, President and Chief Operating Officer of AmerisourceBergen (from November 2010 to July 2011), Executive Vice President and President of AmerisourceBergen Drug Corporation (from September 2009 to November 2010), Executive Vice President and President of AmerisourceBergen Specialty Group (from September 2007 to September 2009) and Senior Vice President of AmerisourceBergen Corporation and President of AmerisourceBergen Specialty Group (from August 2001 to September 2007). Mr. Collis is a member of the American Red Cross Board of Governors and the Board of International Federation of Pharmaceutical Wholesalers, Inc. He served as a member of the Board of Directors of Thoratec Corporation from 2008 to 2015 and as a member of the Board of CEOs Against Cancer (PA Chapter) from 2014 to 2019.

Qualifications and expertise
•Healthcare and Distribution Expertise. Has held various senior executive leadership positions with Cencora and its predecessors and has extensive business and operating experience in wholesale pharmaceutical distribution and knowledge of the healthcare distribution and services market.
•Global Markets. Led a multinational company that significantly expanded international operations.
•Governance and Risk Oversight. Serves as Executive Chairman of Cencora and previously served as a director of Thoratec Corporation.

D. Mark Durcan
Lead Independent Director since 2023
Director since: September 2015
Age: 63
Committees:
•Executive
Other current public company boards:
•ASML Holding NV. (Nasdaq: ASML)
•Advanced Micro Devices, Inc. (Nasdaq: AMD)

Professional experience
Mr. Durcan has served on the Board since September 2015 and as the Board’s Lead Independent Director since March 2023. From 1984 until his retirement in May 2017, Mr. Durcan held various leadership positions with Micron Technology, Inc., including Chief Executive Officer and director (from February 2012 until May 2017), President and Chief Operating Officer (from June 2007 to February 2012), Chief Operating Officer (from February 2006 to June 2007), and Chief Technology Officer (from June 1997 to February 2006). Mr. Durcan served as a director of MWI Veterinary Supply, Inc. from March 2014 until we acquired it in February 2015. Mr. Durcan has served as a director for Advanced Micro Devices since October 2017 and for ASML Holding NV since April 2020. He previously served as a director of Veoneer from April 2018 to April 2022 and Freescale Semiconductor, Inc. from 2014 through 2015. Mr. Durcan has been a director of St. Luke’s Health System of Idaho since February 2017 and has served on the Board of Trustees of Rice University since June 2020. He has also served on the Semiconductor Industry Association Board and the Technology CEO Council.

Qualifications and expertise
•Financial Expertise. Brings substantial experience in the areas of finance, executive leadership and strategic planning from his former roles as Chief Executive Officer and Chief Operating Officer of Micron Technology, Inc.
•Global Markets. Contributes deep understanding of global markets and extensive experience in managing global manufacturing, procurement, supply chain and quality control for a multinational corporation and, as former member of the Board of Directors of MWI Veterinary Supply, Inc., has important insight into wholesale distribution of animal health products.
•Information Technology. Has unique and in-depth knowledge of technology and experience overseeing technological innovation.

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Board and Governance Matters

Lon R. Greenberg
Independent
Director since: May 2013
Age: 74
Committees:
•Compliance and Risk
•Executive
•Governance, Sustainability and Corporate Responsibility (Chair)
Other current public company boards:
•None

Professional experience
Mr. Greenberg has served on the Board since May 2013. He served as Chairman of UGI Corporation’s Board of Directors from 1996 until January 2016 and as director of UGI Utilities, Inc. and AmeriGas Propane, both UGI Corporation subsidiaries. Mr. Greenberg served in various leadership positions throughout his tenure with UGI Corporation, most recently serving as Chief Executive Officer from 1995 until his retirement in April 2013. Mr. Greenberg is a member of the Board of Trustees of Temple University and the Board of Directors of The Philadelphia Foundation. He also serves as Chairman of the Board of Directors of Temple University Health System. He previously served as a member of the Boards of Aqua America, Inc. (now known as Essential Utilities, Inc.), Ameriprise Financial, Inc., Fox Chase Cancer Center, and the United Way of Greater Philadelphia and Southern New Jersey.

Qualifications and expertise
•Financial Expertise. Brings financial literacy and sophistication acquired through various executive, legal and corporate roles, as well as prior membership on the boards of other NYSE-listed companies.
•Global Markets. Has valuable business and executive management experience in distribution and global operations as the former Chief Executive Officer of UGI Corporation.
•Healthcare Expertise. Contributes experience and knowledge of the healthcare industry from his perspective as a former director of healthcare organizations.
•Governance and Regulatory Experience. Served as Chief Executive Officer and Chairman of the Board of Directors of UGI Corporation, and as a director of Aqua America, Inc. (now known as Essential Utilities, Inc.) and Ameriprise Financial, Inc.

Lorence H. Kim, M.D.
Independent
Director since: October 2022
Age: 50
Committees:
•Compensation and Succession Planning
•Executive
•Finance (Chair)
Other current public company boards:
•Revolution Medicines, Inc. (Nasdaq: RVMD)

Professional experience
Dr. Kim has served on the Board since October 2022 and currently is a Venture Partner at Ascenta Capital. He served as a Venture Partner at Third Rock Ventures from September 2020 to December 2022. He served as Chief Financial Officer of Moderna, Inc. from April 2014 to June 2020. From July 2000 to April 2014, Dr. Kim held a number of positions at Goldman, Sachs & Co., most recently as Managing Director and Co-Head, Biotechnology Investment Banking. Dr. Kim has served as a director of Revolution Medicines, Inc., since July 2022, and has served as a director of TD Cowen (formerly known as Cowen, Inc. and now a subsidiary of TD Bank, N.A.) since February 2022. Dr. Kim is currently a member of the American Red Cross Board of Governors. He previously served as a member of the Board of Directors of Seres Therapeutics, Inc. from October 2014 to June 2020.

Qualifications and expertise
•Financial Expertise. Has extensive experience in biotechnology finance, including his prior service as the Chief Financial Officer of Moderna, Inc.
•Healthcare Expertise. Contributes experience and knowledge of the healthcare industry from his experience as a medical doctor, his background in healthcare investment banking at Goldman Sachs and as a member of the Board of Governors of the American Red Cross.
•Governance and Risk Oversight. Serves as a member of the boards of TD Cowen and Revolution Medicines, Inc. and previously served as a director at Seres Therapeutics, Inc. and other biotech companies.
•Risk Management. Brings extensive experience in management, operations, capital markets, international business, financial risk management and regulatory compliance.

2025 Proxy Statement	19

Board and Governance Matters

Robert P. Mauch Executive Director since October 2024 Director since: October 2024 Age: 58 Committees: •Executive Other current public company boards: •None
Professional experience
Mr. Mauch has served as the President and Chief Executive Officer of Cencora and as a member of the Board since October 2024. From October 2022 through September 2024, Mr. Mauch was Executive Vice President and Chief Operating Officer of Cencora and previously served in a variety of other leadership positions at Cencora and its predecessor since 2007, including time leading Cencora’s distribution business. He is the founder of Xcenda, L.L.C., a life sciences commercialization and consulting firm to pharmaceutical companies, which was acquired by Cencora in 2007. Mr. Mauch is also a member of The Professional Society for Health Economics and Outcomes Research, American Society of Managed Care Pharmacy, and the American Pharmacists Association, and Chairman of the Board of Directors of the Covenant House of Philadelphia.

Qualifications and expertise
•Healthcare and Distribution Expertise. Has held various senior executive leadership positions with Cencora and has extensive business and operating experience in wholesale pharmaceutical distribution and knowledge of the healthcare distribution and services market.
•Global Markets. Leads a multinational company that has significantly expanded international operations.
•Governance and Risk Oversight. Serves as a member of the Board and as President and Chief Executive Officer of Cencora and was the founder of Xcenda, which was acquired by Cencora in 2007.

Redonda G. Miller, M.D.
Independent
Director since: January 2023
Age: 58
Committees:
•Compliance and Risk (Chair)
•Executive
•Governance, Sustainability and Corporate Responsibility
•Special Litigation
Other current public company boards:
•None

Professional experience
Dr. Miller has served on the Board since January 2023. She has served as the President of The Johns Hopkins Hospital since 2016. Previously, Dr. Miller was Chief Medical Officer and Senior Vice President of Medical Affairs of The Johns Hopkins Hospital and Health System from 2016 to 2017, and Chief Medical Officer and Vice President of Medical Affairs of The Johns Hopkins Hospital and Health System from 2009 to 2016. Dr. Miller has been an associate professor in the Department of Medicine at The Johns Hopkins University since 2006. From November 2021 to October 2022, she was a director at Invivyd, Inc. (formerly Adagio Therapeutics, Inc.). Dr. Miller is a member of the Board of Directors of Gilchrist Hospice Care, Inc. and Turnaround Tuesday Inc.

Qualifications and expertise
•Healthcare Expertise. Brings substantial experience in healthcare as a physician and through various leadership roles at The Johns Hopkins Hospital and Health System.
•Governance and Risk Oversight. Currently serves as the President of The Johns Hopkins Hospital, one of the top medical centers in the United States.

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Board and Governance Matters

Dennis M. Nally Independent Director since: January 2020 Age: 72 Committees: •Audit (Chair) •Compensation and Succession Planning •Executive Other current public company boards: •Morgan Stanley (NYSE: MS)
Professional experience
Mr. Nally has served on the Board since January 2020. He served as Chairman of PricewaterhouseCoopers International Ltd., the coordinating and governance entity of the PwC network, from 2009 to 2016. From 2002 to 2009, he served as Chairman and Senior Partner of the U.S. firm PricewaterhouseCoopers LLP. He joined PricewaterhouseCoopers LLP in 1974 and became partner in 1985, serving in numerous leadership positions within the organization, including National Director of Strategic Planning, Audit and Business Advisory Services Leader and Managing Partner. Mr. Nally is a member of the Boards of Directors of Morgan Stanley and Globality, Inc., a privately-held company.

Qualifications and expertise
•Financial Expertise. Has extensive knowledge of financial statements, accounting principles and practices, internal control over financial reporting and risk management processes.
•Governance and Risk Oversight. Has expertise in highly regulated industries, including serving as a director at Morgan Stanley and as a senior executive at PricewaterhouseCoopers.

Lauren M. Tyler Independent Director since: October 2023 Age: 63 Committees: •Governance, Sustainability and Corporate Responsibility •Special Litigation Other current public company boards: •None
Professional experience
Ms. Tyler has served on the Board since October 2023. From 2015 to 2024, Ms. Tyler served as Executive Vice President and Global Head of Human Resources at J.P. Morgan Asset & Wealth Management. Prior to this role, Ms. Tyler served in various leadership roles at JPMorgan Chase & Co., including as Global Chief Auditor and Global Head of Investor Relations. Ms. Tyler is a seasoned financial executive with 35 years of experience in private equity, investment banking and finance. Since May 2024, Ms. Tyler has served on the Board of Directors of Guardian Life Insurance, and previously served on the Board of Directors of Alleghany Corporation from January 2019 until its acquisition by Berkshire Hathaway in October 2022.

Qualifications and expertise
•Financial Expertise. Extensive business experience in private equity, investment banking, finance, and accounting.
•Talent Management and Executive Compensation. Several years of experience as the global human resources leader for J.P. Morgan Asset & Wealth Management and prior public company compensation committee service.
•Risk Oversight. Served as a director of public and private companies and prior service as Global Chief Auditor for JPMorgan Chase & Co.

2025 Proxy Statement	21

Board and Governance Matters
Director Elections
Our bylaws and corporate governance principles provide for a majority vote standard for the election of directors. Under the majority vote standard, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that candidate. A plurality voting standard will apply instead of a majority voting standard if there is a contested election. A “Contested Election” means any meeting of shareholders at which the number of nominees for election as directors exceeds the number of directors to be elected as of the tenth day preceding the date that we first mail our notice of meeting for such meeting to our shareholders.
Under Delaware law, if an incumbent nominee for director in an uncontested election does not receive the required votes for re-election, the director remains in office until a successor is elected and qualified. Our bylaws and corporate governance principles require each director nominee to tender an irrevocable resignation prior to the applicable meeting of shareholders and include post-election procedures in the event an incumbent director does not receive the required votes for re-election, as follows:
•The Governance Committee shall make a recommendation to the Board as to whether to accept the previously tendered resignation of the director;
•The Board will act on the Governance Committee’s recommendation; and
•The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.
Shareholder Recommendations for Director Nominees
The advance notice provisions for nomination of directors in our bylaws allow a shareholder to propose nominees for consideration by the Governance Committee. For more information regarding our director nomination advance notice provisions, including the informational requirements and deadlines for submitting a director nomination for our 2026 Annual Meeting of Shareholders, see Other Information - Shareholder Nominations for Director Election at the 2026 Annual Meeting of Shareholders on page 100.
Furthermore, the proxy access provisions in our bylaws allow an eligible shareholder or group of no more than 20 eligible shareholders, that in either case has maintained continuous ownership of 3% or more of our Common Stock for at least three years, to include a number of director nominees up to the greater of two or 20% of the directors then in office in our proxy materials for an annual meeting of shareholders. For more information regarding our proxy access provisions, including the informational requirements and deadlines for submitting a proxy access notice for our 2026 Annual Meeting of Shareholders, see Other information - Proxy Access at the 2026 Annual Meeting of Shareholders on page 101.

22	2025 Proxy Statement

Board and Governance Matters
Corporate Governance
Board and Governance Practices
Our Board has adopted corporate governance principles that, together with the charters of the Board committees, provide the framework for the governance of Cencora. Our corporate governance principles clearly delineate the authority and roles of the Chairman of the Board and the Lead Independent Director in the leadership of the Board, mandate the independence of the committee chairs and all the members of our Audit, Compensation and Governance Committees, and affirm non-employee directors’ access to managers and team members outside the presence of our executives. The corporate governance principles address a variety of governance issues in addition to leadership structure, including those discussed under the headings Board Committees (page 26), Code of Ethics and Business Conduct (page 37) and Shareholder Recommendations for Director Nominees (page 22). The Board annually reviews the corporate governance principles and the committee charters and approves updates to reflect leading corporate governance practices, as appropriate.
Our corporate governance principles and the charters of the Audit, Compensation, Compliance and Risk, Finance, and Governance Committees have been posted on our website at investor.cencora.com/governance/committees.

Enabling Effective Oversight of Management

  Majority of director nominees are independent (eight out of 11)
  All members of the Audit, Compensation, and Governance Committees are independent
  Lead Independent Director with clearly-defined responsibilities (see page 25)
  Thoughtful succession planning process in place for Board
  Full Board plays an active role in risk oversight and regularly receives reports on risk exposure from management

  Board oversight of corporate responsibility reporting and disclosure practices
  Board oversight of enterprise risk management and legal and regulatory compliance
  Strict overboarding policy for our CEO and non-employee directors (see page 14)
  Director tenure policy and regular rotation of committee chairs and assignments (see page 14)
  Comprehensive annual review process for the Board and each of its committees (see page 37)
  Robust shareholder communication and engagement
  Director stock ownership guidelines

Enabling Accountability to Our Shareholders

  Majority vote standard (for uncontested elections)
  Removal of directors with or without cause
  Right to call special meetings by shareholder(s) with net long beneficial ownership of 25% or more
  Proxy access
No supermajority requirement Declassified Board with annual election of all directors No cumulative voting
Board Structure and Operations
Our Board provides guidance and critical review of our governance, strategic initiatives, talent management, and risk management processes.
Our Board also ensures that we have an effective management team in place to manage our day-to-day business and serves to protect and advance the long-term interests of our shareholders. The role of our senior executives is to develop and implement a strategic business plan for Cencora and to grow our business.

2025 Proxy Statement	23

Board and Governance Matters
Our employees conduct our business under the direction of our President and CEO and with the oversight of our Board, including our Executive Chairman and Lead Independent Director. To enhance its oversight function, our Board is composed of directors who are not employed by us, with the exception of Mr. Collis and Mr. Mauch.
Leadership Succession Planning
A key responsibility of the Board is to ensure the Company’s continued performance over the long-term through effective succession planning. In furtherance of this mission, over the last several years, the Board established and executed a rigorous succession planning process to identify, evaluate and select a lead candidate for the role of CEO.
Leadership Transition
This process culminated on October 1, 2024, when Cencora’s Executive Vice President and Chief Operating Officer, Robert P. Mauch, PharmD, PhD, became our President and CEO, succeeding Steven H. Collis, who transitioned to the role of Executive Chairman of the Board. Concurrent with his appointment as CEO, Mr. Mauch also was appointed to the Board.
After considering multiple candidates and evaluating his performance and readiness for the role as described below, the Board determined that Mr. Mauch, who brings three decades of executive management experience in the pharmaceutical industry, was best suited to assume the CEO role and lead the Company. In making this determination, the Board considered a variety of factors, including Mr. Mauch’s institutional knowledge and performance as the Company’s Chief Operating Officer (“COO”). Mr. Mauch joined the Company in 2007 and has held roles of increasing responsibility across our business, including leading all of Cencora’s domestic and international business units as COO. Since joining the Company, Mr. Mauch has helped lead Cencora’s transformation into a united, global provider of pharmaceutical-centered healthcare solutions. Furthermore, he has a deep and thorough understanding of the evolving healthcare landscape, which will be invaluable to Cencora as we continue to create shareholder value and advance our purpose of creating healthier futures.
Succession Planning Process
The selection of Mr. Mauch as our new CEO was the culmination of the Board’s deliberate and thoughtful approach to succession planning over a multi-year period, led by our Lead Independent Director and our Compensation and Succession Planning Committee Chair, with input from our former CEO and current Executive Chairman. At the outset of the process, the Board engaged a global consulting firm that specializes in talent strategies for organizations. With input from each director, the Board developed a profile to identify a candidate capable of successfully managing Cencora’s global healthcare solutions businesses, driving innovation, and delivering long-term stakeholder value. Potential candidates were evaluated through an in-depth assessment process, and development plans were created for the top internal candidates. After considering and evaluating candidates with unique skills, experiences and capabilities, in March 2024 the Board selected Mr. Mauch as Cencora’s next CEO. To support the CEO transition and Board continuity, the Board determined that it was in the best interests of Cencora and its shareholders to have Mr. Collis assume the role of Executive Chairman on October 1, 2024 in order to benefit from Mr. Collis’ leadership and expertise in fiscal 2025.
Board Leadership
Our Board retains the flexibility to determine the optimal leadership structure for the Company and our shareholders because we believe that our shareholders benefit most when our Board has the freedom to make decisions that are in the best interests of the Company, rather than pursuant to a predetermined policy. Accordingly, our corporate governance principles do not require the Chairman to be independent or for the roles of Chairman and CEO to be separate; instead, our corporate governance principles enable our Board to determine the best leadership structure at a given point in time. Notwithstanding the foregoing, our corporate governance principles do provide that, if the Chairman is not an independent member of the Board, then a Lead Independent Director must be elected annually from among the independent directors by a majority vote of the independent directors. We believe that this leadership structure fosters innovative, responsive, and strong leadership for the Company as a whole and is best suited for the Company at this time. Furthermore, we believe that our governance structure establishes a dynamic leadership role for the Lead Independent Director that, together with independent committee leadership, provides a meaningful counterbalance to the Executive Chairman and maintains independent and effective oversight of management. In connection with the appointment of Mr. Collis as the Executive Chairman, the Board reviewed and refined certain responsibilities of the Lead Independent Director and the Executive Chairman to reflect their respective roles during the CEO transition as described below.

24	2025 Proxy Statement

Board and Governance Matters
Lead Independent Director
Mr. Durcan began his service as our Lead Independent Director immediately following the 2023 Annual Meeting of Shareholders. The Board continues to believe that Mr. Durcan provides sound independent leadership in the boardroom. He brings important skills and qualifications to the role, including substantial experience in strategic planning, global markets and technological innovation gained through his experience as a chief executive officer and chief operating officer of a publicly traded company and his service on other public company boards. Mr. Durcan also has strong working relationships with his fellow directors.
The Lead Independent Director’s authority and responsibilities include:

  preside at all meetings of the Board at which the Executive Chairman is not present call, set the agenda for and chair executive sessions of the non-employee directors has authority to call a Board meeting and/or a meeting of non-employee directors in collaboration with the CEO, set the Board meeting agendas and schedule to ensure that there is sufficient time for discussion of all agenda items serve as the Board contact for the CEO and management team advise the CEO regarding the quality, quantity and timeliness of information provided to the Board by management meet one-on-one with the Executive Chairman after each regularly scheduled Board meeting serve as a liaison between the Executive Chairman and the non-employee directors serve on the Executive Committee

  advise the chairs of the Board committees and assist them in the management of their workloads with the chair of the Compensation Committee, take a leading role in succession planning for the CEO support the chair of the Governance Committee in overseeing the annual self-assessment process for the Board and each committee, interviewing and recommending candidates for the Board and recommending Board committee assignments is available for communication and consultation with major shareholders as appropriate perform such other functions and responsibilities as set forth in our corporate governance principles or as requested by the Board or the non-employee directors from time to time

The Board maintains processes that provide it with opportunities to examine and reassess the effectiveness of our leadership structure, including the performance of our Executive Chairman and our Lead Independent Director. These topics are reviewed through annual evaluations, under the oversight of our Governance Committee. The Compensation Committee, in accordance with its charter and under the oversight of the Lead Independent Director, also annually reviews the performance of, and the succession plan for, the CEO.
Executive Chairman
The Executive Chairman’s primary responsibilities are to support effective Board governance and the CEO during the transition period. Mr. Collis served as President and CEO of the Company from July 2011 through September 2024 and as Chairman of the Board from March 2016 through September 2024. Effective October 1, 2024, he assumed the role of Executive Chairman. As previously disclosed, the Board determined that it is in the best interests of the Company and its shareholders for Mr. Collis to serve as Executive Chairman until his retirement from the Board on September 30, 2025. As Executive Chairman, and in collaboration with the Lead Independent Director, Mr. Collis is responsible for leading productive Board meetings. In this role, he facilitates assimilation of new directors and assists the Board in its oversight responsibilities, including with respect to Company risks. At the request of Mr. Mauch as President and CEO, Mr. Collis also provides advice on key issues and support in select strategic projects to ensure continuity.

2025 Proxy Statement	25

Board and Governance Matters
Board Committees
There are five standing committees of the Board that, together with the Executive Committee, are the primary committees with delegated oversight of the Company’s operations:

Standing Committees:

Audit Committee	Finance Committee

Compensation Committee	Governance Committee

Compliance and Risk Committee

Our Audit, Compensation, and Governance Committees are each chaired by and composed solely of independent directors, and a majority of the directors serving on our Compliance and Risk Committee and Finance Committee are independent directors. Our non-employee directors are encouraged to, and often do, have direct contact with members of our senior management team outside the presence of our executive officers. Our Executive Committee is composed of our Executive Chairman, Lead Independent Director, CEO, and the chairs of the five standing committees, and has authority to act in between regularly scheduled meetings of the Board. The Executive Chairman serves as the chair of the Executive Committee.
The Board believes that changing committee assignments from time to time strengthens our corporate governance practices and enhances each committee’s objective review of management.

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Board and Governance Matters

Audit Committee

Key responsibilities
•Appoints, and has authority to terminate, our independent registered public accounting firm.
•Pre-approves all audits and permitted non-audit services provided by the Company’s independent registered public accounting firm.
•Reviews and discusses the independence of our independent registered public accounting firm.
•Reviews and discusses with management and our independent registered public accounting firm the Company’s audited financial statements and interim quarterly financial statements as well as management’s discussion and analysis of the statements as set forth in Forms 10-K and 10-Q filed with the SEC.
•Approves the audit committee report as required by SEC rules.
•Discusses with management and/or our independent registered public accounting firm significant financial reporting issues, judgments made in connection with the preparation of our financial statements, and the adequacy of our internal control over financial reporting.
•Reviews the internal audit function, internal audit plans and internal audit reports and recommends changes, if necessary.
•Reviews the appointment, performance and replacement of our chief audit executive.
•Assists the Board with oversight of the Company’s compliance with legal and regulatory requirements, including, as appropriate, participating in oversight of enterprise risk management.
•Discusses the Company’s guidelines, policies and practices with respect to the assessment, management and mitigation of risks.
•Reviews and approves all related persons transactions in accordance with our Related Persons Transactions Policy.
•Reviews, at least annually, our information technology security program and reviews and discusses the controls around cybersecurity, including the development of a cyber strategy and our business continuity and disaster recovery plans.
•Establishes and oversees procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by Company employees regarding concerns of questionable accounting or auditing matters.

Committee Members Dennis M. Nally (Chair) Werner Baumann Richard W. Gochnauer All members are independent Fiscal 2024 meetings: 9 Report The Report of the Audit Committee is on page 91

2025 Proxy Statement	27

Board and Governance Matters

Compensation and Succession Planning Committee

Key responsibilities
•Reviews and approves our executive compensation strategy and the levels and mix of compensation elements of total compensation for the Executive Chairman, the President and CEO, and other members of executive management.
•Evaluates performance of management annually.
•Ensures our executive compensation strategy aligns with shareholder interests.
•Considers and approves any compensation practices related to ESG and coordinates with the Governance Committee on these practices, as appropriate.
•Administers, monitors, and reviews the Company’s clawback policies and the clawback, recoupment and forfeiture provisions contained in the Company’s equity and cash incentive compensation programs.
•Reviews and discusses with management the Compensation Discussion and Analysis and other disclosures about executive compensation that are required to be included in our proxy statement and Annual Report on Form 10-K.
•Prepares a compensation committee report as required by SEC rules.
•Establishes guidelines for the administration of, and grants awards under, our incentive compensation plans, with discretion to adjust compensation upward or downward.
•Has sole authority for retaining any consulting firm used to assist the committee in its evaluation of the compensation of the President and CEO or any other executive officer and for evaluating the independence of such consulting firm.
•Monitors the activities of our internal Benefits Committee, including the Benefits Committee’s oversight of the administration and investment performance of our retirement plans.
•Oversees the administration of our health and welfare plans.
•Reviews with management and makes recommendations relating to succession planning and talent development.
•Has authority to delegate any of its responsibilities to a subcommittee or internal committee as it deems appropriate in its sole discretion.

Committee Members
Kathleen W. Hyle (Chair)
Werner Baumann
Lorence H. Kim, M.D.
Dennis M. Nally
All members are independent
Fiscal 2024 meetings: 7
Report
The Report of the Compensation Committee is on page 67

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Board and Governance Matters

Compliance and Risk Committee

Key responsibilities
•Oversees the implementation by management of an enterprise risk management program that is designed to assist the Company with monitoring and mitigating compliance, legal, regulatory, and operational risks related to the business, including emerging risks.
•Assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements and reviews all significant litigation and internal and government investigations with the appropriate members of management (other than matters reserved for oversight by the Audit Committee or the Special Litigation Committee).
•Reviews and oversees the Company’s compliance program and meets regularly with the Company’s Chief Compliance Officer to discuss matters within the committee’s oversight responsibility.
•Reports to the Board regarding the Company’s compliance functions and related risks.
•Oversees compliance with our Code of Ethics and Business Conduct.
•Assists the Board with overseeing the Company’s Controlled Substances Monitoring Program, including through quarterly reports from the Chief Diversion Control Officer.
•Reviews the appointment and performance of the Company’s Chief Compliance Officer and Chief Diversion Control Officer.

Committee Members Redonda G, Miller, M.D. (Chair) Ornella Barra Richard W. Gochnauer Lon R. Greenberg Fiscal 2024 meetings: 5

Finance Committee

Key responsibilities
•Provides oversight of our capital structure and other issues of financial significance to the Company.
•Reviews the Company’s funding and capital needs and makes recommendations to the Board with respect thereto.
•Reviews the adequacy of the Company’s liquidity, and proposed financing plans, credit facilities, and other financing transactions.
•Reviews our dividend policy and tax planning strategies.
•Reviews and proposes issuance or sale of our stock, stock repurchases, redemptions and splits.
•Reviews financial strategies developed by management to meet changing economic and market conditions.
•Reviews proposed major capital expenditures or commitments.
•Reviews proposed material acquisitions, divestitures, joint ventures, and other transactions involving the Company and periodically reviews performance and progress of completed acquisitions and capital spending projects.

Committee Members Lorence H. Kim, M.D. (Chair) Ornella Barra Kathleen W. Hyle Fiscal 2024 meetings: 5

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Board and Governance Matters

Governance, Sustainability and Corporate Responsibility Committee

Key responsibilities
•Reviews and makes recommendations to the Board about corporate governance and the Company’s corporate governance principles.
•Identifies and discusses with management the risks, if any, relating to the Company’s corporate governance structure and practices.
•Oversees the Company’s sustainability and corporate responsibility strategy and practices, including the Company’s ESG reporting and disclosure practices.
•Oversees the Company’s social strategy and practices, including with respect to DEI.
•Receives regular reports from the Company’s Global ESG Impact Council and oversees the Company’s support for charitable organizations, including the Cencora Impact Foundation and the Cencora Team Assistance Fund.
•Recommends selection and qualification criteria for directors and committee members and identifies and recommends qualified candidates to serve as directors of the Company, including those recommended by shareholders.
•Reviews and makes recommendations relating to succession planning for our Board and Board committee leadership positions and prepares for Board vacancies.
•Oversees orientation of directors and continuing education of directors in areas related to the work of our Board and the directors’ committee assignments.
•Makes recommendations regarding the size and composition of our Board and the composition and responsibilities of Board committees.
•Oversees the evaluation of our Board and the Board committees and reviews the committee assignments.
•Reviews and makes recommendations to our Board regarding non-employee director compensation.
•Has sole authority for retaining and terminating any third-party firm used to assist in the annual Board and Board committee evaluation and with evaluation of the compensation of directors, and for evaluating the independence of such firm.

Committee Members Lon R. Greenberg (Chair) Redonda G. Miller, M.D. Lauren M. Tyler All members are independent Fiscal 2024 meetings: 4

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Board and Governance Matters
The Board’s Role and Responsibilities
Oversight of Risk Management
Our Board considers specific risk topics throughout the year, including risks associated with government regulation as well as with our strategic objectives, business plan, operations, distribution of controlled substances, corporate responsibility, compensation, information technology (including cybersecurity), and capital structure, among many others. Each quarter, our Chief Financial Officer (“CFO”) reports to the Board on the Company’s financial performance and discusses actual performance as compared to our business plan. Our executive officers and the leaders of our principal business units report regularly to the Board about the risks and exposures related to their areas of responsibility. The Board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business.
We have a Chief Compliance Officer who oversees our corporate compliance program, including our:
•Office of Compliance;
•compliance audits;
•compliance training;
•compliance with our Code of Ethics and Business Conduct; and
•reporting, investigation and corrective action program.
We also have an internal Compliance Committee composed of senior management that supports the Chief Compliance Officer in fulfilling his or her responsibilities and driving corporate adherence to our compliance program, Code of Ethics and Business Conduct and related policies and procedures. Our Chief Legal Officer, Chief Compliance Officer and Chief Diversion Control Officer regularly report to the Compliance and Risk Committee and to the full Board on corporate compliance matters, the status of our compliance programs (including our diversion control program described below), calls to our hotline and any other material developments.
Each Board committee reports to the Board at every regular Board meeting on the topics discussed and actions taken at the most recent committee meeting, including with respect to oversight of the risks that have been delegated to each such committee. The Board discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

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Board and Governance Matters
Role of the Board, Committees and Management
The Board executes its oversight responsibility for risk management directly and through delegation to its five standing committees, as follows:

Board of Directors
Oversees Major Risks
•Strategic and competitive •Financial •Brand and reputational	•Legal and regulatory •Operational	•Cybersecurity •CEO succession planning

Audit Committee	Compensation and Succession Planning Committee	Compliance and Risk Committee

Primary Risk Oversight:	Primary Risk Oversight:	Primary Risk Oversight:

•Internal controls •Financial statements •Audits and auditor relationship •Related party transactions •Cybersecurity •Internal audit	•Executive compensation •Equity-based incentive plans •Talent management •Succession planning	•Enterprise risk management •Legal, regulatory and compliance •Code of Ethics and Business Conduct

Finance Committee	Governance, Sustainability and Corporate Responsibility Committee

Primary Risk Oversight:	Primary Risk Oversight:

•Capital allocation •Mergers and acquisitions •Insurance •Tax (oversight shared jointly with the Audit Committee)	•Governance structure and processes •Corporate responsibility •Investor relations •Political engagement •Board succession planning

Management
Key Risk Responsibilities
•Business units identify and manage business risks
•Compliance team oversees continued compliance with laws and regulations, including diversion control
•Internal audit provides assurance on design and effectiveness of internal controls and governance processes

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Board and Governance Matters
Oversight of Controlled Substances
The Board oversees our compliance policies and practices, including our sophisticated diversion control program through which the Company provides daily reports directly to the Drug Enforcement Administration (“DEA”) about the quantity, type, and receiving pharmacy of every order of controlled substances that we distribute. Additionally, the Board periodically visits Company facilities, which provides the directors with an opportunity to observe the Company’s operations and to interact with employees outside of the boardroom.
Cencora has a longstanding commitment to ensuring a safe and efficient pharmaceutical supply chain. Our wholesale pharmaceutical distribution business plays a key, but specific, role of providing safe access to thousands of important medications to enable healthcare providers to serve patients with a wide array of clinical needs across the healthcare spectrum. We have taken substantial steps to help prevent the diversion of controlled substances and are committed to joining other healthcare stakeholders, government entities, civic organizations, law enforcement agencies and individuals to help address the opioid epidemic.
Our Board oversees risk management and considers specific risk topics on an ongoing basis, including risks associated with the Company’s distribution of opioid medications. Our Compliance and Risk Committee provides further oversight on these matters and expertise at the Board level. The Board (and/or the Compliance and Risk Committee) receive at least quarterly updates on our anti-diversion program, the status of pending litigation related to the distribution of opioids, legislative and regulatory developments related to controlled substances, and shareholder feedback.
Our Role in the Supply Chain
Our wholesale distribution business manages the secure transportation of Food and Drug Administration (“FDA”) approved medications, a small part of which includes opioids and other controlled substances, from manufacturers to neighborhood pharmacies and pharmacy chains as well as hospitals, nursing homes, hospices and other clinical settings. Distributors do not manufacture or create supply or demand for opioids. The distribution of opioid medicines represents less than one percent of our annual revenue, and we do not offer our sales team members incentives based on opioid sales.
In fulfilling our Company’s purpose to create healthier futures, Cencora is dedicated to providing efficient and safe access to all FDA-approved medications through our wholesale distribution business. Wholesale distribution serves as a physical link between manufacturers and the healthcare providers that ultimately serve patients.

Patients	Doctors	Pharmacies

Patients go to doctors for medical care and treatment for health concerns	Doctors prescribe medications (including controlled substances) for patients and send prescriptions to the pharmacy	Pharmacies and hospitals place orders with distributors for controlled substances and dispense directly to patients with a prescription

Distributors	Manufacturers	DEA

Distributors handle logistics and transport of controlled substances based on prescriptions written by doctors and other healthcare providers	Manufacturers develop controlled substances that are approved by the FDA and bought by distributors	The DEA, the federal government's drug enforcement body, sets quotas for the number of controlled substances manufacturers are allowed to produce

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Board and Governance Matters
Internal Controls and Anti-Diversion Practices
Ensuring the safety and security of wholesale distribution has always been paramount. To achieve this, we continuously evaluate, enhance, strengthen and expand the proven measures that we have implemented to maintain the integrity of every order we ship. These processes include:

Due Diligence
•We perform extensive due diligence on customers who intend to purchase controlled substances from us and vet discovered information through a best-in-class diversion control team of internal and external experts before granting them permission to purchase. Once approved, customers are subject to ongoing due diligence to identify and mitigate potential issues.

Order Monitoring
•We maintain an order monitoring program with sophisticated technology that tests every controlled substance order against established governing criteria.
•Orders identified as suspicious are canceled and reported to the DEA and relevant state agencies.

Daily Reporting	•We provide daily reports to the DEA of all controlled substances, including the quantity, type and recipient of each shipped order.

Licensing
•We ensure that all customers are appropriately licensed by regulatory agencies and continuously monitor those customers for "red flag" behavior.
•We discontinue customer relationships where we believe that there is an increased potential for diversion by the customer.
•We support law enforcement efforts to investigate entities that attempt to divert controlled substances.

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Board and Governance Matters
Oversight of Corporate Responsibility
Creating healthier futures is at the foundation of everything we do, and our purpose directly inspires our global corporate responsibility strategy. We believe that when we deliver on our purpose, we enhance access to healthcare and accelerate better patient outcomes in communities everywhere.
We are committed to continually evolving our corporate responsibility strategy and governance approach. The ongoing growth of our business and brand on a global scale provides meaningful opportunities to ensure that our approach to corporate responsibility aligns with the current state and future vision for our business. Our efforts to enhance our corporate responsibility strategy routinely involves engaging a diverse set of internal and external stakeholders to understand the primary issues where Cencora has the greatest impact.
The governance and ongoing execution of our global corporate responsibility strategy is the responsibility of leaders and key internal partners across the Cencora enterprise. Our global corporate responsibility strategy, program, and goals have direct oversight and approval by the Board, key Board committees, executive management, and the Global Corporate Responsibility Impact Council.

Board of Directors	Decision-making body responsible for risk management assessment and alignment to business ethics and the highest standards of integrity.

Key Committees
The Governance Committee oversees corporate responsibility strategy and practices and makes recommendations to the Board.
The Audit Committee, Compliance and Risk Committee, and Compensation Committee oversee specific aspects of the corporate responsibility strategy.

Global Corporate Responsibility Impact Council
Ensures the integration and coordination of Cencora’s corporate responsibility strategy and practices with business strategy and policy.
Provides guidance and input to determine areas that should be the highest level of priority for the enterprise.

Management	Business segments and corporate functions support the integration of our corporate responsibility priorities in line with our purpose.
For more information on the Company’s approach to Corporate Responsibility, please see our most recent report at www.cencora.com/our-impact/esg.
The information on the Cencora corporate responsibility webpage, the Corporate Responsibility Report, or any other information on the Cencora website that we refer to herein is not incorporated by reference into, and does not form or constitute, any part of this proxy statement. Any targets or goals discussed in our Corporate Responsibility Report may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, certain statistics and metrics disclosed in the Corporate Responsibility Report are estimates and may be based on assumptions that turn out to be incorrect. Cencora does not undertake or assume any obligations to update or revise such information, whether as a result of new information, further events or otherwise.
Oversight of Cybersecurity and Other Information Technology
Cybersecurity is among the risks identified by our Enterprise Risk Management Team for Board-level oversight. While the full Board retains overall oversight of cybersecurity, the Board has delegated to its Audit Committee oversight of the Company’s information technology security program and the controls around cybersecurity and to its Compliance and Risk Committee oversight of an enterprise risk management program that is designed to assist with monitoring and mitigating operational risks. The Audit Committee and Compliance and Risk Committee meet every quarter. The Audit Committee is updated as needed on cybersecurity threats, incidents, and programs, and the Compliance and Risk Committee is updated as needed on new developments in our cybersecurity risk profile. After each such meeting, the respective chairs of the Audit Committee and Compliance and Risk Committee provide a report to the full Board on the committee meeting. Senior leadership, including our Chief Data and Information Officer and Chief Information Security Officer, routinely update and report to the Board, the Audit Committee, and the Compliance and Risk Committee, as appropriate, on our cybersecurity and information security risks and the

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Board and Governance Matters
management of such risks, our data governance and usage, our technology infrastructure, our training and compliance efforts, and implications for our business strategy. In addition to the information provided in these meetings, members of our Board have access to continuing education, which includes topics relating to cybersecurity risks.
Please refer to Item 1C. Cybersecurity in Part I of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for additional information regarding cybersecurity matters.
Oversight of Executive Compensation
We conducted an internal risk assessment of our compensation policies and practices, including those relating to our named executive officers (“NEOs”). We concluded that our compensation policies and practices do not promote behaviors that could put the organization at legal, financial, or reputational risk. We have reviewed our risk analysis with the Compensation Committee. The risk assessment process included, among other things, a review of all key incentive compensation plans to ensure they are aligned with our pay-for-performance philosophy and include performance metrics that support corporate goals. The objective of this process was to identify any compensation plans and practices that may encourage unnecessary or excessive risk-taking that could have a material adverse effect on the Company. No such plans or practices were identified. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. Various factors mitigate the risk profile of our compensation programs, including, among others:
•Performance targets under our cash incentive programs are tied to a number of different financial metrics to avoid placing undue emphasis on any particular metric at the expense of other aspects of our business;
•Maximum caps on payouts have been established for our annual cash incentive programs, including under our cash bonus plan;
•Equity awards under our performance plan have maximum caps and are forfeited entirely if the threshold performance metrics are not achieved;
•The performance plan ties 60% of the annual equity award to performance shares that are dependent on financial metrics achieved over a three-year period to ensure executive officer accountability for our long-term measures of success;
•The remaining 40% of the annual equity award is in RSUs and also vests over a multi-year period to encourage retention and to focus on long-term growth and creating value for shareholders;
•Stock ownership requirements align the interests of our executive officers with those of our shareholders;
•We have effective management processes for developing annual business plans and a strong system of internal financial controls; and
•A broad-based group of functions - including human resources, finance, and legal - oversee aspects of our cash and equity incentive programs.
We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met.
Director Engagement
Director Attendance
The Board met 16 times during fiscal 2024, seven of which were special meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during fiscal 2024 and (ii) the total number of meetings held by each committee of the Board on which such director served during fiscal 2024. Directors are expected to attend our annual meetings pursuant to our corporate governance principles and we expect all our director nominees to virtually attend the 2025 Annual Meeting. All of our directors virtually attended the 2024 Annual Meeting of Shareholders.
Meetings of the Independent Directors
The independent directors meet prior to the commencement of each of the regularly scheduled committee meetings. Additionally, the independent directors, together with our one additional non-management director, meet after each regularly scheduled meeting of the full Board. The Lead Independent Director presides at each such meeting and, if the Lead Independent Director is not present, the committee chairs preside on a rotating basis.

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Board and Governance Matters
Board Education and Onboarding
We provide our directors with comprehensive orientation upon joining the Board, which is overseen by the Governance Committee. Director orientation familiarizes new directors with our business and strategic plans, significant financial, accounting and risk management issues, compliance programs, policies and other controls, and our executive officers. The orientation also addresses Board procedures, our corporate governance principles and our Board committee charters. Additionally, our new directors attend at least one meeting of each committee as part of their onboarding process. We also offer continuing education programs, reimbursement for external educational programs, and opportunities to attend commercial director education seminars to help our directors maintain their expertise in areas related to board responsibilities and their specific committee assignments. Ongoing education includes two hours of annual compliance training for each director. We also provide our directors with full membership to the National Association of Corporate Directors to provide a forum for them to maintain their insight into leading governance practices and exchange ideas with peers.
Board Evaluation Process
We conduct a comprehensive annual review process for the Board and each of its committees, which is led by the chair of our Governance Committee and our Lead Independent Director. As required by our corporate governance principles, the review occurs annually. The process involves discussion and planning for both Board succession and committee rotation, including with regard to the skills needed to continue to represent the long-term interests of our shareholders. Either the chair of our Governance Committee, the Lead Independent Director, or an independent, third-party governance expert interviews each director to obtain his or her assessment of the effectiveness of the Board and the committees on which he or she serves, as well as director performance and Board dynamics. The Lead Independent Director led the evaluation process in fiscal 2024. In advance of the interview, each member of a committee receives a questionnaire soliciting feedback. During the interview, each director is asked to provide an assessment of the performance of the Board and the relevant committee(s). We also solicit suggestions for enhancing the performance, dynamics, time-management, and functioning of the Board and each committee, as well as proposed focus areas for the Board and the committees in the upcoming year. The results of the individual interviews and assessments are compiled in a report, which the Lead Independent Director presents to the full Board for review, discussion and determination of action items. The annual review by the Board of the corporate governance principles, and by each committee of its charter, is an additional component of the evaluation process through which the directors consider corporate governance best practices and trends for the Board as a whole and identify new areas of focus for the different committees. The full Board reviews and discusses recommended revisions to the corporate governance principles and committee charters before voting on their approval.
Director Communications
Interested parties who wish to communicate with the full Board, the non-employee directors, an individual director or a Board committee may submit communications at any time in writing to: Corporate Secretary, Cencora, Inc., 1 West First Avenue, Conshohocken, PA 19428. Cencora’s Corporate Secretary will determine, in his or her good-faith judgment, which communications will be relayed to the Lead Independent Director and other non-management directors. All such correspondence should identify the author as a shareholder or other interested party and clearly state the intended recipient. Communications received may be reviewed by the Corporate Secretary for the sole purpose of determining whether it is appropriate. In general, the following types of communication are not related to the duties and responsibilities of the Board and are therefore not appropriate: spam and similar junk mail and mass mailings, unsolicited advertisements or invitations to conferences or promotional material, product complaints, resumes or other job inquiries, and surveys.
Other Governance Policies and Practices
Code of Ethics and Business Conduct
The Board adopted our Code of Ethics and Business Conduct in May 2004. We review and revise the Code of Ethics and Business Conduct from time to time, most recently in August 2024. It applies to directors and employees, including executive officers, and is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual. Any waivers of the application of the Code of Ethics and Business Conduct to directors or executive officers must be approved by either the Board or the Compliance and Risk Committee.

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Board and Governance Matters
We have also adopted a Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC’s Regulation S-K. It applies to our President and CEO, our Executive Vice President and CFO and our Senior Vice President and Chief Accounting Officer.
Our Code of Ethics and Business Conduct and our Code of Ethics for Designated Senior Officers are posted on our website at investor.cencora.com/governance/policies. Additionally, any waiver or amendment to either code will be disclosed promptly on our website at investor.cencora.com/governance/policies.
Speculative Trading, Hedging and Pledging Prohibitions
Our Policy Statement Regarding Securities Transactions (the “Trading Policy”), which applies to all of our directors, officers, associates, consultants and contractors (collectively, “covered persons”), prohibits such covered persons from engaging in short sales of Cencora securities, or trades in puts, calls, or other options on Cencora securities. Additionally, the Trading Policy prohibits covered persons from engaging in transactions in financial instruments or other transactions that are designed to hedge or offset any decrease in the market value of Cencora securities or the full ownership risk and rewards of such covered person’s direct or indirect holdings in Cencora securities.
Additionally, the Company maintains a separate policy statement on hedging and pledging that applies to directors and executive officers. This policy prohibits directors and executive officers from holding Company securities in a margin account or from pledging Company securities as collateral for a loan; provided that an exception to this prohibition may be granted to a director or executive officer who desires to use Company securities as collateral for a loan at a time when he or she is unaware of material nonpublic information and demonstrates the capacity to (i) substitute non-Company securities as collateral for a margin loan or (ii) repay a loan without resort to any pledged Company securities.
Related Persons Transactions
Related Persons Transactions Policy
We have a written Related Persons Transactions Policy, which is posted on our website at investor.cencora.com/governance/policies. The Audit Committee must approve or ratify any transaction, arrangement or relationship exceeding $120,000 in which the Company and any related person has a direct or indirect material interest. This policy includes any series of transactions that exceeds $120,000 in the aggregate in any calendar year. Related persons include:
•directors and director nominees;
•executive officers;
•persons controlling more than 5% of our Common Stock;
•immediate family members of each of these individuals; and
•a firm, corporation or other entity in which any of these individuals is employed or is a partner or principal or in which any of these individuals has more than a 5% ownership interest.
Related persons must notify our Executive Vice President and Chief Legal Officer in advance of any proposed transaction with us. They must explain the principal features of the proposed transaction, including its potential value and benefit to the Company. Our Executive Vice President and Chief Legal Officer will refer all proposed related person transactions exceeding $120,000 to the Audit Committee for review.
The Audit Committee will consider the proposed transaction at its next regularly scheduled meeting. In reviewing the proposed transaction, the Audit Committee will take into account those factors it considers appropriate, including the business reasons for the transaction and whether the terms of the transaction are fair to the Company and no less favorable than would be provided by an unaffiliated third party. The Audit Committee will also consider, if applicable, whether the proposed transaction would impair the independence of a director or present an improper conflict of interest for directors, director nominees or executive officers. Directors with an interest in any proposed transaction will not vote on the proposed transaction. The Audit Committee will review annually any ongoing or continuous related person transactions.
Related Persons Transactions
WBA, through Walgreens Boots Alliance Holdings LLC, controls more than 5% of our Common Stock, and transactions between us and WBA are subject to our Related Persons Transactions Policy. In fiscal 2024, transactions between the

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Board and Governance Matters
Company and WBA accounted for approximately 26% of our revenues and 37% of our receivables as of September 30, 2024. For fiscal 2024, revenue from various agreements and arrangements with WBA was $76.5 billion, and the Company’s receivable, net of incentives, was $9.0 billion as of September 30, 2024.
As previously disclosed, in March 2013, we established a strategic relationship with WBA. As part of that strategic relationship, we entered into various agreements and arrangements with WBA and certain of its affiliates, including a 10-year pharmaceutical distribution agreement, pursuant to which we distribute branded and generic pharmaceutical products to WBA (the “US PVA”), and a generics purchasing services arrangement that provides us with the ability to access generics and related pharmaceutical products through a global sourcing arrangement with Walgreens Boots Alliance Development GmbH (the “WBAD Arrangement”).
In addition, the Shareholders Agreement contains, among other things, certain restrictions on WBA’s ability to transfer its shares of our Common Stock. The Shareholders Agreement also contains certain standstill provisions that, among other things and subject to certain exceptions, prohibit WBA from acquiring additional shares of our Common Stock. The standstill provisions prohibit WBA from entering into voting agreements or granting a proxy to any other person; participating or engaging in a proxy solicitation with respect to Cencora; seeking to control or influence the management or policies of Cencora; or entering into or proposing a merger, business combination or other similar extraordinary transaction involving Cencora. The foregoing restrictions do not prohibit WBA from, subject to certain requirements, making private proposals to Cencora subject to the approval of our Board, or competing with third-party acquisition proposals. The Shareholders Agreement also contains various provisions relating to Board representation, voting arrangements, registration rights and other matters. The subsidiaries of WBA that hold our Common Stock (including Walgreens Boots Alliance Holdings) are also subject to the above-mentioned restrictions and provisions.
Under the Shareholders Agreement, WBA became entitled to designate a director to our Board when it, together with its subsidiaries, achieved ownership of 5% or more of our Common Stock. Ornella Barra is currently serving on our Board as WBA’s designee and is a nominee for re-election as a director. Ms. Barra has served as a director of the Company since January 2015 and is a member of our Compliance and Risk Committee and Finance Committee.
WBA is entitled to designate a second director to our Board if it, together with its subsidiaries, acquires in one or more open market transactions, a total of 19,859,795 or more shares of our Common Stock (subject to certain adjustments). If WBA divests its equity securities such that it owns less than 5% of the Common Stock, WBA will no longer be entitled to designate any directors to the Board, and the Shareholders Agreement will, subject to certain exceptions, terminate.
For so long as WBA has the right to designate a director to our Board, subject to certain exceptions, including matters related to acquisition proposals, WBA will be obligated to vote all of its shares of our Common Stock in accordance with the recommendation of the Board on all matters submitted to a vote of our shareholders (including the election of directors).
As previously disclosed, in June 2021, we acquired a majority of WBA’s Alliance Healthcare businesses for $6.275 billion in cash, subject to certain purchase price adjustments, and 2 million shares of our Common Stock. We also extended the US PVA and the WBAD Arrangement by three years through 2029 and entered into a distribution agreement pursuant to which we will supply branded and generic pharmaceutical products to WBA’s Boots pharmacies in the United Kingdom through 2031. We also entered into an Amended and Restated Shareholders Agreement, which amended and restated in its entirety the Shareholders Agreement and, among other things, increased by 1% the percentage of outstanding shares of our Common Stock, which WBA and its affiliates are permitted to hold.
Prohibition of Loans to Directors and Officers
Our corporate governance principles prohibit the Company from making any loans or extensions of credit to our directors or executive officers. We do not have any programs under which we extend loans to either directors or executive officers.

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Director Compensation
Overview
Elements of Director Compensation
Our director compensation program is designed to attract and retain qualified non-employee directors. Our program is intended to align with the director compensation of our peers (our fiscal 2024 peer companies are set forth on page 52). Our Governance Committee reviews non-employee director compensation regularly to confirm that it appropriately addresses time, effort, expertise, and accountability required of active Board membership. There were no changes to the Company’s non-employee director compensation program for fiscal 2024.
The following table summarizes the compensation earned or paid for service as a director during fiscal 2024 to each non-employee director. Ms. Barra, the WBA designee, waived her right to receive compensation as a non-employee director. Directors who are employees of Cencora receive no compensation for their service as directors or as members of Board committees.
Director Fees
Our director compensation program provides for an annual cash retainer plus an annual equity award of RSUs. Consistent with our overall compensation philosophy, the compensation program for non-employee directors targets total direct compensation (cash retainer and equity award) aligned with the median of our peer group.

Fiscal 2024 Annual Compensation for Non-Employee Directors	Additional Fiscal 2024 Annual Retainers ($)(1)(2)
	Committee Chair Fee
	•Audit Committee	25,000
	•Compensation and Succession Planning Committee	20,000
	•Compliance and Risk Committee	25,000
	•Finance Committee	20,000
	•Governance, Sustainability and Corporate Responsibility Committee	20,000

Lead Independent Director Compensation ($)
Annual retainer	125,000
Annual equity award	250,000
(1)Mr. Nally also received an annual retainer of $50,000 as the sole member of the Special Litigation Committee formed in 2020 to review and evaluate a derivative complaint related to Medical Initiatives, Inc., a subsidiary that ceased operations in 2014. The Delaware Court of Chancery granted the Special Litigation Committee’s motion to dismiss in November 2023, the Delaware Supreme Court affirmed the judgment in September 2024, and the Special Litigation Committee was subsequently dissolved.
(2)On January 12, 2024, a Special Litigation Committee was formed to review and evaluate a derivative complaint related to the distribution of controlled substances. During fiscal 2024, Mr. Baumann received $45,000 for serving as Chair of the Special Limitation Committee and Dr. Miller and Ms. Tyler each received $37,500 for serving as members.
Annual Retainers
A director may elect to have the annual retainer paid in cash, Common Stock or RSUs, or credited to a deferred compensation account. Payment of annual retainers in cash are made in equal quarterly installments.

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Director Compensation
Annual Equity Awards
On March 12, 2024, each of the non-employee directors (other than Ms. Barra, who waived compensation) received an annual grant of RSUs. The vesting period for these awards is one year from the date of grant, subject to continued service on the Board or following retirement by a director who, after reaching age 55, has an age plus years of continuous service with the Company that equals at least 65. These grants were made under the Company’s 2022 Omnibus Incentive Plan (“2022 Omnibus Incentive Plan”). A director may defer settlement of shares payable with respect to RSUs as described below.
Deferral and Other Arrangements
Directors have the option to defer all or any part of the annual retainer and to credit the deferred amount to an account under the Company’s Amended and Restated Deferred Compensation Plan (“Deferred Compensation Plan”). Payment of deferred amounts will be made or begin on the first day of the month after the non-employee director ceases to serve as a director. A director may elect to receive the deferred benefit (i) over annual periods ranging from three to 15 years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the Deferred Compensation Plan. Directors also have the option to forgo 50% or more of their annual cash retainers and receive either Common Stock or RSUs covering shares having a fair market value on the quarterly grant date equal to the amount of the foregone compensation. In addition, directors may defer settlement of any shares payable with respect to any RSUs (and any dividend equivalents) received either in lieu of the annual retainer or as the annual equity award to a later date.
Perquisites
We also provide our directors with a prescription drug benefit and reimburse them for the cost of education programs, transportation, food and lodging related to their service as directors.
Director Compensation Policies and Practices
Stock Ownership Guidelines

Position	Stock Ownership Guidelines	Compliance Period	Current Status
Non-employee director	5 times annual cash retainer	5 years from Board election	Met or in the process
We require our non-employee directors to own shares of our Common Stock to align their interests with those of our shareholders and to provide an incentive to foster our long-term success. From and after the fifth year following their Board election, non-employee directors must own stock equal in value to at least five times the annual cash retainer. We may take unusual market conditions into consideration when assessing compliance. We confirm compliance with guidelines annually at the end of each fiscal year and, as of September 30, 2024, all of our non-employee directors (except Ms. Barra, who is the WBA designee and does not receive compensation) were in compliance with the stock ownership guidelines or had not yet completed their fifth year as a director.

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Director Compensation
Fiscal 2024 Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Ornella Barra(3)	—	—	—
Werner Baumann	145,594	290,032	435,626
D. Mark Durcan	125,000	250,024	375,024
Richard W. Gochnauer	100,000	200,162	300,162
Lon R. Greenberg	122,500	200,162	322,622
Kathleen W. Hyle	120,000	200,162	320,162
Lorence H. Kim, M.D.	120,000	200,162	320,162
Redonda G. Miller, M.D.	151,302	200,162	351,464
Dennis M. Nally	175,232	200,162	375,394
Lauren M. Tyler	138,094	290,032	428,126
(1)These include amounts earned for service as committee chairs and amounts deferred into our Deferred Compensation Plan. In fiscal 2024, Mr. Nally received 564 shares of Common Stock in lieu of a portion of his retainer, and Mr. Baumann and Ms. Tyler each received 453 RSUs in lieu of a portion of their respective retainers.
(2)As of September 30, 2024, each of the non-employee directors held the following outstanding RSUs:

Name	Number of Outstanding RSUs (#)
Ms. Barra	—
Mr. Baumann	1,776
Mr. Durcan	2,251
Mr. Gochnauer	3,401
Mr. Greenberg	9,081
Ms. Hyle	2,041
Dr. Kim	2,735
Dr. Miller	843
Mr. Nally	2,041
Ms. Tyler	1,776
The amounts reported represent the grant date fair value for equity awards shown in accordance with Accounting Standards Codification (“ASC”) 718, disregarding the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by the directors in fiscal 2024. See Note 10 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for assumptions used to estimate the fair values of RSUs granted during fiscal 2024.
(3)Ms. Barra, the WBA designee, waived her right to receive compensation as a non-employee director.

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Executive Compensation

ITEM 2	Advisory Vote to Approve the Fiscal 2024 Compensation of Cencora’s Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act, we are including this proposal, commonly known as a “say-on-pay” proposal, which gives our shareholders the opportunity to approve, on a non-binding advisory basis, the fiscal 2024 compensation paid to our NEOs through the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the fiscal 2024 compensation paid to Cencora's named executive officers, as disclosed in Cencora's proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”
In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis section beginning on page 44 for a detailed description of our executive compensation philosophy and programs, the compensation decisions of the Compensation Committee under those programs and the factors considered in making those decisions.
Cencora's executive compensation program is strongly focused on pay for performance principles. We emphasize a compensation philosophy that rewards our executive officers when they deliver targeted financial results and subjects a significant portion of their compensation to risk if they do not. The compensation of our NEOs varies depending upon the achievement of pre-established performance goals. Through stock ownership requirements and equity incentives, we also strive to align the interests of our executive officers with those of our shareholders and the long-term interests of Cencora. We believe that our executive compensation policies have enabled Cencora to attract and retain talented and experienced executives and have benefited Cencora over time. Accordingly, we believe that the fiscal 2024 compensation of our NEOs is reasonable and competitive, aligns with Cencora’s fiscal 2024 results and positions us for future growth.
We are asking our shareholders to approve on a non-binding advisory basis the fiscal 2024 compensation of our NEOs as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee; however, the Board and the Compensation Committee value shareholders’ opinions and, to the extent that any significant vote against the NEO compensation occurs, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are needed to address those concerns. The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2026 Annual Meeting of Shareholders, and the next say-on-frequency advisory vote will be held at our 2029 Annual Meeting of Shareholders.

The Board recommends that you vote FOR the advisory resolution approving the fiscal 2024 compensation of Cencora’s named executive officers as described in this proxy statement.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program during fiscal 2024, as well as how and why the Compensation Committee arrived at the specific compensation decisions for our NEOs for fiscal 2024.
Our NEOs
Our NEOs for fiscal 2024 are set forth in the following table.

Name	Title
Steven H. Collis*	Chairman, President and Chief Executive Officer
James F. Cleary	Executive Vice President and Chief Financial Officer
Robert P. Mauch*	Executive Vice President and Chief Operating Officer
Elizabeth S. Campbell	Executive Vice President and Chief Legal Officer
Silvana Battaglia	Executive Vice President and Chief Human Resources Officer
*    Effective with the start of fiscal 2025 on October 1, 2024, Mr. Mauch succeeded Mr. Collis as our President and CEO, and Mr. Collis became Executive Chairman of the Board.
Executive Summary
Our Company
Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our more than 46,000 team members worldwide contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures.
Fiscal 2024 Performance

Total Shareholder Return	Revenue	Adjusted Operating Income(1
26.2%	$294.0B up 12.1%	$3.6B up 10.9%

Adjusted Diluted EPS(1)	Adjusted Free Cash Flow(1)
$13.76 up 14.8%	$3.1B
(1)Adjusted Operating Income, Adjusted EPS and Adjusted Free Cash Flow are non-GAAP financial measures. See Appendix A for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results beyond those discussed in Appendix A, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

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Executive Compensation
Fiscal 2024 Business and Strategic Highlights
Cencora delivered strong performance in fiscal 2024, as we executed on our pharmaceutical-centric strategy, deepening our position at the center of healthcare, strengthening our strategic customer and partner relationships, providing robust services and solutions, and leading in Specialty. Revenue and Adjusted EPS grew by 12.1% and 14.8%, respectively, as we continued to benefit from broad-based utilization trends, execution by our team members, and our value-creating approach to capital deployment.
During fiscal 2024 we:
•Announced our leadership succession plan, with Robert P. Mauch assuming the role of President and CEO and Steven H. Collis transitioning into the role of Executive Chairman of the Board, effective at the start of fiscal 2025 on October 1, 2024;
•Grew consolidated Adjusted Operating Income by 10.9%, driven by (i) strength in our U.S. Healthcare Solutions segment, which benefited from solid utilization trends, including increased sales of Specialty products to health systems and physician practices, and the distribution of commercial COVID-19 vaccines, and (ii) growth in our International Healthcare Solutions segment, which was driven by increases in our Canadian business, our global specialty logistics business, and our less-than-wholly-owned Brazilian full-line distribution business; and
•Returned $1.9 billion to our shareholders through a combination of dividends and share repurchases, opportunistically repurchasing $1.5 billion of shares during the fiscal year.
We believe that Cencora is well-positioned to increase value for our stakeholders, now and in the future, through the strength of our well-defined strategy and purpose-driven culture.
Elements of Compensation
The Compensation Committee seeks to design an executive compensation program that incentivizes our management team to meet and exceed objectives that drive long-term value for all our stakeholders, while also promoting talent retention.
Our NEOs’ total direct compensation consists of three main components:

Base Salary	Short-Term Incentive Compensation	Long-Term Incentive Compensation

The Compensation Committee considers a multitude of factors in determining executive compensation objectives and targets for our NEOs, which are described in detail in the following sections. A substantial majority of NEO compensation is at-risk and/or variable, as it is tied to the Company’s performance, including its share price. Base salary is the only form of NEO fixed compensation.
Our compensation policies are designed to attract, incent, and retain talented executive officers. We believe that these policies have benefited Cencora over time and position us for continued growth in the future.
Pay and Performance Alignment
We emphasize compensation opportunities that reward our NEOs when they deliver results and strategic objectives. When setting executive compensation, the Compensation Committee considers job performance, scope of role, responsibilities, expected future contributions, internal pay equity, our peer group, and other market pay data.
As shown in the charts below, a significant portion of our NEOs’ compensation is incentive-based. In fiscal 2024, incentive compensation (comprised of annual cash bonus and equity incentive awards) accounted for approximately 91% of our CEO’s total target direct compensation and approximately 84% of the other NEO’s average total target direct compensation.
We believe that the fiscal 2024 compensation of our NEOs was aligned with our reported financial results and compensation objectives.

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Executive Compensation
Fiscal 2024 Compensation Design: Target Pay Mix(1)

CEO	Other NEOs

Performance shares	Restricted stock units

	Element	Award Type	Metrics(2)	Purpose	How We Achieve This

Fixed	Base Salary	•Cash	•N/A	•Provide a fixed and steady source of income. •Attract and retain top talent.	•Provide competitive salaries based on market data, qualifications, experience, role, responsibilities, performance, and internal pay equity.

At-Risk and/or Variable	Short-Term Incentive	•Cash	•40% Adjusted Operating Income •25% Adjusted EPS •25% Adjusted Free Cash Flow •10% ESG	•Motivate NEOs to improve financial performance year-over-year. •Reward NEOs who deliver targeted financial results, as well as key business objectives.	•Base annual incentive compensation on key business performance measures and annual operating plan. •Set objective goals for our metrics

	Long-Term Incentives	•Performance shares •RSUs	•75% Adjusted EPS CAGR •25% Average Annual Adjusted ROIC •+/- 15% relative TSR modifier (target payout requires relative TSR performance at the 55th percentile)	•Motivate NEOs to achieve superior business results over a three-year period. •Enhance alignment between NEOs’ and shareholders’ interests. •Support stock ownership requirements.
•Base long-term incentive compensation on key financial measures and our long-term operating plan.
•A relative TSR modifier based on industry comparator group with target goal set at above median performance.
•Require post-vest holding on 50% of earned performance shares for two years for the CEO and one year for the other NEOs.

(1)Long-term incentives reflect grant date value of the fiscal 2024 awards. Short-term incentives are shown at target. Percentages do not include the Leadership Awards (as defined on page 61).
(2)Adjusted Operating Income, Adjusted EPS, Adjusted Free Cash Flow and Average Annual Adjusted ROIC are non-GAAP financial measures. For the definition of Average Annual Adjusted ROIC, please see footnote 2 on page 59 of the Long-Term Incentive Equity Compensation section. See Appendix A for additional information regarding non-GAAP financial measures, including other definitions and GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results beyond those discussed in Appendix A, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

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Executive Compensation
Say-on-Pay Results and Shareholder Engagement

At our 2024 Annual Meeting of Shareholders, our say-on-pay proposal received approximately 94% support. The Board and Compensation Committee interpret this strong level of shareholder support as an endorsement of our current compensation program and past compensation decisions. Accordingly, there were no changes to our fiscal 2024 executive compensation program as a result of the say-on-pay vote results.

In addition to voting outcomes, including say-on-pay results, the Company conducts regular shareholder outreach and engagement, which provide critical inputs to our full Board and management to help inform their decision-making processes. We engage with shareholders throughout the year to seek their feedback on our governance and executive compensation practices, in addition to other topics important to our long-term growth and value creation.
As demonstrated in the chart below, we engaged with a number of our largest shareholders, as well as both proxy advisory firms, during fiscal 2024. Independent directors attended certain meetings to represent the perspective of the Board. We appreciate the opportunity to hear direct feedback from our shareholders.
Extensive Shareholder Outreach and Engagement(1)

We contacted	We met with	Director-led engagement
Engagement topics •CEO succession and transition plan •Board composition and succession planning •Executive compensation program design •ESG initiatives and reporting
of shares outstanding	of shares outstanding	of shares outstanding

Excluding WBA ownership of ~10%

of shares outstanding	of shares outstanding	of shares outstanding
(1)Reflects shareholder ownership as of September 30, 2024.
We discussed a range of important topics with shareholders during fiscal 2024, including our CEO succession announcement and transition plan, recent appointments to our Board, our corporate responsibility initiatives and reporting, and our executive compensation program design and disclosure. During these calls, shareholders generally expressed support for our executive compensation program.
For additional information on our Shareholder Engagement Program, please see page 7 of the Company Highlights section.

2025 Proxy Statement	47

Executive Compensation
Compensation Governance Best Practices
We believe that our executive pay is reasonable and provides appropriate incentives to our executive officers to achieve our financial and strategic goals without encouraging them to take excessive risks. The Board and its committees regularly evaluate major risks to our business, including how risks taken by management could impact the value of executive compensation.
Highlights of Our Executive Compensation Program — Linking Pay with Performance and Mitigating Risk

What We Do	What We Do Not Do

  Use financial metrics to make a substantial portion of executive pay contingent on performance.
  Engage with shareholders on compensation.
  Conduct an annual say-on-pay vote.
  Cap payouts under our annual cash bonus plan and performance share plans.
  Require our CEO to hold stock equal in value to six times his base salary, and our CFO and other NEOs to own stock equal in value to three times their respective base salaries.
  Require executive officers to retain all equity awards until required ownership levels are met.
  Require our CEO to hold 50% of performance share awards for two years after vesting and other NEOs to hold 50% of performance share awards for one year after vesting.
  Incorporate into our performance share award payout Company performance against broader industry peers in the form of a relative TSR modifier.
  Review peer group data, as available, and compensation survey data in establishing executive officer compensation.
  Have our CFO and Chief Accounting Officer review adjustments reflected in our reported, non-GAAP financial results with the Compensation Committee on a quarterly basis.
  Have the Compensation Committee determine whether to exercise discretion to modify the calculated payouts and approve the final payouts for the prior fiscal year’s incentive plans following fiscal year end.
  Apply robust clawback obligations to annual cash bonus and equity awards for executive officers.
  Require forfeiture of awards upon violation of restrictive covenants.
  Require a double-trigger for change in control payments.
  Consider burn rate in equity grant decisions and manage use of equity awards conservatively.

  Tie incentive compensation to specific product sales, including prescription opioid medication sales.
  Permit short sales, hedging, or pledging of our stock by our executive officers and directors.
  Backdate or retroactively grant RSUs.
  Pay dividends on unearned and unvested performance shares.
  Provide tax gross-ups in the event of a change in control.

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Executive Compensation
Compensation Philosophy and Objectives
The Compensation Committee supports a compensation philosophy for our NEOs that:

Aligns with long-term shareholder interests
•A substantial majority of our NEO compensation is equity-based.
•The majority of equity compensation has a three-year performance period and our performance shares have a post-vest holding period for our NEOs.
•Our NEOs are subject to stock ownership guidelines (6x for CEO and 3x for other NEOs).
•The Compensation Committee may exercise discretion.

Ensures a significant portion of compensation is at risk and/or variable
•Approximately 91% of the CEO’s and approximately 84% of other NEOs' total direct compensation is at-risk and/or variable.
•Outcomes are tied to the achievement of predetermined performance metrics.

▶	◀

▶	◀

Drives business goals and strategies that support long-term value and our purpose
•We emphasize performance metrics that incentivize and reward business and strategic performance.
•Incentive plan metrics measure financial and operational performance and are aligned with our purpose to create healthier futures.

Attracts and retains executive talent
•Our executive compensation program design considers market and peer practices to attract top executives in a competitive talent marketplace.
•A significant portion of our compensation is tied to long-term equity incentives to reward our NEOs for their performance and promote their retention.

Executive Compensation Decision-Making Process
Our Compensation Committee meets regularly to review and approve matters consistent with its delegated authority, including executive compensation strategy, individual pay packages, incentive plan designs and equity grant practices, performance and payouts for incentive plans, and CEO and other NEO performance, as well as to make recommendations on succession planning and talent development. The Compensation Committee reviews preliminary plan design and compensation proposals at least one meeting before considering formal approval, allowing its members to ask questions, request additional information or materials, and provide feedback.
In fiscal 2024, the Compensation Committee met seven times.

2025 Proxy Statement	49

Executive Compensation
Year-Round Compensation Planning

Year-Round

•Review adjustments reflected in the Company’s reported, non-GAAP metrics.
•Discuss a report from the Company’s internal Benefits Committee.
•The Compensation Committee’s independent compensation consultant attends all committee meetings and meets with Compensation Committee members independently, as needed.
•The Compensation Committee meets in executive session without management present, as needed.

1st Fiscal Quarter	2nd Fiscal Quarter	3rd Fiscal Quarter	4th Fiscal Quarter

•Assess incentive plan performance.
•Determine final payouts for the prior fiscal year, including whether to exercise discretion to modify the calculated payouts.
•Assess CEO performance for the prior fiscal year (without the CEO present).
•Review the CEO’s individual performance goals for the fiscal year.
•Consider feedback from shareholders regarding executive compensation.
•Set NEO compensation for the new fiscal year.
•Approve executive compensation program design, including the design and goals of incentive plans for the new fiscal year.
•Approve equity awards for the new fiscal year.
•Review, update, and approve the Compensation Committee’s annual governance items.
•Review the CD&A and approve the Compensation Committee’s Report for the annual proxy statement.

•Discuss the results of the Company’s say-on-pay vote at the Annual Meeting of Shareholders.
•Discuss the Company’s executive compensation strategy for the following fiscal year.
•Review the Company’s CEO succession and contingency readiness plan.
•Evaluate and discuss the Compensation Committee’s performance for the prior fiscal year.
•Individual Compensation Committee members may participate in shareholder outreach and engagement from time-to-time.

•Preliminary discussion on executive compensation program design for the next fiscal year.
•Review and approve the Company’s peer group for the next fiscal year.
•Review the Company’s talent process and key talent assessments.

•Discuss market trends for executive compensation and the positioning of the Company’s pay program as compared to market.
•Review preliminary estimates of incentive plan performance.
•Discuss proposed executive compensation plan design for the next fiscal year.
•Review preliminary recommendations on NEO compensation for the next fiscal year.
•Individual Compensation Committee members may participate in shareholder outreach and engagement from time-to-time.

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Executive Compensation
Roles and Responsibilities

Role of the Compensation Committee

•Responsible for the design of our executive compensation program, oversight of our incentive plans, and review of our executive talent development strategy and succession planning.
•Facilitates the Board’s annual assessment of the CEO’s performance.
•Reviews and approves the individual elements of compensation of our NEOs, including the awards made under our long-term incentive plan.
•Reviews and approves executive benefit plans, programs, and perquisites.
•Oversees our savings, retirement, health and welfare plans and has delegated the administration of our benefit plans to an internal Benefits Committee, composed of senior finance, human resources, and legal executives.
•As needed, participates in engagements with the Company’s largest shareholders to gather feedback on the Company’s executive compensation program and inform its decision-making process.
•Reviews and considers the voting results of the Company’s most recent say-on-pay vote.
•Reviews the individual performance goals of the CEO at the beginning of the fiscal year.

Role of Independent Compensation Consultant	Role of Management

•The Compensation Committee’s independent compensation consultant advises the Compensation Committee on all aspects of executive compensation, including: comparative data; competitive positioning of executive pay; plan design; long-term incentive pay practices; and market trends.
•As directed by the Compensation Committee, the compensation consultant prepares analyses and recommendations relating to the compensation of our NEOs, including pay recommendations for our CEO.
•The compensation consultant attends Compensation Committee meetings and meets with the Compensation Committee and its individual members without management present, as needed.

•Our CEO gives the Compensation Committee a performance assessment and pay recommendation for senior management, including each of the other NEOs, and does not participate in discussions regarding his own performance or pay determinations.
•Management, in consultation with the Compensation Committee’s independent compensation consultant, may also make recommendations on matters of compensation philosophy and plan design.
•Management may attend the Compensation Committee meetings, but they are not present when the Compensation Committee meets in executive session and they do not make recommendations regarding their own pay.

The Compensation Committee has sole authority to retain and terminate any consultant or other external advisor, and to approve the fees and other terms of engagement for such consultant or advisor. Each year, the Compensation Committee evaluates the qualifications, performance, independence, and potential for conflicts of interest of its compensation consultant and any other external advisors it may engage. This evaluation takes place at the beginning of the fiscal year in the case of an ongoing engagement or, in the case of a new consultant or advisor, prior to the selection and engagement of such consultant or advisor.

2025 Proxy Statement	51

Executive Compensation
Pearl Meyer & Partners (“Pearl Meyer”) served as the Compensation Committee’s compensation consultant during fiscal 2024. The Compensation Committee determined that Pearl Meyer and the individual Pearl Meyer consultants that work with the Compensation Committee are independent and do not have any economic interests in or other relationships with the Company or the Compensation Committee members that would conflict with their obligation to provide the Compensation Committee with impartial and objective advice. Pearl Meyer did not provide any services to our management in fiscal 2024 and, accordingly, no fees were paid for any additional services in fiscal 2024.
Peer Group
Each year, the Compensation Committee, in consultation with its independent compensation consultant, evaluates a peer group of companies that will serve as a reference for comparing the pay of our NEOs to the market. We assess companies that best reflect the complexity of our industry and competition for customers, shareholders, and talent to determine whether our level of executive pay is appropriate when compared to industry and market standards. We also conduct a detailed market review of executive pay to evaluate each element of pay and benefit competitiveness, review pay practices, and compare performance against our peer group consistent with our pay philosophy.
Our peer group consists of companies with business models and operations comparable to our own, including our two largest direct competitors, and companies that we believe have a similar financial and operational profile. Financial metrics used to select our peer group include: revenue; market capitalization; number of employees; net income; operating income margin; and return on invested capital.
Following review with Pearl Meyer, the Compensation Committee concluded that our fiscal 2023 peers remained appropriate and made no changes to the fiscal 2024 peer group, which included:

	Manufacturer	Distributor, Wholesale, Logistics	Pharmacy, Hospital, Retailer

Healthcare Peers	Abbott Laboratories Eli Lilly and Company Viatris Inc.	Cardinal Health, Inc. Henry Schein, Inc. IQVIA Holdings Inc. McKesson Corporation	HCA Healthcare, Inc. Labcorp Holdings Inc. Quest Diagnostics Incorporated

Non-Healthcare Peers		FedEx Corporation Sysco Corporation United Parcel Service, Inc.	The Kroger Co. Target Corporation

Managed Care Peers/Pharmacy Benefit Managers	The Cigna Group Humana Inc.		CVS Health Corporation Walgreens Boots Alliance, Inc.

The Compensation Committee reviews peer group proxy statement data in evaluating our CEO’s pay and published compensation survey data in evaluating our other NEOs’ pay. When assessing pay levels, the Compensation Committee also reviews our NEOs’ compensation in relation to each other. Pearl Meyer concluded that our overall competitive posture for executive pay in fiscal 2024 remained aligned with our pay-for-performance compensation philosophy.

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Executive Compensation
2024 NEO Compensation
Our executive compensation program consists of three core components: base pay, short-term incentives, and long-term incentives, with the majority of compensation being at-risk, variable, and/or performance based. The Compensation Committee’s decisions regarding the fiscal 2024 pay program for our NEOs are described in detail below.
Base Salary
Base salary is intended to provide a fixed and steady source of income and security. The Compensation Committee considers a variety of factors, including scope of role, duties and responsibilities, experience, expected future contributions, our pay philosophy, median pay of our designated peer group and other market data, and internal pay equity.
In fiscal 2024, following an assessment considering the factors described above and in consultation with Pearl Meyer, the Compensation Committee adjusted our NEOs’ base salaries, effective November 19, 2023, to better align their base salaries with the market median of our peer group for each of their respective roles and, in the case of Mr. Cleary, to reflect the increase in his responsibilities related to the oversight of Cencora Business Services, our global shared service centers that support operations across the enterprise.

NEO	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary*
Mr. Collis	$1,400,000	$1,475,000
Mr. Cleary	$795,000	$900,000
Mr. Mauch	$975,000	$1,050,000
Ms. Campbell	$670,000	$730,000
Ms. Battaglia	$600,000	$630,000
*    The amounts shown represent fiscal 2024 base salaries and do not reflect any compensation changes made for Mr. Collis and Mr. Mauch in connection with their appointments as Executive Chairman and as CEO, respectively, effective October 1, 2024.
Compensation Committee Considerations of Adjusted (Non-GAAP) Metrics in Compensation Decisions
We use non-GAAP financial measures to perform financial planning and to evaluate the Company’s operating performance. We also furnish the same non-GAAP measures to investors on a quarterly basis. Our annual cash bonus plan and long-term incentive plan each use certain non-GAAP measures that management uses internally and that we publicly disclose. We believe that using these non-GAAP measures in our executive compensation program provides consistency and transparency between our financial reporting and compensation outcomes and effectively measures and rewards operational performance. These non-GAAP measures reflect adjustments made based on predetermined and publicly disclosed criteria, as further described in Appendix A to this proxy statement.
Quarterly Review of Adjustments and Final Determination of Executive Compensation Payouts
Our CFO and Chief Accounting Officer present Cencora’s reported non-GAAP financial results and reconciliations to GAAP to the Compensation Committee on a quarterly basis. These results serve as the starting point for the Compensation Committee’s annual incentive compensation decisions. As part of its year-end approval of executive compensation, the Compensation Committee determines whether to exercise discretion to modify the payouts that are calculated under our incentive plans from the Company’s reported non-GAAP financial results.

2025 Proxy Statement	53

Executive Compensation
Short-Term Incentive Compensation
Our short-term incentive plan is intended to both motivate our NEOs to improve financial performance year-over-year and reward our NEOs who deliver on targeted financial results and other objectives.
Target short-term incentive amounts are expressed as a percentage of NEO base salary. After consulting with Pearl Meyer, the Compensation Committee maintained the following fiscal 2023 target cash bonus incentive levels for our NEOs for fiscal 2024, as set forth in the table below.

NEO	Target Cash Bonus (as a % of Base Salary)
Mr. Collis	175%
Mr. Cleary	100%
Mr. Mauch	125%
Ms. Campbell	100%
Ms. Battaglia	100%
Fiscal 2024 Cash Bonus Measures and Goals
Each year, the Compensation Committee selects enterprise-level performance measures that it believes are the key metrics used for setting business goals and evaluating our financial results. The Compensation Committee also sets goals for these performance measures that it views to be challenging, yet attainable, and that do not encourage excessive risk-taking by management. These goals are based on the Company’s fiscal year plan, approved by the Board, and take into account various factors, including prior fiscal year results, internal operating plans for our business units, Company strategic initiatives, industry-specific external conditions, and the macroeconomic environment.
For the fiscal 2024 NEO cash bonus plan design, the Compensation Committee approved the same financial measures used in fiscal 2023: Adjusted Operating Income (weighted 40%), Adjusted EPS (weighted 25%), and Adjusted Free Cash Flow (weighted 25%), as well as ESG objectives (weighted 10%).
For fiscal 2024, the Compensation Committee set target goals as follows:
•For Adjusted Operating Income and Adjusted EPS targets, to achieve approximately 5% and 7% growth, respectively, over fiscal 2023 results;
•For Adjusted Free Cash Flow, $2.1 billion, which was higher than fiscal 2023’s target of $1.8 billion, but lower than fiscal 2023 results of $3.1 billion, due to (i) the acceleration of customer cash receipts experienced in the last month of fiscal 2023, and (ii) fiscal 2024 ending on a Monday (as customer cash receipts on Mondays are typically lower than other days of the week); and
•For the ESG objectives, as with fiscal 2023, an objectively measurable target goal that aligned with the Company’s ESG pillars of purpose-driven team members, resilient and sustainable operations, and healthy communities for all, as further described on the following page.

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Executive Compensation
The fiscal 2024 cash bonus measures for our NEOs were as follows:

Corporate Performance Measure	Weighting	Rationale
Adjusted Operating Income(1)		Rewards operational performance and growth of the Company’s profitability.
Adjusted EPS(1)		Rewards profitability and is an important driver of share price valuation and shareholder expectations.
Adjusted Free Cash Flow(1)		Rewards maintaining appropriate working capital and facilitates completing acquisitions and returning capital to shareholders through share repurchases and dividends.
ESG Objectives		Rewards our commitment to business resiliency planning and attracting and developing a diverse and inclusive workforce.
(1)Adjusted Operating Income, Adjusted EPS, and Adjusted Free Cash Flow are non-GAAP financial measures. See Appendix A to this proxy statement for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations.
Fiscal 2024 Cash Bonus Goals and Outcomes
The table on the following page provides the fiscal 2024 performance goals for each of the corporate performance measures, as approved by the Compensation Committee in November 2023, as well as the Company’s achievement of such goals and the resulting payout percentages based upon such achievement. For fiscal 2024, the payout curves for each of Adjusted Operating Income, Adjusted EPS, and Adjusted Free Cash Flow were revised from those of fiscal 2023 as follows: the maximum ranges from target for Adjusted Operating Income and Adjusted EPS were decreased and the minimum and maximum ranges from target for Adjusted Free Cash Flow were decreased and increased, respectively. After reviewing the payout curve designs of these measures with those of our peer group and following discussions with Pearl Meyer, the Compensation Committee determined to make these changes to better align our cash bonus incentive design with market practice.

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Executive Compensation

Corporate Performance Measure	Weighting	Threshold (25% Payout)(1) ($)	Target (100% Payout)(1) ($)	Maximum (200% Payout)(1) ($)	Payout Result (%)
Adjusted Operating Income(2)					151.6
Adjusted EPS(2)					175.0
Adjusted Free Cash Flow(2)					200.0
ESG Objectives(3)		Business Resiliency Planning (50% weight): achieved completion of 100% of business impact assessments of international commercial operations and IT units.			Exceeded
		Global Female Representation (25% weight): increased female representation in leadership roles across the global enterprise from the representation level as of fiscal 2023 year-end.(4)			Exceeded
		Global employee inclusion (25% weight): maintained global enterprise inclusion index score of “highly inclusive.”(5)			Met
		Total calculated payout (weighted):			164.4*
*As described on the next page, the Compensation Committee exercised discretion to reduce the final payout percentage for our NEOs to 160.0% of target.
(1)Actual results between threshold and target and between target and maximum were calculated based on linear interpolation. For the ESG metric, the Compensation Committee determined the final payout result based on performance against the target goal, up to a maximum of 200%. As a result, the maximum overall payout opportunity for fiscal 2024 was 200%.
(2)Adjusted Operating Income, Adjusted EPS, and Adjusted Free Cash Flow are non-GAAP financial measures. See Appendix A to this proxy statement for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations.
(3)For fiscal 2024, the ESG objectives consisted of specific, quantifiable target goals set and measured over the fiscal 2024 performance period, with the final payout result subject to the Compensation Committee’s assessment of overall performance on these objectives from 50% to 200% of target, unless the Compensation Committee determines that the objectives were not met at all.
(4)A leadership role is defined as vice president or above.
(5)Inclusion index score is based on a sub-section of an externally-developed employee engagement survey designed to assess the inclusivity of the Company’s work environment.

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Executive Compensation
Fiscal 2024 Cash Bonus Payouts
Cencora exceeded the target goals for the corporate performance measures and delivered strong business execution and performance for fiscal 2024, resulting in each of the NEOs earning a stretch bonus in accordance with the terms of our Annual Incentive Plan (“AIP”). Our strong growth was driven by broad-based performance across many of our businesses, strong pharmaceutical utilization trends, growth in specialty product sales to physician practices and health systems, and sales of COVID-19 vaccines. Adjusted Free Cash Flow benefited from better-than-expected growth in the U.S. distribution business, customer sales mix, the timing of receipts, and good working capital management.
Following the conclusion of fiscal 2024, the Compensation Committee reviewed and discussed the Company’s achievement of its fiscal 2024 objectives and its publicly-reported, non-GAAP financial results. As shown in the table above, the Company’s performance would have resulted in a 164.4% payout. Following discussions with Pearl Meyer, the Compensation Committee exercised discretion and reduced the total payout percentage to 160% of target. In making this determination, the Compensation Committee considered a variety of factors and sought to balance the Company’s strong fiscal 2024 financial and non-financial performance, including the successful implementation of a CEO succession plan, with certain adjustments made to the Company’s non-GAAP financial results.

Base Salary	AIP %	AIP Target	Payout Level %	Calculated Payout

Target and actual fiscal 2024 cash bonuses for our NEOs were as follows:

NEO	Base Salary ($)		AIP (%)		AIP Target ($)		Payout Level (%)		Calculated Payout(1) ($)
Mr. Collis	1,464,959	x	175	=	2,563,678	x	160.0	=	4,101,886
Mr. Cleary	885,943	x	100	=	885,943	x	160.0	=	1,417,509
Mr. Mauch	1,039,959	x	125	=	1,299,949	x	160.0	=	2,079,919
Ms. Campbell	721,967	x	100	=	721,967	x	160.0	=	1,155,148
Ms. Battaglia	625,984	x	100	=	625,984	x	160.0	=	1,001,574
(1)Calculated payout may vary from a straight calculation of AIP target dollars times the payout level as a result of rounding.
Long-Term Equity Incentive Compensation
We use equity awards to motivate our NEOs to achieve superior business results and to retain our executive team over the long term. Equity awards support our stock ownership requirements and further enhance the alignment of NEO and shareholder interests. Consistent with prior years, for fiscal 2024, the annual equity awards for our NEOs were allocated as 60% performance shares and 40% time-based RSUs.
RSUs vest ratably each year during the three-year vesting period, while performance shares have a three-year performance period. In addition, equity awards are subject to vesting, ownership, and retention requirements, as described in more detail below and in the sections following the Summary Compensation Table on page 68.
In approving long-term equity incentive awards, the Compensation Committee considers several factors, including:

•NEO’s skills, experience, and time in role •NEO’s expected future contributions •Company performance	•Market alignment •Designing the majority of NEO pay to be at-risk or variable •Average annual share burn

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Executive Compensation
Fiscal 2024 Equity Incentives
Following its review of the median of our peer group market data for each pay component and total direct compensation, and after consultation with Pearl Meyer, the Compensation Committee approved the following long-term incentive target amounts for fiscal 2024 versus the prior year:

NEO	Fiscal 2023 Long-Term Incentive Targets ($)	Fiscal 2024 Long-Term Incentive Targets ($)
Mr. Collis	12,500,000	12,500,000
Mr. Cleary	3,500,000	3,600,000
Mr. Mauch	5,000,000	6,000,000
Ms. Campbell	2,400,000	2,700,000
Ms. Battaglia	1,500,000	1,600,000
The Compensation Committee awarded the following fiscal 2024 annual grants to our NEOs, which represents a mix of 60% in performance share awards and 40% in RSUs:

Name	Performance Shares (at Target) (#)	Performance Shares Grant Value(1) ($)	RSUs(2) (#)	RSUs Grant Value(1)(2) ($)
Mr. Collis	38,112	7,500,060	25,408	5,000,040
Mr. Cleary	10,977	2,160,164	7,318	1,440,109
Mr. Mauch	18,294	3,600,076	12,196	2,400,051
Ms. Campbell	8,233	1,620,172	5,489	1,080,180
Ms. Battaglia	4,879	960,138	3,253	640,158
(1)Amounts in this column represent the grant date fair values of performance shares and RSUs, respectively, shown in accordance with ASC 718, and do not correspond to the actual economic value that may be received by our NEOs upon vesting. For the performance shares, which are subject to performance conditions, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under ASC 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome of the performance shares is assumed to be at target-level attainment. See Note 10 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, relating to assumptions made in the valuations.
(2)Amounts do not reflect the Leadership Award (as defined further below) for each of Mr. Cleary, Ms. Campbell, and Ms. Battaglia.

CEO Equity incentives at target represented approximately 76% of Mr. Collis’ total target direct compensation

Other NEOs Equity incentives at target represented approximately 67%, on average, of the total target direct compensation of the other NEOs
We believe that it was appropriate to award this amount of equity incentives to our NEOs as they are in the best position to drive our future results and implement our long-term business strategy.

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Performance Share Awards
Our performance plan is designed to encourage our NEOs to focus on initiatives that promote the achievement of our long-term goals. Performance share awards are granted annually in November and cover a three-year performance period. Performance shares are tied to the attainment of predetermined goals, approved by the Compensation Committee, which it believes are challenging yet attainable and do not encourage excessive risk-taking by management. Specific targets for these goals are disclosed retroactively to avoid the potential for competitive harm. Vesting (or payout of shares) is based on the achievement of specific performance targets at the end of the applicable three-year performance cycle. NEOs have the opportunity to earn a payout of between 0% and 230% of their target performance share award.
Consistent with our design in the prior two years and in consideration of feedback received from our shareholders, the Compensation Committee included the following features in our fiscal 2024 performance share awards:
1.A relative TSR modifier with above median performance required for a target payout, as described in more detail below; and
2.A post-vest holding requirement of two years for the CEO, and one year for the other NEOs at the time of grant on 50% of earned performance shares.*
*    Based on the time of our annual grants being made in the first quarter of the fiscal year, this provision applies to our CFO and the NEOs identified from the prior fiscal year.
Fiscal 2024 Performance Share Awards Metrics
Consistent with fiscal years 2022 and 2023, for the fiscal 2024 performance share awards, the Compensation Committee selected the following metrics for the three-year performance period beginning October 1, 2023 and ending September 30, 2026:

Metric	Weighting	Rationale
Compound Annual Adjusted EPS Growth Rate(1)		Key metric used by management to set business goals and for shareholders to evaluate our financial results
Average Annual Adjusted ROIC(2)		Defined as Adjusted Operating Income/Invested Capital over time; this measure encourages our NEOs to improve shareholder returns by making prudent investments
relative TSR Modifier with Above-Median Target (55th Percentile)(3)	+/- 15%
Stock performance relative to companies in the S&P 500 Health Care Providers & Services Industry Index.(4) This measure further aligns NEO incentives with shareholder interests.
In the event that Cencora has a negative absolute TSR for the three-year performance period, payout is capped at 100% of target, regardless of whether actual performance is above target for the underlying metrics.

(1)Compound Annual Adjusted EPS Growth Rate is the mean annual growth rate of Adjusted EPS from the baseline over the three-year performance period.
(2)Average Annual Adjusted Return on Invested Capital (“ROIC”) is calculated by taking the average of the Company’s Annual Adjusted ROIC during the three-year performance period. Annual Adjusted ROIC is calculated by dividing after-tax Adjusted Operating Income by invested capital, where invested capital is the 12-month average of accounts receivable, inventories, accounts payable, property and equipment, goodwill, intangible assets, and right of use assets (“Invested Capital”).
(3)Total Shareholder Return (“TSR”) is calculated as share price appreciation (or reduction) over the performance period, including reinvestment of dividends when paid, divided by the share price at the beginning of the period. The value of performance shares awarded will be decreased or increased by up to 15% based on this relative TSR measure. In the event that Cencora has a negative absolute TSR for the three-year performance period, payout is capped at 100% of target, regardless of whether actual performance is above target for Compound Annual Adjusted EPS Growth Rate or Average Annual Adjusted ROIC.

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Executive Compensation
(4)As of September 30, 2024, the S&P 500 Health Care Providers & Services Industry Index included:

Cardinal Health, Inc.	Elevance Health, Inc.	McKesson Corporation
Centene Corporation	HCA Healthcare, Inc.	Molina Healthcare, Inc.
The Cigna Group	Henry Schein, Inc.	Quest Diagnostics Incorporated
CVS Health Corporation	Humana Inc.	UnitedHealth Group Incorporated
DaVita, Inc.	Labcorp Holdings Inc.	Universal Health Services, Inc.
The Compensation Committee sets the goals for these metrics in consideration of several factors, including the Company’s long-range plan, as approved by the Board, which considers, among other things: the Company’s multi-year operating plans and strategic initiatives; projected business conditions; macroeconomic conditions; and anticipated capital deployment.
The Compensation Committee believes that the goals set for the fiscal 2024 performance share awards are challenging but attainable and consistent with our long-range plan. The specific goals for all of our outstanding performance share awards are confidential, competitively sensitive information and are disclosed after the performance period ends.
Fiscal 2022 Performance Share Award Payouts (2022-2024 Performance Period)
In November 2021, each of our NEOs was granted a performance share award for the three-year performance period beginning on October 1, 2021 and ending September 30, 2024. In November 2024, the Compensation Committee approved the vesting and payout of the fiscal 2022 performance share awards based on the Company’s achievement of a Compound Annual Adjusted EPS Growth Rate of 14.11%, an Average Annual Adjusted ROIC of 19.73%, and a relative TSR performance at the 86th percentile against the S&P Health Care Providers & Services Industry Index.
As shown in the table below, these performance results aggregated to a maximum performance payout of 230% of target. Financial results were positively impacted by broad-based performance across multiple business units, strong pharmaceutical utilization trends, growth in specialty product sales to physician practices and health systems and sales of COVID treatments.

Metric	Weighting	Baseline ($)	Threshold (50% Payout Ratio)	Target (100% Payout Ratio)	Maximum (200% Payout Ratio)	Payout Result (%)
Compound Annual Adjusted EPS Growth Rate(1)		9.26				200.0
Average Annual Adjusted ROIC(2)		—				200.0
relative TSR Modifier(3)	+/- 15%					115.0
			Total calculated payout (weighted and modified)			230.0
(1)Compound Annual Adjusted EPS Growth Rate is the mean annual growth rate of Adjusted EPS from the baseline over the three-year performance period.
(2)Average Annual Adjusted ROIC is calculated by taking the average of the Company’s Annual Adjusted ROIC during the three-year performance period. Annual Adjusted ROIC was calculated by dividing after-tax Adjusted Operating Income by Invested Capital, where invested capital was the 12-month average of accounts receivable, inventories, accounts payable, property and equipment, goodwill, intangible assets, and right of use assets.

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(3)A relative TSR modifier was added to our performance share award design beginning with the fiscal 2022 performance share awards. TSR was calculated as share price appreciation (or reduction) over the performance period, including reinvestment of dividends when paid, divided by the share price at the beginning of the period, and measured relative to the TSR of the companies in the S&P 500 Health Care Providers & Services Industry Index during the same period. The value of performance shares awarded was increased by 15% based on the relative TSR measure.
Based on our performance, and the respective weighting of each performance metric, the number of shares earned by our NEOs for the fiscal 2022 through fiscal 2024 performance period was calculated as follows:

Weight of compound Annual Adjusted EPS growth metric	Target share amount	Metric payout result	relative TSR modifier result	Shares earned based on compound Annual Adjusted EPS growth

Weight of average Annual Adjusted ROIC metric	Target share amount	Metric payout result	relative TSR modifier result	Shares earned based on average Annual Adjusted ROIC

Total performance shares earned

Fiscal 2022 Performance Shares Earned

NEO	Target Performance Shares (#)		Total Payout Result (%)		Shares Earned(1) (#)
Mr. Collis	53,708	x	230.0	=	123,528
Mr. Cleary	15,277	x	230.0	=	35,137
Mr. Mauch	16,710	x	230.0	=	38,433
Ms. Campbell	5,729	x	230.0	=	13,177
Ms. Battaglia	6,207	x	230.0	=	14,276
(1)As a result of rounding, the total shares earned may vary from a straight calculation of the target number of performance shares times the payout result.
Leadership Awards
In order to ensure continuity of key members of the leadership team during the CEO transition, the Compensation Committee approved one-time RSU awards to Mr. Cleary and Ms. Campbell with a target value of $3,000,000 and to Ms. Battaglia with a target value of $2,000,000 (each, a “Leadership Award” and, together, the “Leadership Awards”). In determining the amount of the Leadership Award for each NEO, the Compensation Committee, with input from Pearl Meyer, considered the NEO’s expanded roles and responsibilities, the performance of the NEO, and the desire to promote leadership stability during this transitional period. The Leadership Awards will cliff vest on the second anniversary of the grant date and do not contain retirement vesting terms. The Leadership Awards are not routine and are not part of the NEOs’ annual compensation. The Committee designed these awards to recognize the unique considerations that arise in the context of a CEO transition.

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Executive Compensation
Additional Benefits and Perquisites
Other Compensation
Our NEOs receive a limited number of other benefits as part of a competitive compensation package, which constitutes in the aggregate only a small percentage of their total compensation. These benefits include:
•an allowance for tax and financial planning services to enable them to focus more of their time and attention on achieving our financial and strategic goals and assist them in maximizing the benefits offered to them;
•a physical examination to promote the health and wellness of our key leaders;
•installation and maintenance of a home security system of up to $10,000 per year; and
•the additional benefits discussed below.
General Employee Benefits
Core employee benefits are available to the NEOs on the same basis as all domestic employees generally. These benefits include medical and dental coverage, disability insurance, life insurance, and a 401(k) plan that includes a Company match.
Deferred Compensation Plan
NEOs may defer receipt of part of their cash compensation under our Deferred Compensation Plan. The plan is intended to promote retention of our leaders by providing a long-term, tax-efficient savings opportunity at a low cost to the Company. Amounts deferred under the plan are deemed invested in the plan investment option(s) chosen by the participant. The participant’s account is adjusted for any notional gains and losses on the amounts deferred under the plan.
Benefit Restoration Plan
Effective January 1, 2024, our Benefit Restoration Plan was merged into the Deferred Compensation Plan. The benefit restoration provisions permit members of key management, including our NEOs, to receive the full amount of the Company match generally available to other employees under the 401(k) plan in the event that their eligible compensation exceeds the 401(k) compensation limit. These provisions provide for an annual Company contribution amount equal to 4% of a participant’s salary and bonus to the extent that their cash compensation exceeded Internal Revenue Service (“IRS”) limits applicable to our 401(k) plan. Effective January 1, 2024, contributions made by the Company under the benefit restoration provisions vest immediately, including contributions made prior to this effective date. Prior to January 1, 2024, benefits under the former Benefits Restoration Plan were subject to certain vesting requirements based on age and length of service (other than in the event of death, disability, or a change in control).
CEO Personal Travel and Security
The Compensation Committee encourages our CEO to use the Company’s leased aircraft for personal travel to increase his safety, security, and productivity. Our CEO received an allowance of up to $200,000 for personal travel on the Company aircraft, the value of which is based on the aggregate incremental cost of the travel. For similar reasons, the Company also pays for a car and driver to transport the CEO locally, which may include personal trips that are logged separately for mileage and time. In addition, the Company also pays for home security monitoring for our CEO. Our CEO does not receive tax reimbursement for imputed income derived from any of these benefits.
Employment Agreements
Employment agreements in effect during fiscal 2024 for our NEOs are described in Executive Compensation — Employment Agreements on page 75. Our standard NEO employment agreements cover termination (including in the event of a change in control) and severance benefits and include non-competition, confidentiality, and related provisions. The employment agreements do not include specified amounts of salary, bonus opportunities, or equity-based compensation for future years.

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Severance Benefits
We provide severance benefits under specified circumstances to give NEOs a measure of financial security following the loss of employment, to protect the Company from competitive activities after the departure of a NEO, and because we believe that these benefits are important to attract and retain talent in a competitive industry. We will provide severance benefits if we terminate a NEO’s employment without cause or if a NEO leaves the Company with good reason, each as defined in the applicable employment agreement. We do not provide severance benefits if a NEO is terminated for cause or leaves without good reason, in which case, we would only pay the amount of accrued obligations. In fiscal 2023, the Compensation Committee adopted an executive severance policy that applies to any employment or severance agreement that is amended or entered into with a NEO beginning on or after November 9, 2022. Under the terms of the policy, cash-based severance benefits for involuntary terminations must be limited to an amount equal to 2.99 times the NEO’s base salary, plus the NEO’s target annual bonus, unless the employment or severance agreement receives shareholder approval. The Compensation Committee believes that this policy effectively balances the interests of shareholders with the Company’s need to remain competitive in the talent market. The terms of the severance benefits for our NEOs are set out in employment agreements and various plans, which are described in Potential Payments Upon Termination of Employment or Change in Control on page 76.
Our equity awards have a “double-trigger” change in control feature, whereby the vesting of equity awards will be accelerated if a NEO’s employment is involuntarily terminated upon or within two years after a change in control (as defined in the applicable equity plan). In the event of a change in control, a shortened performance period, which extends only through the end of the fiscal quarter preceding the change in control, will be used to determine the payout under awards of performance shares. We provide these benefits to offer some financial protection to NEOs following an involuntary loss of employment in connection with a change in control and to enable our NEOs to focus on important business decisions should we be acquired without regard to how the transaction may affect them personally. We believe that this structure provides NEOs with an appropriate incentive to cooperate in completing a change in control transaction. The Board and the Compensation Committee also have discretion under our equity plans to take certain actions in the event of a change in control. These actions include: canceling options that are not exercised within a specified period; cashing out outstanding options; canceling any RSU awards in exchange for the payment of cash, property, or a combination of cash and property equal to the award’s value; or substituting other property (including securities of another entity) for awards granted under our equity plans.
In addition, the Compensation Committee has discretion under the AIP to pay the annual cash incentive awards during any fiscal year in which a change in control occurs. If this discretion is exercised, bonus payments would be paid out at target level and/or based on performance for the portion of the fiscal year prior to the change in control event and paid within 75 days of the change in control.
Under the employment agreements for our NEOs, if amounts otherwise payable to an NEO in connection with a change in control would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Code”), the Company will reduce such payments to an amount that would avoid any excise taxes under Section 4999 of the Code, but only if such reduction would provide the NEO with a greater net after-tax benefit than would no reduction.
Additionally, a NEO may receive additional severance if their employment is involuntarily terminated without cause or such NEO leaves the Company with good reason upon or within two years following a change in control. See Potential Payments Upon Termination of Employment or Change in Control on page 76.

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Executive Compensation
Other Compensation Policies and Practices
Stock Ownership Guidelines
Our NEOs must own shares of our Common Stock and/or hold RSUs in an amount equal to a multiple of their base salary. Stock ownership aligns NEOs’ interests with those of our shareholders and provides a continuing incentive for management to focus on long-term growth.

Position	Stock Ownership Guidelines	Compliance Period	Status at Fiscal 2024 Year End
CEO	6 times base salary	5 years from date of hire or change in status	Met
Other NEOs	3 times base salary

Equity we consider for purposes of meeting our stock ownership guidelines	Yes	Directly-held shares of our stock and shares held indirectly through a trust Shares held in our Employee Stock Purchase Plan Outstanding time-vested RSUs	No	Stock options Unvested performance shares
Under our executive stock ownership guidelines, our CEO must own shares worth six times his base salary and the other NEOs must own shares worth three times their respective base salaries. NEOs who become subject to the guidelines have five years from the date of hire or change in status, whichever is later, to comply with the ownership requirements, but must retain all options and equity grants until required ownership levels are met. Following its annual review, the Compensation Committee determined that each of the NEOs is in compliance with the guidelines.
We have a policy against the hedging and pledging of our securities that is applicable to our executive officers and directors. See page 38 for more information.

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Executive Compensation
Compensation Forfeiture and Recoupment (“Clawback”) Policies
Dodd-Frank Clawback Policy
In November 2023, the Compensation Committee adopted the Dodd-Frank Compensation Recoupment Policy (“Dodd-Frank Clawback Policy”) to comply with final rules required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the SEC, and the NYSE. The Dodd-Frank Clawback Policy provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement.
Compensation Recoupment Policy
In December 2021, the Compensation Committee adopted a comprehensive Compensation Recoupment Policy aimed at enhancing and updating the Company’s existing clawback provisions (“Compensation Recoupment Policy”). The Compensation Recoupment Policy applies to incentive-based cash and equity compensation granted to covered participants after the effective date. In November 2023, the Compensation Committee amended the Compensation Recoupment Policy to comply with the final rules issued under the Dodd-Frank Act with respect to clawback policies and modified the period for which the Compensation Committee may recoup vested or distributed incentive-based compensation. The Compensation Recoupment Policy is in addition to and separate from the Dodd-Frank Clawback Policy and does not limit any recoupment provisions of the Company’s Omnibus Incentive Plan, effective March 16, 2014 (“2014 Omnibus Incentive Plan”), the 2022 Omnibus Incentive Plan (together with the 2014 Omnibus Incentive Plan, “Omnibus Incentive Plan”), the Company’s AIP or similar plan, or any other Company incentive plan or policy.
The Compensation Recoupment Policy provides for forfeiture or recoupment of certain cash and equity incentive compensation in the event of a restatement of our financial statements or detrimental conduct that occurs after the effective date of the Compensation Recoupment Policy. Specifically, forfeiture or recoupment is authorized if any of the following occur (each, a “covered event”):
•A covered participant engages in misconduct that results in a restatement of our financial statements due to a material error during the covered participant’s employment or within three years thereafter; or
•A covered participant:
(i)is terminated for cause, or the Compensation Committee determines that the covered participant committed an act during employment that was not discovered until after termination of such employment and that would have been grounds for termination for cause;
(ii)breaches a confidentiality, non-solicitation, non-competition, non-disparagement, or inventions assignment covenant with the Company;
(iii)materially breaches an employment or service agreement or our Code of Ethics and Business Conduct (or any related material policy);
(iv)fails to cooperate in any investigation or legal proceeding; or
(v)commits fraud, gross negligence, or willful misconduct in the course of employment that adversely affects our business or affairs.
The Compensation Recoupment Policy applies to our officers as defined under Section 16 of the Exchange Act and any other individual receiving an equity grant under our Omnibus Incentive Plans or any successor plan. In the event of a covered event under the Compensation Recoupment Policy, the Compensation Committee may require forfeiture or recoupment of outstanding equity or cash incentive compensation that vested or was distributed as follows:
(i)for a covered participant who is an employee of the Company on the date the Compensation Committee determines that a covered event occurs (the “determination date”): during the period beginning on the first day of the third completed fiscal year immediately prior to the determination date and ending on the last day of the fiscal year in which the determination date occurs; or
(ii)for a covered participant whose employment with the Company has terminated within three years prior to the determination date: the period beginning on the first day of the third completed fiscal year immediately prior to the covered participant’s employment termination date and ending on the last day of the fiscal year in which the determination date occurs.

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Executive Compensation
Clawback Disclosure Policy
The Company also has a clawback disclosure policy that applies to all incentive compensation made to any officer (as such term is defined under Section 16 of the Exchange Act) under the Company’s Omnibus Incentive Plan and AIP. Under the policy, if incentive compensation is ever forfeited or required to be repaid by an officer and the underlying event has been publicly disclosed, then we will disclose the aggregate amount forfeited or to be repaid. The disclosure will include a general description of the circumstances giving rise to the clawback and will be made in a document filed publicly with the SEC or posted to a clearly identifiable location on our investor website at investor.cencora.com.
The disclosure policy is subject to certain exceptions if such disclosure:
(i)would violate an individual’s privacy rights;
(ii)would result in or exacerbate existing or threatened litigation; or
(iii)is contrary to law or regulation.
The policy is administered by the Board, which has exclusive authority to interpret and carry out the policy.
Equity Award Grant Practices
We have a written policy on equity grants designed to formalize our equity grant practices and ensure that equity awards will generally be made at specified times. Our equity award policy is designed to encourage consistency in practice, but is not intended to and does not limit the authority of the Compensation Committee under our equity incentive plans, including the 2022 Omnibus Incentive Plan. The Compensation Committee generally will review and approve annual equity awards to NEOs and other eligible employees in November of each year, which is near the beginning of our fiscal year. This allows the Compensation Committee to make annual equity awards at the beginning of the relevant performance cycle with the benefit of reviewing results from the immediately preceding performance cycle. We also may make equity awards at other times during the year for new hires or for other reasons, including, for example, a job promotion, because of an acquisition or for retention purposes. In accordance with our policy on equity grants and our 2022 Omnibus Incentive Plan, the Compensation Committee has delegated limited authority to our CEO to approve grants to employees that are not designated as Section 16 officers. Such awards may only be made on the first business day of a month. The Compensation Committee must approve any equity awards to our Section 16 officers, including the NEOs.
We do not backdate or retroactively grant RSUs. We generally schedule Board and Compensation Committee meetings at least one year in advance and, as noted above, generally make annual equity awards to our NEOs at approximately the same time each year. We do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions.
The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments.
Tax Considerations
When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer, the next three most highly compensated executive officers as well as certain other officers who were in those positions in years after 2016. As a result, most of the compensation payable to our NEOs in excess of $1 million per person in a year will not be fully deductible.

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Report of the Compensation Committee
The Compensation and Succession Planning Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the Company’s 2025 Annual Meeting and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.
Compensation and Succession Planning Committee

Kathleen W. Hyle, Chair	Werner Baumann	Lorence H. Kim, M.D.	Dennis M. Nally
The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference therein.

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Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following Summary Compensation Table (“SCT”) sets forth the compensation paid to, or earned by, our NEOs during fiscal 2024, fiscal 2023, and fiscal 2022.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Steven H. Collis(4) Chairman, President and Chief Executive Officer	2024	1,464,959	12,500,101	4,101,886	408,225	18,475,171
	2023	1,400,000	12,500,174	3,231,550	379,516	17,511,240
	2022	1,400,000	11,250,120	3,215,332	870,300	16,735,752
James F. Cleary Executive Vice President and Chief Financial Officer	2024	885,943	6,600,508	1,417,509	100,000	9,003,960
	2023	795,000	3,500,270	1,048,605	105,498	5,449,373
	2022	770,000	3,200,064	1,071,777	279,860	5,321,701
Robert P. Mauch(4) Executive Vice President and Chief Operating Officer	2024	1,039,959	6,000,127	2,079,919	133,187	9,253,192
	2023	975,000	5,000,227	1,607,531	115,092	7,697,850
	2022	850,000	3,500,188	1,183,131	285,423	5,818,742
Elizabeth S. Campbell Executive Vice President and Chief Legal Officer	2024	721,967	5,700,587	1,155,148	91,362	7,669,064
	2023	670,000	2,400,059	883,730	73,443	4,027,232

Silvana Battaglia Executive Vice President and Chief Human Resources Officer	2024	625,984	3,600,373	1,001,574	92,281	5,320,212
	2023	600,000	1,500,116	791,400	84,790	2,976,306
	2022	580,000	1,900,156	807,313	192,287	3,479,756
(1)Stock Awards. The amounts reported as Stock Awards represent the grant date fair values of equity awards shown in accordance with ASC 718, and do not necessarily correspond to the actual economic value that may be received by our NEOs upon vesting. See Note 10 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, relating to assumptions made in the valuations.
For awards that are subject to performance conditions, we report the grant date fair values based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period as determined under ASC 718, excluding the effect of estimated forfeitures. Accordingly, the fiscal 2024 performance share awards are shown at target level attainment in the SCT. The following table sets forth the grant date fair value of the fiscal 2024 performance share awards assuming a maximum level of attainment, as compared to the grant date fair value of the fiscal 2024 performance share awards assuming a target level of attainment, as reflected in the SCT.

	Fiscal 2024 Performance Share Awards
Name	At Target Level Attainment ($)	At Maximum Level Attainment ($)
Mr. Collis	7,500,060	17,250,139
Mr. Cleary	2,160,164	4,968,377
Mr. Mauch	3,600,076	8,280,175
Ms. Campbell	1,620,172	3,726,396
Ms. Battaglia	960,138	2,208,318

68	2025 Proxy Statement

Executive Compensation
All long-term equity incentive awards were made pursuant to our Omnibus Incentive Plan. For fiscal 2024, the amounts shown include the fiscal 2024 RSU awards, the fiscal 2024 performance share awards, and, with respect to Mr. Cleary, Ms. Campbell, and Ms. Battaglia, the Leadership Awards. In accordance with the dividend rate applicable to the declaration of dividends on our Common Stock from time to time, dividends on unvested RSUs and unvested performance shares are accrued and paid upon vesting and, with regard to performance shares, depending on the attainment of the required performance. The dividend rate is not preferential. There are no dividends paid on outstanding units or shares prior to vesting and, with regard to performance shares, without attainment of the required performance. See the Long-Term Equity Incentive Compensation section on page 57 for additional information regarding the fiscal 2024 equity awards and Potential Payments Upon Termination of Employment or Change in Control on page 76 for a description of the impact of termination of employment on vesting and exercisability of equity awards.
(2)Non-Equity Incentive Plan Compensation. The amounts reported as Non-Equity Incentive Plan Compensation represent the fiscal 2024 annual cash bonuses earned by the NEOs pursuant to our AIP, which amounts were paid out in cash during the first quarter of fiscal 2025. See the cash bonus discussions in the Short-Term Incentive Compensation section on page 54.
(3)All Other Compensation. The following table shows the specific components of the amounts of all other compensation for fiscal 2024:

Name	Employee Investment Plan(a) ($)	Deferred Compensation Plan(b) ($)	Financial Planning and Tax Preparation ($)	Personal Travel and Security(c) ($)	Other Perquisites(d) ($)	Total ($)
Steven H. Collis	17,100	172,062	18,975	192,447	7,641	408,225
James F. Cleary	16,731	60,544	18,975	—	3,750	100,000
Robert P. Mauch	17,100	90,101	18,975	245	6,766	133,187
Elizabeth S. Campbell	16,962	48,949	18,975	202	6,274	91,362
Silvana Battaglia	17,100	42,456	18,975	10,000	3,750	92,281
(a)These amounts represent Company contributions under the Company’s Employee Investment Plan, our 401(k) plan, that were posted to the NEOs’ accounts during fiscal 2024.
(b)These amounts represent Company contributions under the Company’s benefit restoration provisions of the Deferred Compensation Plan that were posted to the NEOs’ accounts during fiscal 2024.
(c)These amounts represent costs paid by the Company for Mr. Collis related to the aggregate incremental cost of his personal use of the Company’s leased aircraft ($183,563), home security system monitoring and maintenance, and personal driving services, each during fiscal 2024. To calculate the aggregate incremental cost of personal use of the Company’s aircraft, the Company determines the total variable operating cost for each personal trip, such as fuel, the operating cost based on contracted hourly rates and flight time, catering, flight-specific flat fees, and ground transportation. The aggregate incremental cost of a “deadhead” flight related to personal travel would also be included. Certain fixed costs do not change based on usage or are already built into the contracted hourly rate, such as pilot salary and routine maintenance, and are therefore not separately evaluated for purposes of the aggregate incremental cost calculation. The cost of personal use of a car and driver is valued by allocating the total cost of the annual lease and related operating expenses between business and personal use by mileage traveled, plus the driver’s time at his hourly rate for such personal trips. Any income taxes related to the perquisites reported in this column are the responsibility of Mr. Collis. For the other NEOs, these amounts represent: for Mses. Battaglia and Campbell, reimbursement for the purchase and/or installation of a home security system (up to $10,000) and, for Mr. Mauch, a personal trip in the Company car, which amount represents the aggregate incremental cost for the car and driver calculated as described above for the CEO.
(d)These amounts represent the cost of an annual executive physical and, in the case of Messrs. Collis and Mauch, the value of milestone commemorative gifts.
(4)CEO Succession. Effective with the start of fiscal 2025 on October 1, 2024, Mr. Mauch succeeded Mr. Collis as our President and CEO, and Mr. Collis became Executive Chairman of the Board.

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Executive Compensation
Grants of Plan-Based Awards
The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven H. Collis	RSUs	11/8/2023	—	—	—	—	—	—	25,408	5,000,040
	Performance Share Units	11/8/2023	—	—	—	19,056	38,112	87,658	—	7,500,060
	Cash bonus	n/a	705,012	2,563,678	5,127,357	—	—	—	—	—
James F. Cleary	RSUs	11/8/2023	—	—	—	—	—	—	7,318	1,440,109
	RSUs	3/11/2024	—	—	—	—	—	—	12,623	3,000,235
	Performance Share Units	11/8/2023	—	—	—	5,489	10,977	25,247	—	2,160,164
	Cash bonus	n/a	243,634	885,943	1,771,885	—	—	—	—	—
Robert P. Mauch	RSUs	11/8/2023	—	—	—	—	—	—	12,196	2,400,051
	Performance Share Units	11/8/2023	—	—	—	9,147	18,294	42,076	—	3,600,076
	Cash bonus	n/a	357,486	1,299,949	2,599,898	—	—	—	—	—
Elizabeth S. Campbell	RSUs	11/8/2023	—	—	—	—	—	—	5,489	1,080,180
	RSUs	3/11/2024	—	—	—	—	—	—	12,623	3,000,235
	Performance Share Units	11/8/2023	—	—	—	4,117	8,233	18,936	—	1,620,172
	Cash bonus	n/a	198,541	721,967	1,443,934	—	—	—	—	—
Silvana Battaglia	RSUs	11/8/2023	—	—	—	—	—	—	3,253	640,158
	RSUs	3/11/2024	—	—	—	—	—	—	8,415	2,000,077
	Performance Share Units	11/8/2023	—	—	—	2,440	4,879	11,222	—	960,138
	Cash bonus	n/a	172,145	625,984	1,251,967	—	—	—	—	—
(1)Amounts represent possible payouts of fiscal 2024 cash bonuses under the AIP. The amounts shown in the “Threshold” column represent the minimum amount payable under the AIP based on the assumption that corporate performance met the thresholds established for the financial and non-financial performance goals. We generally do not payout bonuses for performance that is below the threshold amounts for performance goals. For performance that is at the threshold amount, we payout bonuses at 25% of the target amount for financial performance goals and 50% of the target amount for the ESG metric. For financial performance that exceeds the threshold amount, bonus payouts are based on linear interpolation between threshold and target and between target and maximum, up to 200%. For the ESG metric, the Compensation Committee determines the final payout result within a range of 50%-200% based on performance against the target goal, unless the Compensation Committee determines that the ESG metric was not met at all. Actual payouts for fiscal 2024 are shown in the Non-Equity Incentive Plan Compensation column of the SCT.
(2)Share amounts represent the possible performance share award payouts under the 2022 Omnibus Incentive Plan at threshold, target, and maximum levels of attainment for the performance period beginning October 1, 2023 and ending September 30, 2026.
(3)Share amounts represent the number of time-based RSU awards granted to the NEOs under the 2022 Omnibus Incentive Plan.
(4)Amounts in this column represent the grant date fair value of RSUs and performance shares. For RSU awards made to our NEOs on November 8, 2023 and March 11, 2024, the dollar value shown is based on the closing price of our Common Stock of $196.79 per share on November 8, 2023 and $237.68 per share on March 11, 2024, respectively. For performance share awards, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the requisite service period determined under ASC 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome of the performance shares is assumed to be at target level attainment.

70	2025 Proxy Statement

Executive Compensation
Outstanding Equity Awards at 2024 Fiscal Year End

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Steven H. Collis	11/14/2018	43,018	—	89.58	11/14/2025	—	—	—	—
	11/13/2019	176,099	—	86.09	11/13/2026	—	—	—	—
	11/10/2021	—	—			11,936	2,686,555	—	—
	11/9/2022	—	—			21,072	4,742,886	109,048	24,544,524
	11/8/2023	—	—			24,393	5,490,376	87,658	19,730,063
		219,117	—			57,401	12,919,817	196,706	44,274,587
James F. Cleary	11/14/2018	33,877	—	89.58	11/14/2025	—	—	—	—
	11/13/2019	45,154	—	86.09	11/13/2026	—	—	—	—
	11/10/2021	—	—			3,395	764,147	—	—
	11/9/2022	—	—			5,901	1,328,197	30,535	6,872,818
	11/8/2023	—	—			7,011	1,578,036	25,247	5,682,595
	3/11/2024	—	—			12,623	2,841,185	—	—
		79,031	—			28,930	6,511,565	55,782	12,555,413
Robert P. Mauch	11/13/2019	45,154	—	86.09	11/13/2026	—	—	—	—
	11/10/2021	—	—			3,714	835,947	—	—
	11/9/2022	—	—			8,430	1,897,424	43,620	9,817,990
	11/8/2023	—	—			11,709	2,635,462	42,076	9,470,466
		45,154	—			23,853	5,368,833	85,696	19,288,456
Elizabeth S. Campbell	11/10/2021	—	—			1,274	286,752	—	—
	11/9/2022	—	—			4,046	910,674	20,937	4,712,500
	11/8/2023	—	—			5,489	1,235,464	18,936	4,262,115
	3/11/2024	—	—			12,623	2,841,185	—	—
		—	—			23,432	5,274,075	39,873	8,974,615
Silvana Battaglia	11/10/2021	—	—			2,971	668,713	—	—
	11/9/2022	—	—			2,529	569,227	13,087	2,945,622
	11/8/2023	—	—			3,253	732,185	11,222	2,525,848
	3/11/2024	—	—			8,415	1,894,048	—	—
		—	—			17,168	3,864,173	24,309	5,471,470
(1)RSUs vest ratably on the anniversary of the grant date over a three-year period, except for the March 11, 2024 grant, which will vest on the second anniversary of the grant date and does not contain retirement vesting terms.
(2)Based on the closing price of our Common Stock of $225.08 per share on September 30, 2024.
(3)Represents the number of performance shares at maximum level attainment. Performance shares vest, if at all, subject to attainment of the applicable performance metrics at the end of the three-year performance period.

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Executive Compensation
Option Exercises and Stock Vested in Fiscal 2024
The following table sets forth the number of shares acquired upon the exercise of stock options and the value realized upon the vesting of performance shares and RSUs during fiscal 2024 by each of the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Steven H. Collis	161,036	21,296,797	158,471	34,706,658
James F. Cleary	38,136	4,563,163	45,052	9,867,496
Robert P. Mauch	33,877	4,930,269	50,340	11,003,179
Elizabeth S. Campbell	5,162	586,165	17,661	3,850,266
Silvana Battaglia	4,516	496,354	21,176	4,623,846
(1)Value realized on exercise is based on the fair market value of our Common Stock on the date of exercise minus the exercise price and does not necessarily reflect cash actually received by the NEO.
(2)Value realized on vesting is based on the fair market value of our Common Stock on the date of vesting before tax withholding and does not necessarily reflect cash actually received by the NEO.
Pension Benefits
Our NEOs do not participate in any pension or supplemental pension plan.

72	2025 Proxy Statement

Executive Compensation
Non-Qualified Defined Contribution and Other Deferred Compensation in Fiscal 2024
The following table sets forth information regarding participation by our NEOs in the Deferred Compensation Plan during fiscal 2024 and at fiscal year-end.

	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year- End(3) ($)
Steven H. Collis
Deferred Compensation Plan (Employee Deferral Accounts)	590,944	—	2,593,047	—	10,853,323
Deferred Compensation Plan (Benefit Restoration Accounts)	—	172,062	489,655	—	2,807,841
James F. Cleary
Deferred Compensation Plan (Employee Deferral Accounts)	—	—	—	—
Deferred Compensation Plan (Benefit Restoration Accounts)	—	60,544	86,103	—	485,297
Robert P. Mauch
Deferred Compensation Plan (Employee Deferral Accounts)	160,753	—	102,698	—	644,000
Deferred Compensation Plan (Benefit Restoration Accounts)	—	90,101	84,396	—	667,250
Elizabeth S. Campbell
Deferred Compensation Plan (Employee Deferral Accounts)	—	—	—	—
Deferred Compensation Plan (Benefit Restoration Accounts)	—	48,949	26,174	—	139,993
Silvana Battaglia
Deferred Compensation Plan (Employee Deferral Accounts)	—	—	—	—
Deferred Compensation Plan (Benefit Restoration Accounts)	—	42,456	37,120	—	203,358
(1)The amounts shown as executive contributions to the Deferred Compensation Plan are included in the SCT as base salary, non-equity incentive compensation, or a combination thereof, as elected by the NEO in accordance with the terms of the Deferred Compensation Plan. The amounts shown as Company contributions to the Benefit Restoration Accounts of the Deferred Compensation Plan are also reported as compensation to the NEO in the SCT, as described in footnote 3 thereto. Effective January 1, 2024, the Company’s former Benefit Restoration Plan was merged into its amended and restated Deferred Compensation Plan, so that all Benefit Restoration Accounts are now administered under the Deferred Compensation Plan.
(2)Amounts shown represent the net change to the NEO's account in fiscal year 2024 for the aggregate gains and losses on the plan investments under the Deferred Compensation Plan. The amounts shown are not considered above market or preferential earnings and are not reported as compensation in the SCT.
(3)The following amounts represent executive contributions to the Employee Deferral Accounts of the Deferred Compensation Plan that were reported as compensation in the SCT for fiscal 2024 and previous fiscal years, commencing with fiscal 2007: Mr. Collis: $3,741,086; and Mr. Mauch: $556,806. The following amounts represent Company contributions to the Benefit Restoration Accounts of the Deferred Compensation Plan that were reported as compensation in the SCT for fiscal 2024 and previous fiscal years, commencing with fiscal 2007: Mr. Collis: $1,637,074; Mr. Cleary: $349,452; Mr. Mauch: $439,604; Ms. Campbell: $84,820; and Ms. Battaglia: $88,788.

2025 Proxy Statement	73

Executive Compensation
Deferred Compensation Plan
Employee Deferral Accounts
Eligible executive officers may elect to defer up to 50% of their annual cash compensation and have the deferred amount credited to an account under the Deferred Compensation Plan. Effective January 1, 2024, executive officers may also elect to defer up to 50% of RSUs granted during the fiscal year and up to 50% of performance shares vesting during the calendar year. Deferral elections are made in December for cash compensation to be earned and RSUs to be granted in the next calendar year. For performance shares, deferral elections are made at least six months prior to the completion of the performance period that ends during the calendar year. Election forms must be filed for each year an executive officer wishes to defer compensation, and each form must specify the method of payment of benefits and the time such payment is to commence. For cash deferrals, participants select the notional investment options under the plan, which are the same as those under the Company’s 401(k) plan, and may change their election at any time by contacting the plan administrator. For equity deferrals, no change may be made to the underlying investment of our Common Stock.
Benefit Restoration Accounts
Effective January 1, 2024, the Company’s Benefit Restoration Plan was merged into its Deferred Compensation Plan. Select members of key management, including all of the NEOs, participate in the benefit restoration provisions of the Deferred Compensation Plan. Pursuant to the benefit restoration provisions of the Deferred Compensation Plan, the benefit restoration account of each eligible participant is credited with an annual amount equal to 4% of the participant’s base salary and bonus incentive to the extent that such participant’s compensation exceeds the annual compensation limit established for our 401(k) plan by the Code. The compensation limit was $330,000 for calendar year 2023 and $345,000 for calendar year 2024. Participants are permitted to allocate the amounts in their accounts among notional investment options specified by the plan administrator from time to time. Such allocation is for the purposes of determining gains and losses based on the performance of the underlying notional investments. Effective January 1, 2024, account balances under the benefit restoration provisions of the Deferred Compensation Plan vest immediately, including new and prior benefit restoration account balances. If a participant is terminated for cause, the participant forfeits all vested benefit restoration account balances.
The deferred and restoration benefit accounts will each be distributed in accordance with the terms of the Deferred Compensation Plan, and payment will be made at the times elected by the executive officer in accordance with the applicable election form. Each year, a participant must specify regarding contributions for the upcoming calendar year whether such participant wishes to receive payment following termination of employment: (i) over annual periods ranging from three to 15 years and payable in annual installments, provided that the executive terminates employment at age 55 or later, or (ii) in a single distribution. If the participant terminates employment prior to reaching age 55, the full account balance will be distributed in a lump sum payment. The Deferred Compensation Plan also permits in-service withdrawals on any employee deferral account with respect to deferrals made on and after January 1, 2024. Fidelity Investments administers the Deferred Compensation Plan. The Company pays all costs and expenses incurred in the administration of the Deferred Compensation Plan.

74	2025 Proxy Statement

Executive Compensation
Employment Agreements
During fiscal 2024, we had employment agreements with each of our NEOs. Except as described below, the employment agreements were substantially similar in form and substance, except for differentiation in amounts of compensation, and the material terms of the employment agreements are described in the table below.

Base Salary	Continuation of base salary in effect for the NEO, subject to increase in accordance with our prevailing practice from time to time.
Bonus and Benefits	Incentive compensation, annual bonus and benefits in accordance with our prevailing practice from time to time.
Termination Rights of Company	Our rights to terminate the NEO’s employment for cause or without cause.
Termination Rights of NEOs	The NEO’s rights to terminate with good reason (upon at least 60 days’ prior written notice and opportunity for the Company to cure) or without good reason (upon at least 30 days’ prior written notice).
Non-Compete and Non-Solicit Obligations
During employment, and for a period of two years following termination of employment, each of the NEOs has agreed not to (i) compete, directly or indirectly, with any business in which we or our subsidiaries engage or are considering for development or investment or (ii) solicit any of our employees for employment. The non-compete obligation of our NEOs also includes the obligation to abide by non-compete obligations to which we are subject as a result of a divestiture or other contractual restrictions.

Severance and Benefits on Termination After Change in Control
Severance payments and other benefits in the event of (i) termination by the Company other than for cause, or by the NEO with good reason, and (ii) a qualifying termination following a change in control, as described in greater detail below under Potential Payments Upon Termination of Employment or Change in Control.

On March 12, 2024, the Company and Mr. Collis entered into an employment, transition, and release agreement (the “Collis Employment Agreement”), effective as of March 12, 2024. Pursuant to the Collis Employment Agreement, Mr. Collis served as Chairman, President and CEO of the Company until September 30, 2024 (the “Transition Period”). For a period of one year from October 1, 2024, Mr. Collis will serve as Executive Chairman of the Board (the “Executive Chairman Period”). During the Transition Period, Mr. Collis’ role, duties and compensation remained the same as in effect prior to entering into the Collis Employment Agreement and as described in the table above. For the Executive Chairman Period, Mr. Collis will continue to be an executive officer of the Company and will be (i) paid a base salary of $1,000,000, (ii) eligible for the same long-term and short-term incentive arrangements as provided to other executive officers of the Company, and (iii) will be eligible for benefit arrangements that otherwise generally align with other executive officers of the Company. The Collis Employment Agreement also added a limitation to the payment of severance, which shall not exceed 2.99 times Mr. Collis’ base salary and target annual bonus in accordance with the Company’s policy limiting executive severance, as described above under the heading Additional Benefits and Perquisites—Severance Benefits on page 63.
On March 12, 2024, the Company and Mr. Mauch entered into an amended and restated employment agreement (the “Mauch Employment Agreement”), effective as of the October 1, 2024. Pursuant to the terms of the Mauch Employment Agreement, Mr. Mauch will be (i) paid an annual base salary of $1,350,000, (ii) subject to the same employment agreement terms and eligible for the same long-term and short-term incentive arrangements as provided to other executive officers of the Company, as described in the table above, and (iii) be entitled to the CEO benefits and perquisites described above under the heading Additional Benefits and Perquisites—Other Compensation on page 62. The Mauch Employment Agreement also added a limitation to the payment of severance, which shall not exceed 2.99 times Mr. Mauch’s base salary and target annual bonus in accordance with the Company’s policy limiting executive severance, as described above under the heading Additional Benefits and Perquisites—Severance Benefits on page 63.
On August 13, 2024, the Compensation Committee approved a new form of employment agreement (each, a “New Employment Agreement”) to be entered into with certain executive officers of the Company. As a result of such approval, each of the named executive officers, other than Mr. Collis and Mr. Mauch, entered into the New Employment Agreement, each effective as of November 22, 2024. The form New Employment Agreement has

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Executive Compensation
substantially the same terms as the prior agreements, which are described in the table above, but include incremental benefits for the Company, including, but not limited to, (i) adding a limitation to the payment of severance, which shall not exceed 2.99 times the applicable executive officer’s base salary and target annual bonus in accordance with the Company’s policy limiting executive severance, as described above under the heading Additional Benefits and Perquisites—Severance Benefits on page 63, (ii) clarifying that the Company’s clawback policies apply to any applicable compensation earned under the New Employment Agreement, (iii) adding mandatory arbitration, and (iv) other drafting modernizations.
Potential Payments Upon Termination of Employment or Change in Control
Termination of Employment Without Cause or Resignation with Good Reason
Our NEOs’ employment agreements provide for severance payments in the event that their employment is terminated (i) by the Company for cause or (ii) by the NEO with good reason. Treatment of equity awards upon termination of employment or a change in control is described in the Equity Awards section on page 82. The table below identifies what would constitute cause or good reason to terminate employment under the agreements if a termination had occurred in fiscal 2024:

Cause for Termination Means:	Good Reason for Termination Means:
•Continued failure to substantially perform job duties (other than due to illness or injury)	•Reduction in base salary
•Willful misconduct that is materially and demonstrably injurious to the Company	•Material failure to provide agreed-upon position and responsibilities or compensation
•Conviction of a felony or conviction of a misdemeanor involving moral turpitude that materially harms the Company
•Material failure to comply with the Company’s code of conduct or employment policies
In order to receive the severance payments upon a termination by the Company without cause or by the NEO with good reason as set forth in the employment agreement, the NEO must sign a customary release of any and all claims relating to the executive officer’s employment with us. Severance payments and benefits for a qualifying termination in fiscal 2024 include:

Base Salary	•Payment of base salary for a period of two years following the termination of employment.
Bonus
•Payment of a bonus for the year of termination, which, for NEOs other than Mr. Collis, is based on actual performance, and for Mr. Collis is based on target performance, in each case prorated for the period of employment before the termination of employment.
•In the case of Mr. Collis, payment of an amount equal to two times the average annual bonuses paid in the preceding three completed years, to be paid in two annual equal installments.

Benefits
•Reimbursement of costs incurred by the NEO to continue health coverage for up to 24 months after the termination of employment.
•Executive outplacement assistance.
•Vesting of any outstanding equity awards to the extent the terms governing such equity awards provide for continued vesting.

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Executive Compensation
Additionally, the NEO is entitled to accrued but unpaid cash compensation, such as unpaid base salary, vacation pay, business expenses, any bonus for the prior fiscal year that has not been paid prior to the termination of employment, and any vested benefits accrued and due under the Company’s benefit plans (the “Accrued Obligations”), regardless of whether the NEO signs or revokes a release.
To the extent compliance with Section 409A of the Code is necessary to avoid the application of an excise tax to any of the foregoing payments and benefits, the employment agreements provide for deferral (without interest) of any affected amounts due in the six months following the termination of employment.
Termination of Employment by the Company with Cause or by the NEO without Good Reason
If a NEO’s employment is terminated (i) by the Company for cause or (ii) by the NEO without good reason, the NEO will not be entitled to any severance benefits under the employment agreement. We will, however, pay the NEO the Accrued Obligations. In addition, certain outstanding equity awards will continue to vest if the voluntary termination is on account of retirement, as described in the Potential Payments Upon Termination of Employment or Change in Control table on page 79.
Disability or Death
If a NEO becomes disabled or dies, we will pay the NEO, or the NEO’s estate, the NEO’s Accrued Obligations. In addition, certain outstanding equity awards will continue to vest or vesting will be accelerated, as applicable. The value of the outstanding awards that would continue to vest or be accelerated, as applicable, as of September 30, 2024, is set forth in the Potential Payments Upon Termination of Employment or Change in Control table on page 79.
Change in Control
The Company provides severance benefits under the employment agreements in connection with a change in control only in the event of a qualifying termination of employment without cause or with good reason within 24 months following the change in control (i.e., a “double trigger”). We do not provide cash severance or enhanced benefits under the employment agreements solely in connection with a change in control of the Company. Equity awards will vest in connection with a termination of employment by us following a change in control, as summarized below in the Equity Awards section.
Further, the Compensation Committee has discretion under our AIP to pay bonuses to eligible NEOs during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year through the change in control event and paid within 75 days of the change in control.
If payments and benefits otherwise payable to the NEO in connection with a change in control would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company will reduce such payments and benefits to an amount that would avoid any excise taxes under Section 4999 of the Code, but only if such reduction would provide the NEO with a greater net after-tax benefit than would no reduction.
Except as provided for by the Collis Employment Agreement, under the executive officer employment agreements in effect for fiscal 2024, if an NEO’s employment was terminated by the Company without cause or by the NEO with good reason, in either case, upon or within two years following a change in control, the NEO is entitled to increased severance, in addition to the amount described above under Termination of Employment Without Cause or Resignation with Good Reason, in the form of a cash amount equal to two times the NEO’s average annual bonus earned over the prior three years, paid over a period of two years following termination of employment.
In the case of Mr. Collis, if Mr. Collis’ employment had been terminated by the Company without cause or by the NEO with good reason during fiscal 2024, within two years following a change in control, in lieu of the continued base salary and annual bonus payments described above under Termination of Employment Without Cause or Resignation with Good Reason, Mr. Collis will be entitled to continued base salary for three years following termination of employment and three times the average annual bonus paid to Mr. Collis for the preceding three years, paid over a three-year period following termination of employment.
Under the Collis Employment Agreement, Mr. Collis is not entitled to the foregoing severance in the event of a termination of employment during the Executive Chairman Period in fiscal 2025.

2025 Proxy Statement	77

Executive Compensation
Retirement Benefits and Deferred Compensation
Following retirement or other termination of employment, our NEOs will receive payment of retirement benefits and deferred compensation under the various plans in which they participate. The value of the deferred compensation as of September 30, 2024, is set forth in the table titled Non-Qualified Defined Contribution and Other Deferred Compensation in Fiscal 2024 on page 73. Certain outstanding equity awards would continue to vest if the NEO retires after meeting the retirement criteria of the award. The value of the outstanding awards that would continue to vest upon retirement as of September 30, 2024, for those NEOs who have met the retirement criteria, is set forth in the Potential Payments Upon Termination of Employment or Change in Control table on page 79. There are no special or enhanced benefits under our retirement plans and deferred compensation plans for our NEOs except in the event of an NEO’s disability or death or as a result of a change in control as described above.
Recoupment and Clawback
Our Compensation Recoupment Policy is summarized in Other Compensation Policies and Practices on page 64.

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Executive Compensation
Potential Payments Upon Termination of Employment or Change in Control
The table below quantifies the potential payments and the benefits that would continue to vest or be accelerated, as applicable, at, following, or in connection with the various scenarios described below, in each case, as if the termination of employment had occurred on September 30, 2024:

Name	Benefit(1)	Death or Disability ($) (a)	Voluntary Termination by Executive or Retirement(2) ($) (b)	Termination by Company without Cause or by Executive with Good Reason(3) ($) (c)	Termination by Company for Cause ($) (d)	Involuntary Termination without Cause or by Executive Officer with Good Reason within Two Years of Change in Control(4) ($) (e)
Steven H. Collis	Fiscal 2024 Bonus	4,101,886	4,101,886	2,563,678	—	2,563,678
	Salary Continuation	—	—	2,950,000	—	4,425,000
	Bonus Continuation	—	—	5,797,302	—	8,695,953
	Health Plan Premiums	—	—	39,920	—	59,880
	Outplacement	—	—	35,000	—	35,000
	Continued or Accelerated Vesting of Performance Shares(5)
		7,114,329	19,249,742	19,249,742	—	19,249,742
	Continued or Accelerated Vesting of RSUs(6)
		12,919,817	12,919,817	10,233,262	—	12,919,817
	Total	11,216,215	23,351,628	30,635,642	—	35,029,253
James F. Cleary	Fiscal 2024 Bonus	1,417,509	1,417,509	1,417,509	—	1,417,509
	Salary Continuation			1,800,000	—	1,800,000
	Bonus Continuation	—	—	—	—	2,210,189
	Health Plan Premiums	—	—	70,471	—	70,471
	Outplacement	—	—	35,000	—	35,000
	Continued or Accelerated Vesting of Performance Shares(5)
		1,992,108	5,458,865	5,458,865	—	5,458,865
	Continued or Accelerated Vesting of RSUs(6)
		6,511,564	3,670,380	2,906,233	—	6,511,564
	Total	3,409,617	6,876,374	8,781,845	—	10,992,034
Robert P. Mauch	Fiscal 2024 Bonus	2,079,919	2,079,919	2,079,919	—	2,079,919
	Salary Continuation			2,100,000	—	2,100,000
	Bonus Continuation	—	—	—	—	2,710,149
	Health Plan Premiums	—	—	59,609	—	59,609
	Outplacement	—	—	35,000	—	35,000
	Continued or Accelerated Vesting of Performance Shares(5)
		2,845,761	8,386,256	8,386,256	—	8,386,256
	Continued or Accelerated Vesting of RSUs(6)
		5,368,833	5,368,833	4,532,886	—	5,368,833
	Total	4,925,680	10,466,175	12,660,784	—	15,370,933

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Executive Compensation

Name	Benefit(1)	Death or Disability ($) (a)	Voluntary Termination by Executive or Retirement(2) ($) (b)	Termination by Company without Cause or by Executive with Good Reason(3) ($) (c)	Termination by Company for Cause ($) (d)	Involuntary Termination without Cause or by Executive Officer with Good Reason within Two Years of Change in Control(4) ($) (e)
Elizabeth S. Campbell	Fiscal 2024 Bonus	1,155,148	1,155,148	1,155,148	—	1,155,148
	Salary Continuation			1,460,000	—	1,460,000
	Bonus Continuation	—	—	—	—	1,801,761
	Health Plan Premiums	—	—		—
	Outplacement	—	—	35,000	—	35,000
	Continued or Accelerated Vesting of Performance Shares(5)
		1,365,935	—	2,601,325	—	3,901,987
	Continued or Accelerated Vesting of RSUs(6)
		5,274,075	—	—	—	5,274,075
	Total	2,521,083	1,155,148	5,251,473	—	8,353,896
Silvana Battaglia	Fiscal 2024 Bonus	1,001,574	1,001,574	1,001,574	—	1,001,574
	Salary Continuation			1,260,000	—	1,260,000
	Bonus Continuation	—	—	—	—	1,644,673
	Health Plan Premiums	—	—	40,438	—	40,438
	Outplacement	—	—	35,000	—	35,000
	Continued or Accelerated Vesting of Performance Shares(5)
		853,803	—	1,585,914	—	2,378,871
	Continued or Accelerated Vesting of RSUs(6)
		3,864,173	—	—	—	3,864,173
	Total	1,855,377	1,001,574	3,922,926	—	6,360,556
(1)Cash severance benefits under employment agreements entered into after November 9, 2022, would be subject to the limits under our executive severance policy, as described further on page 63.
(2)The benefits shown in column (b) include the continued vesting of unvested equity that would apply under each grant’s retirement provisions, with respect to each NEO who met the eligibility requirements for retirement as of September 30, 2024. Under the Company’s 2014 Omnibus Incentive Plan with respect to grants made prior to March 10, 2022, retirement is defined as any voluntary termination of employment (i) after reaching age 62 and completing 60 full months of continuous employment with the Company or (ii) after reaching age 55, where the sum of age and years of continuous employment with us equals at least 70. Under the Company’s 2022 Omnibus Incentive Plan, with respect to grants made after March 10, 2022, retirement is defined as termination of employment (other than for cause) after reaching age 55, where the sum of age and years of continuous employment equals at least 65. Mr. Collis, Mr. Cleary and Mr. Mauch are each currently eligible for retirement under their outstanding equity awards. Upon retirement, RSUs and options continue to vest to the extent and according to the schedule set forth in the applicable award agreement, and performance shares will vest based on actual performance as if the participant had continued in service through the applicable vesting date. The Leadership Awards granted to each of Mr. Cleary, Ms. Campbell, and Ms. Battaglia in March 2024, as described previously on page 61, would be forfeited in the event of a termination of employment prior to vesting and do not include any retirement-eligibility provisions.
(3)If the NEO’s employment is terminated by us other than for cause or by the NEO with good reason, other than upon or within two years following a change in control, the NEO is entitled to two years of continued base salary. Mr. Collis also would have received an amount equal to two times the average annual bonuses paid in the preceding three completed years, to be paid over two years. The NEOs receive payment of a bonus for the year of termination, which, for the NEOs other than Mr. Collis, is based on actual performance (assuming 100% attainment of the individual performance objectives), and for Mr. Collis would have been based on target performance, in each case, prorated for the period of employment before the termination of employment. The NEOs may receive reimbursement to continue health coverage for up to 24 months after termination of employment, and outplacement assistance. The NEOs also receive continued equity vesting as described in footnotes (5), (6), and (7). The amounts shown in column (c) represent these total severance amounts.
(4)For our NEOs other than Mr. Collis, if the NEO’s employment is terminated by the Company other than for cause or by the NEO with good reason upon or within two years following a change in control, the NEO is entitled to two years of continued base salary and a bonus payment equal to two times the NEO’s average annual bonuses earned over the prior three completed

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years, to be paid over two years. In the event that Mr. Collis’ employment would have been terminated by the Company other than for cause or by Mr. Collis with good reason upon or within two years of change in control, Mr. Collis would have been entitled to three years of continued base salary, and a bonus payment equal to three times the average of the annual bonuses earned by Mr. Collis over the three completed years prior to the termination date, to be paid over three years. The NEOs receive payment of a bonus for the year of termination, which, for the NEOs other than Mr. Collis, would have been based on actual performance, and for Mr. Collis is based on target performance, in each case, prorated for the period of employment before the termination of employment. The NEOs may also receive reimbursement for continued health coverage for up to 24 months after the termination of employment (and, for Mr. Collis, in the event of termination other than for cause or by him with good reason following a change in control, up to 36 months) and certain outplacement assistance. The NEOs also receive equity vesting as described in footnotes (5) and (6). The amounts shown in column (e) represent these total severance amounts.
(5)The value of the continued or accelerated vesting of unvested performance shares is calculated by multiplying the number of unvested performance shares that would vest at target by $225.08, the closing price of our Common Stock on September 30, 2024. Provided that the NEO has been employed for at least 18 months from the grant date, a pro-rata portion of the unvested performance shares vest upon death or disability (based on performance through the end of the quarter prior to the death or disability). Provided the NEO has been employed for at least 18 months from the grant date and subject to execution and non-revocation of a release, a pro-rata portion of the unvested performance shares vest (based on actual performance) in the event of termination of employment by us without cause (other than within two years following a change in control of the Company). In the event of retirement during a performance period, unvested performance shares will vest based on actual performance. For performance shares granted on or after November 9, 2022, in the event of a termination of employment by the Company without cause, if the NEO met the criteria for retirement treatment by the time of termination, the performance shares would continue to vest based on actual performance pursuant to the retirement provisions. In the event of termination of employment by the Company, upon or within two years following a change in control, the unvested performance shares will vest based on performance through the end of the calendar quarter ending prior to the change in control. In accordance with SEC rules, equity awards that vested as of September 30, 2024, including performance shares for the fiscal 2022— fiscal 2024 performance period, are not reflected in the table above. The remaining unvested performance shares that would continue to vest or accelerate vesting for each scenario are included at target performance.
(6)The value of the continued or accelerated vesting of unvested RSUs is calculated by multiplying the number of shares of unvested RSUs held by the NEO as of September 30, 2024, by $225.08, the closing price of our Common Stock as of that date. Unvested RSUs vest immediately in the case of disability, death, or upon an involuntary termination of employment by the Company that occurs within two years of a change in control of the Company. Unvested RSUs remain outstanding and continue to vest in the event of retirement, except for the Leadership Awards granted to each of Mr. Cleary, Ms. Campbell, and Ms. Battaglia in March 2024, as described on page 61, which do not include any retirement-eligibility provisions. In the event of a termination of employment by the Company without cause, other than for the Leadership Awards, if the NEO met the criteria for retirement treatment: (i) for RSUs granted on or after November 9, 2022, the unvested RSUs would continue to vest pursuant to the retirement provisions; however, (ii) for RSUs granted prior to November 9, 2022, the unvested RSUs would forfeit.

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Executive Compensation
Equity Awards
Our RSU, performance share, and stock option awards include provisions that result in the vesting or forfeiture of awards, depending on the reason for termination of employment, which provisions are outlined below.
In addition, in the event of a change in control, the Board may, in its discretion, cancel outstanding options that are not exercised within 30 days of the change in control, cash out the value of outstanding options or RSUs or make any other adjustments it deems appropriate under the 2022 Omnibus Incentive Plan. The Board may also cancel any award made under the 2022 Omnibus Incentive Plan in exchange for payment of an equal value in cash or stock.

Reason for Termination	Unvested Awards	Impact on Expiration Date of Vested Options
Termination for Cause	•Forfeit	Immediately upon termination
Voluntary Termination by Executive Officer (other than Retirement)	•Forfeit	3 months from date of termination
Termination by Cencora without Cause (other than upon or within 2 Years after a Change in Control and, for grants made beginning November, 2022, other than Retirement)
•Forfeit RSUs
•Forfeit options
•Performance shares forfeited if termination is prior to 18 months from the beginning of the performance period; otherwise, pro-rated performance shares continue to vest based on actual performance, subject to execution and non-revocation of a release
1 year from date of termination
Termination by Cencora without Cause upon or within 2 Years after a Change in Control	•RSUs vest •Options vest •Performance shares vest based on performance through the end of the quarter preceding change in control event	1 year from date of termination
Death or Disability
•RSUs vest
•Forfeit options
•Performance shares forfeited if death is prior to 18 months from the beginning of the performance period; otherwise, pro-rated Performance shares vest based on performance through the end of the quarter preceding death
1 year from date of death/termination
Retirement (not applicable to the Leadership Awards)
•RSUs and options continue to vest to the extent and according to the schedule set forth in the applicable award agreement. If retirement occurs before a change in control, the restricted stock units will vest on the date of the change in control (if earlier than the specified vesting date), and if retirement occurs after a change in control, the restricted stock units will vest on the date of retirement
•Performance shares vest based on actual performance as if the participant had continued in service through the applicable vesting date
Expires at the end of the stated term in the applicable award agreement

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CEO Pay Ratio
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to calculate and disclose the ratio of its CEO’s fiscal 2024 total compensation to it’s median employee’s fiscal 2024 total compensation paid.
Using a Consistently Applied Compensation Measure (“CACM”), as described further below, we determined that the fiscal 2024 total compensation of our median employee was $87,891. Our CEO’s fiscal 2024 total compensation, as described further below, was $18,487,988. Therefore, the ratio of our CEO’s fiscal 2024 total compensation to that of the median employee’s fiscal 2024 total compensation was 210:1.
Our CACM was applied as follows:
•As disclosed in our proxy statement for our 2023 Annual Meeting of Shareholders, we evaluated our employee population, identified a new median employee as of July 1, 2022, and determined that our total population consisted of 43,838 employees (excluding the CEO).
•We determined that there were no material changes to our employee population in fiscal 2024 and, therefore, determined that we would use the same median employee as in fiscal 2022, who remained employed by the Company throughout fiscal 2024.
•We calculated total annual compensation for that employee using the same methodology that we use for our NEOs as set forth in the SCT on page 68.
•For both the median employee and the CEO, we added in the value of employer contributions to group medical, dental, life, and disability coverage to determine the total compensation stated above, as such benefits represent a significant portion of our employees’ total compensation.
Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies, assumptions, exemptions, and estimates, the pay ratios reported by other companies may not be comparable with the ratio that we have provided. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

2025 Proxy Statement	83

Executive Compensation
Pay Versus Performance
The following information is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and the Company’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer (“PEO”) and (ii) the Company’s NEOs other than the PEO (the “Non-PEO NEOs”), on an average basis.
The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the SCT totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP during fiscal 2024 to Company performance is also presented below.
The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis section beginning on page 44.

Year	Summary Compensation Table Total for PEO(1,2) ($)	Compensation Actually Paid to PEO(1,3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1,2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1,3) ($)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income ($ millions)	Adjusted EPS ($)(5)
					Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Fiscal 2024	18,475,171	61,395,926	7,811,607	17,289,060	244.03	155.91	1,519	13.76
Fiscal 2023	17,511,240	33,835,589	5,086,164	8,310,891	193.34	128.13	1,733	11.99
Fiscal 2022	16,735,752	26,067,277	4,449,340	6,444,163	143.70	118.43	1,667	11.03
Fiscal 2021	14,873,815	39,787,688	4,602,193	10,407,833	125.20	122.56	1,545	9.26
(1)Steven H. Collis served as the Company’s PEO for each fiscal year presented. The individuals comprising the Non-PEO NEOs for each fiscal year presented are as follows: for fiscal 2024, James. F. Cleary, Robert P. Mauch, Elizabeth S. Campbell and Silvana Battaglia; for fiscal 2023, James F. Cleary, Robert P. Mauch, Gina K. Clark, and Elizabeth S. Campbell; for fiscal 2022, James F. Cleary, Robert. P. Mauch, Gina K. Clark, and Silvana Battaglia; and for fiscal 2021, James F. Cleary, Robert P. Mauch, Gina K. Clark, and John G. Chou.
(2)The dollar amounts reported in column (b) are the amounts of total compensation reported for the Company’s PEO for each corresponding fiscal year in the “Total” column of the SCT. The dollar amounts reported in column (d) are the average amounts of total compensation reported for the Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the SCT. Refer to the SCT set forth on page 68 for further detail.
(3)The dollar amounts reported in columns (c) and (e) represent the amounts of CAP to PEO and average CAP to Non-PEO NEOs, respectively. CAP does not necessarily represent cash and/or equity value transferred to the PEO or applicable Non-PEO NEO without restriction, but rather is a value calculated in accordance with applicable SEC rules. CAP reflects the exclusions and inclusions of certain amounts as set forth below. As the Company does not have a defined benefit plan, no adjustments for pension benefits are included in the below tables. Equity values are calculated in accordance with ASC 718. Amounts in the Exclusion of Stock Awards columns are the totals from the Stock Awards column set forth in the SCT.

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Year	SCT Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	CAP to PEO ($)
Fiscal 2024	18,475,171	(12,500,101)	55,420,856	61,395,926
Fiscal 2023	17,511,240	(12,500,174)	28,824,523	33,835,589
Fiscal 2022	16,735,752	(11,250,120)	20,581,645	26,067,277
Fiscal 2021	14,873,815	(10,500,201)	35,414,074	39,787,688

Year	Average SCT Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average CAP to Non-PEO NEOs ($)
Fiscal 2024	7,811,607	(5,475,399)	14,952,852	17,289,060
Fiscal 2023	5,086,164	(3,125,162)	6,349,889	8,310,891
Fiscal 2022	4,449,340	(2,525,163)	4,519,986	6,444,163
Fiscal 2021	4,602,193	(2,550,086)	8,355,726	10,407,833
The amounts in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Fiscal Year that Remained Outstanding and Unvested as of Last Day of Fiscal Year for PEO ($)	Plus, Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year of Outstanding and Unvested Equity Awards for PEO ($)	Plus, Vesting-Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for PEO ($)	Plus, Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Equity Awards that Vested During Fiscal Year for PEO ($)	Minus, Fair Value at Last Day of Prior Fiscal Year of Equity Awards that Failed to Meet Applicable Vesting Conditions During Fiscal Year for PEO ($)	Plus, Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
Fiscal 2024	19,415,054	16,408,396	—	19,597,406	—	—	55,420,856
Fiscal 2023	14,972,771	7,221,775	211,618	6,418,359	—	—	28,824,523
Fiscal 2022	11,642,181	5,727,847	—	3,211,617	—	—	20,581,645
Fiscal 2021	15,030,404	11,804,432	—	8,579,238	—	—	35,414,074

Year	Average Year- End Fair Value of Equity Awards Granted During Fiscal Year that Remained Outstanding and Unvested as of Last Day of Fiscal Year for Non-PEO NEOs ($)	Plus, Average Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year of Outstanding and Unvested Equity Awards for Non-PEO NEOs ($)	Plus, Average Vesting-Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for Non-PEO NEOs ($)	Plus, Average Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Equity Awards that Vested During Fiscal Year for Non-PEO NEOs ($)	Minus, Average Fair Value at Last Day of Prior Fiscal Year of Equity Awards that Failed to Meet Applicable Vesting Conditions During Fiscal Year for Non-PEO NEOs ($)	Plus, Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
Fiscal 2024	7,300,423	3,588,264	—	4,064,165	—	—	14,952,852
Fiscal 2023	3,753,521	1,321,780	43,514	1,231,074	—	—	6,349,889
Fiscal 2022	2,662,853	1,185,599	—	671,534	—	—	4,519,986
Fiscal 2021	3,650,284	2,680,338	—	2,025,104	—	—	8,355,726
(4)For purposes of calculating TSR for our peer group, the S&P 500 Health Care Index (the “Peer Group TSR”) was utilized pursuant to Item 201(e) of Regulation S-K and as is reflected in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024. In accordance with applicable SEC rules, the Peer Group TSR was calculated on a market capitalization

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weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on September 30, 2020, through and including the end of the fiscal year for which TSR is being presented in the table. TSR calculations reflect reinvestment of dividends.
(5)We determined Adjusted EPS to be the most important financial performance measure used to link Company performance to CAP to the PEO and Non-PEO NEOs in fiscal 2024. This performance measure may not have been the most important financial performance measure for the other fiscal years presented and we may determine a different financial performance measure to be the most important financial performance measure in the future. Adjusted EPS is a non-GAAP financial measure. See Appendix A for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations.
The Pay Versus Performance table above and the graphs and narrative discussion below compare the CAP to our PEO and the average of the CAP to our non-PEO NEOs with: (i) the Company’s cumulative TSR and the Peer Group TSR; (ii) the Company’s net income; and (iii) the Company’s Adjusted EPS, in each case, for the fiscal years ended September 30, 2024, 2023, 2022, and 2021. TSR amounts reported in the table above and the graphs below assume an initial fixed investment of $100 and that all dividends, if any, were reinvested.
Relationship Between PEO and Non-PEO NEO CAP and TSR
The following chart sets forth the relationship between CAP to the PEO, the average CAP to the Non-PEO NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years, and the Peer Group TSR over the same period.
Given the emphasis in our executive compensation program on long-term incentives, which are tied to our stock price, we believe that the CAP to our PEO and Non-PEO NEOs is closely aligned with our stock price performance. Specifically, for each year shown in the table above and the graph below, more than half of the target compensation to the PEO and Non-PEO NEOs was delivered in the form of long-term, stock-based incentives, as described in the Compensation Disclosure and Analysis section on page 44.
PEO and Average Non-PEO NEO CAP vs. TSR

$70
$60
$50
$40
$30
$20
$10
$0
CAP ($ Millions)
300
250
200
150
100
50
0
TSR (FYE 2020 Indexed to $100 Investment)
$61.4
$244.03
$193.34
$39.8
$143.70
$33.8
$155.91
$125.20
$26.1
$100.00
$122.56
$118.43
$128.13
$17.3
$10.4
$8.3
$6.4
2020
2021
2022
2023
2024

Fiscal Year

PEO CAP	Average Non-PEO NEO CAP	Cencora TSR	Peer Group TSR

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Executive Compensation
Relationship Between PEO and Non-PEO-NEO CAP and Adjusted EPS
The following chart sets forth the relationship between CAP to the PEO, the average CAP to the Non-PEO NEOs, and the Company’s Adjusted EPS during the four most recently completed fiscal years.
Aside from our stock price performance, we believe that Adjusted EPS is the most important financial metric that ties our NEOs’ compensation to our performance. We have improved our Adjusted EPS from fiscal 2021 to fiscal 2024, as reflected in the Pay Versus Performance table above and illustrated in the graph below. Our year-over-year CAP outcomes over that same period do not always align directionally with the year-over-year Adjusted EPS outcomes because the greatest sensitivity to our NEOs’ compensation is tied to our stock price. As such, we expect that stock price will continue to have a much larger impact on CAP than Adjusted EPS.
PEO and Average Non-PEO NEO CAP vs. Adjusted EPS

$70
$60
$50
$40
$30
$20
$10
$0
CAP ($ Millions)
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
Cencora Adjusted EPS ($)
$39.8
$10.4
$9.26
$26.1
$6.4
$11.03
$33.8
$8.3
$11.99
$61.4
$17.3
$13.76
2021
2022
2023
2024

Fiscal Year

PEO CAP	Average Non-PEO NEO CAP	Cencora Adjusted EPS

2025 Proxy Statement	87

Executive Compensation
Relationship Between PEO and Non-PEO NEO CAP and Net Income
The following chart sets forth the relationship between CAP to the PEO, the average CAP to the Non-PEO NEOs, and the Company’s net income during the four most recently completed fiscal years.
The Company’s net income increased during fiscal 2021, fiscal 2022, and fiscal 2023, but decreased during fiscal 2024. CAP to the PEO and average CAP to the Non-PEO NEOs, however, varied significantly each year and does not align with the Company’s net income results. This is primarily because the Company does not use net income to determine executive compensation opportunities or outcomes. As a result, while the Company is required to include net income as a comparison in the Pay Versus Performance table above and the graph below, we would not necessarily expect to see alignment between our CAP and net income outcomes.
PEO and Average Non-PEO NEO CAP vs. Net Income

$70
$60
$50
$40
$30
$20
$10
$0
CAP ($ Millions)
1,750
1,700
1,650
1,600
1,550
1,500
1,450
1,400
Net Income ($ Millions)
$39.8
$10.4
$1,545
$26.1
$6.4
$1,667
$33.8
$8.3
$1,733
$61.4
$17.3
$1,519
2021
2022
2023
2024

Fiscal Year

PEO CAP	Average Non-PEO NEO CAP	Cencora Net Income
List of Most Important Financial Performance Measures
The following table presents an unranked list of the most important financial performance measures, including the Company-selected measure, used by the Company to link CAP for all NEOs to Company performance for fiscal 2024.

Measure
Adjusted Operating Income*
Adjusted EPS*
Adjusted Free Cash Flow*
Adjusted ROIC*
*    Represents a non-GAAP financial measure. See Appendix A for additional information regarding non-GAAP financial measures, including required GAAP to non-GAAP reconciliations.

88	2025 Proxy Statement

Audit Committee Matters

ITEM 3	Ratification of the Appointment of Ernst & Young LLP as Cencora’s Independent Registered Public Accounting Firm for Fiscal 2025
Ratification of the Appointment of Ernst & Young LLP
You are voting on the ratification of the appointment of Ernst & Young LLP (“EY”) as Cencora’s independent registered public accounting firm for the fiscal year ending September 30, 2025. The Audit Committee of the Board has appointed EY to serve as our independent registered public accounting firm for fiscal 2025. Although our governing documents do not require the submission of the appointment of Cencora’s independent registered public accounting firm to the shareholders for approval, the Board considers it desirable and a matter of good corporate governance that the shareholders ratify the appointment of EY. Should the shareholders not ratify the appointment of EY as Cencora’s independent registered public accounting firm for fiscal 2025, the Audit Committee will investigate the reasons and will reconsider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if EY’s appointment is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Independent Registered Public Accounting Firm Services
Audit services provided by EY for fiscal 2025 will include examination of the consolidated financial statements of Cencora’s and services related to periodic SEC filings. Audit services for fiscal 2025 also will include the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, EY may provide audit-related, tax and other services comparable in nature to the services performed in fiscal 2023 and 2024, as described under the heading Audit and Non-Audit Fees.
Representatives of the Independent Registered Public Accounting Firm at the 2025 Annual Meeting of Shareholders
Representatives of EY are expected to participate at the 2025 Annual Meeting of Shareholders. Such representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

We recommend that you vote FOR the ratification of the appointment of EY as Cencora’s independent registered public accounting firm for fiscal 2025.

2025 Proxy Statement	89

Audit Committee Matters
Selection and Engagement of Audit Firm
Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Cencora’s external auditor. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the external auditor’s qualifications, performance and independence. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to Cencora. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee reviews the process that the Company and EY undertake to ensure the rotation of the audit partner responsible for reviewing the audit, and evaluates the qualifications and experience of the individual selected to serve as lead partner for our audit. EY has been retained as Cencora’s external auditor since 1985. The members of the Audit Committee believe that the continued retention of EY to serve as our external auditor is in the best interests of Cencora and its shareholders.
Audit and Non-Audit Fees
During the fiscal years ended September 30, 2024 and 2023, EY billed the Company the fees set forth below for professional services rendered as its independent registered public accounting firm:

	Fiscal Year
EY Fee Category	2024 ($)	2023 ($)
Audit Fees(1)	12,833,450	12,658,850
Audit-Related Fees(2)	878,500	543,700
Tax Fees(3)	1,460,937	4,156,181
All Other Fees(4)	8,500	308,500
Total	15,181,387	17,667,231
(1)Audit fees consisted of fees for the audit of Cencora’s annual consolidated financial statements, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of quarterly consolidated financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of Company documents filed with the SEC. Audit fees also included fees for the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)Audit-related fees consisted of fees for assurance and related services, such as Service Organization Controls reports and employee benefit plan audits. Audit-related fees in fiscal 2024 also included other due diligence fees.
(3)Tax fees consisted of fees for services related to tax compliance, tax advice and tax planning services.
(4)Other fees in fiscal 2023 consisted of pre-approved consulting services relating to certain Company initiatives.
Our Audit Committee reviewed and approved all fees charged by EY in fiscal 2024 in accordance with the policy described below and monitored the relationship between audit and permissible non-audit services provided. The policy is intended to ensure that the fees earned by EY are consistent with the maintenance of the independent registered public accounting firm’s independence in the conduct of its auditing functions.
Pre-Approval Policies
The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent registered public accounting firm is permitted to perform for the Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent registered public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

90	2025 Proxy Statement

Audit Committee Matters
Report of the Audit Committee
The Audit Committee consists of the three directors named at the end of this report. All of the Audit Committee members are independent under applicable SEC and NYSE rules and our corporate governance principles. The Board has concluded that each member is “financially literate” and that two of the members qualify as “audit committee financial experts.” The key responsibilities of the Audit Committee are set forth in its charter, which was most recently approved by the Board in November 2024 and is available on our website at investor.cencora.com/governance/committees/. The Audit Committee is responsible for, among other matters, the appointment, retention, and compensation of the independent auditor and in connection therewith annually considers the performance of Ernst & Young LLP.
Cencora’s management has primary responsibility for the Company’s financial statements and its internal control over financial reporting. Cencora’s independent registered public accounting firm, EY, is responsible for performing an independent audit of Cencora’s consolidated financial statements and for issuing a report on the effectiveness of Cencora’s internal control over financial reporting. The Audit Committee meets regularly with EY, with and without management present, to review the overall scope and plans for EY’s audit work and to discuss the results of its audit procedures, the evaluation of Cencora’s internal control over financial reporting and the overall quality of Cencora’s accounting and financial reporting. Cencora’s management has represented to the Audit Committee that the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 were prepared in accordance with U.S. generally accepted accounting principles and that our internal control over financial reporting was effective as of September 30, 2024.
The Audit Committee reviewed and discussed with Cencora’s management and EY the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and our internal control over financial reporting. The Audit Committee discussed with EY, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements. The Audit Committee also discussed with EY the matters related to the conduct of the audit that are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (“PCAOB”), including the matters required to be discussed by the PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.” In addition, the Audit Committee discussed with EY the firm’s independence from the Company and its management, including the matters in the written disclosures and letter that were received by the Audit Committee from EY as required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence. The Audit Committee further considered whether the provision of non-audit related services by EY to the Company is compatible with maintaining the independence of that firm from the Company. The Audit Committee also discussed with EY the firm’s audit of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2024.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Cencora’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.
Audit Committee

Dennis M. Nally, Chair	Werner Baumann	Richard W. Gochnauer
The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference therein.

2025 Proxy Statement	91

Stock Ownership Information
Security Ownership of Certain Beneficial Owners, Officers and Directors
The following table sets forth the Common Stock beneficially owned by each of the named executive officers, each of the directors and director nominees and all directors and executive officers as a group as of November 30, 2024. The table also shows the Common Stock that is beneficially owned by holders of more than 5% of our outstanding Common Stock.
According to the rules adopted by the SEC, a person “beneficially owns” securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership is less than 1%, based on 193,841,901 shares of Common Stock outstanding as of November 30, 2024.

Name and Address of Beneficial Owner(1)	Title	Aggregate Number of Shares Beneficially Owned(2) (#)	Percent of Class (%)
NEOs and employee director nominees
Robert P. Mauch(3)	President, Chief Executive Officer and Director	97,968	*
Steven H. Collis(3)	Executive Chairman	498,012	*
James F. Cleary(3)	Executive Vice President and Chief Financial Officer	194,393	*
Elizabeth S. Campbell(3)	Executive Vice President and Chief Legal Officer	18,738	*
Silvana Battaglia(3)	Executive Vice President and Chief Human Resources Officer	22,007	*
Non-employee directors and director nominees
Ornella Barra(4)	Director	19,980,000	10.3
Werner Baumann(5)	Director	—	*
Frank K. Clyburn(5)	Director	—	*
D. Mark Durcan(5)	Director	20,823	*
Richard W. Gochnauer(5)	Director	27,919	*
Lon R. Greenberg(5)	Director	21,320	*
Kathleen W. Hyle(5)	Director	23,563	*
Lorence H. Kim, M.D.(5)(6)	Director	168	*
Redonda G. Miller, M.D.(5)	Director	1,562	*
Dennis M. Nally(5)	Director	11,375	*
Lauren M. Tyler(5)	Director	—	*
All directors and executive officers as a group (16 people)(7)		20,917,848	10.8

92	2025 Proxy Statement

Stock Ownership Information

Name and Address of Beneficial Owner(1)	Title	Aggregate Number of Shares Beneficially Owned(2) (#)	Percent of Class (%)
5% and greater owners

Walgreens Boots Alliance Holdings LLC(8) 108 Wilmot Road Deerfield, IL 60015		19,980,000	10.3
Vanguard Group Inc.(9) 100 Vanguard Blvd. Malvern, PA 19355		20,510,739	10.6
BlackRock, Inc.(10) 55 East 52nd Street New York, NY 10055		19,677,252	10.2
*     Less than 1.0%
(1)The address for each named executive officer and director is: Cencora, Inc., 1 West First Avenue, Conshohocken, PA 19428.
(2)Based on information furnished to us by the respective shareholders or obtained by us from sources that we believe are reliable. We believe that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the reported share amounts.
(3)Common Stock and the percent of class listed as being beneficially owned by our named executive officers include outstanding options to purchase shares of Common Stock, which are exercisable within 60 days of November 30, 2024, as follows:

Name	Shares (#)
Mr. Mauch	45,154
Mr. Collis	176,099
Mr. Cleary	40,154
Ms. Campbell	—
Ms. Battaglia	—
(4)The aggregate number of shares beneficially owned by Ms. Barra consists of the 19,980,000 shares that are held by Walgreens Boots Alliance Holdings LLC. By virtue of her position as Chief Operating Officer, International of WBA, Ms. Barra may be deemed to have shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 19,980,000 shares held by Walgreens Boots Alliance Holdings LLC.
(5)No non-employee director holds options that are exercisable within 60 days of November 30, 2024, and no non-employee director (other than Mr. Greenberg) holds RSUs that vest within 60 days of November 30, 2024. Mr. Greenberg holds 2,101 RSUs that vested on January 15, 2025.
(6)Dr. Kim and his spouse have shared beneficial ownership with respect to 168 shares.
(7)Includes all directors and executive officers, including the named executive officers. The aggregate number of shares beneficially owned by all directors and executive officers as a group includes the 19,980,000 shares that are held by Walgreens Boots Alliance Holdings LLC.
(8)This information is based on Amendment No. 18 to Schedule 13D filed with the SEC on August 20, 2024 by WBA, which reported that Walgreens Boots Alliance Holdings LLC, WBA Investments, Inc., and WBA have shared voting power and shared dispositive ownership with respect to 19,980,000 as of August 16, 2024. None of these entities reported ownership of shares with sole voting power or sole dispositive power.
(9)This information is based on Amendment No. 18 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, which reported sole voting power with respect to 0 shares, shared voting power with respect to 225,482 shares, sole dispositive power with respect to 19,792,152 shares, and shared dispositive power with respect to 718,587 as of December 29, 2023.
(10)This information is based on Amendment No. 15 to Schedule 13G filed with the SEC on January 24, 2024 by BlackRock, Inc., which reported sole voting power with respect to 18,230,941 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 19,677,252 shares, and shared dispositive power with respect to 0 shares as of December 31, 2023.

2025 Proxy Statement	93

Stock Ownership Information
Equity Compensation Plan Information
The following table sets forth information as of September 30, 2024 regarding our existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders	1,990,066(1)	87	20,074,953(2)
Equity compensation plans not approved by security holders	—	N/A	—
Total	1,990,066	87	20,074,953
(1)Includes shares of our Common Stock to be issued upon exercise of outstanding options and vesting of RSUs and performance share awards under the Company’s Equity Incentive Plan (the “Equity Incentive Plan”) and our Omnibus Incentive Plan.
(2)Includes shares available for future issuances of equity awards (including options, RSUs and performance share awards) under the Omnibus Incentive Plan. As of March 6, 2014, we ceased to use the Equity Incentive Plan for issuances of equity awards.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, individuals designated by the Board as “officers,” under Section 16(a) and beneficial owners of more than 10% of our Common Stock (collectively, “Section 16 Insiders”) to file with the SEC reports of ownership and changes in beneficial ownership of our Common Stock. We believe, based upon our review of such reports filed with the SEC and the representations of the Section 16 Insiders that, for the fiscal year ended September 30, 2024, all of the Section 16 Insiders filed their respective beneficial ownership and change in ownership reports with the SEC in a timely manner, other than one Form 4 disclosing a gift to a charitable trust made by Mr. Greenberg, which was inadvertently filed late due to administrative error.

94	2025 Proxy Statement

Frequently Asked Questions About the 2025 Annual Meeting of Shareholders and Voting at the Meeting
Why am I being furnished this proxy statement?
The Board is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2025 Annual Meeting to be held on March 6, 2025, and at any adjournments, postponements, or continuations thereof. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 accompanies this notice and proxy statement, but is not incorporated as a part of the proxy statement and is not to be regarded as part of the proxy solicitation material.
Who is soliciting my proxy?
The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters to be presented at the meeting whether or not you virtually attend the 2025 Annual Meeting.
What if I received a Notice of Internet Availability of Proxy Materials?
We are providing access to our proxy materials over the Internet. Accordingly, on or about January 23, 2025, we are mailing to our record and beneficial shareholders a Notice of Internet Availability of Proxy Materials (“Notice”), which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the 2025 Annual Meeting, you should follow the instructions for requesting those materials included in the Notice.
Who can attend the annual meeting? How do I attend?
The 2025 Annual Meeting will be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/COR2025.
Only shareholders of record of our Common Stock as of the close of business on January 10, 2025 (the “record date”) have a right to vote at the 2025 Annual Meeting. Shareholders of record as of the record date will be able to participate, vote and ask questions during the virtual 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/COR2025 and entering the 16-digit control number on the Notice, voting instructions form or proxy card. Only shareholders and proxy holders who enter their valid control number will be able to submit questions and vote. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.
We encourage you to log in to the website and access the webcast approximately 15 minutes before the 2025 Annual Meeting start time. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual shareholder meeting log in page.
Who is entitled to vote?
You may vote if you owned shares of our Common Stock as of the close of business on January 10, 2025, which is the record date. You are entitled to one vote for each share of Common Stock that you own as of the record date. As of January 10, 2025, we had 193,855,957 shares of Common Stock outstanding.

2025 Proxy Statement	95

Frequently Asked Questions About the 2025 Annual Meeting of Shareholders and Voting at the Meeting
What shares can I vote?
You may vote all shares of our Common Stock owned by you as of the record date. These shares of our Common Stock include:
•Shares held directly in your name as the shareholder of record.
•Shares of which you are the beneficial owner, but not the shareholder of record. These are shares that are held for you through a broker, trustee or other nominee, such as a bank, including shares purchased through any 401(k) plan or our employee stock purchase plan. For shares held in a plan, you must vote prior to 11:59 p.m., Eastern Time, on March 3, 2025.
How do I vote my shares?
Registered shareholders
If you hold your shares in your own name as the shareholder of record, you have four options for voting and submitting your proxy before the meeting:

By Internet	By telephone	By mail	Mobile device
We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com in advance of the meeting no later than 11:59 p.m., Eastern Time, on March 5, 2025 or during the meeting at www.virtualshareholder
meeting.com/COR2025.
	You may vote and submit your proxy by calling 1.800.690.6903 in advance of the meeting no later than 11:59 p.m., Eastern Time, on March 5, 2025.	If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card, which proxy card must be received prior to the Annual Meeting on March 6, 2025.	Scan the QR code provided on your proxy/voting instruction card no later than 11:59 p.m., Eastern Time, on March 5, 2025.
Beneficial owners (shareholders in “street name”)
If you hold your shares through an account with a bank, broker or other nominee, you may view materials at www.proxyvote.com and may vote by completing and signing the voting instruction form that the bank, broker or other nominee will provide to you, or by using telephone or Internet voting arrangements described on the voting instruction form or other materials that the bank, broker or other nominee will provide to you.
How do I vote my 401(k) or employee stock purchase plan shares?
If you participate in our 401(k) plan or our employee stock purchase plan, you may vote your shares by following the instructions provided in your proxy card or Notice and utilizing the credentials provided therein. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) plan or our employee stock purchase plan how to vote any shares of our Common Stock held in the plans on your behalf. Shares of our Common Stock held in our 401(k) plan or employee stock purchase plan must be voted on or before 11:59 p.m., Eastern Time on March 3, 2025. The trustee or fiduciaries of our 401(k) plan or our employee stock purchase plan will vote shares for which timely instructions are not received in the same proportion as other plan shares that are voted.
How do I revoke my proxy?
If you are the shareholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may revoke your proxy by:
•Changing your vote in the manner described below.
•Notifying the Corporate Secretary at Cencora, Inc., 1 West First Avenue, Conshohocken, Pennsylvania 19428 in writing that you are revoking your proxy prior to 5:00 p.m., Eastern Time, on March 5, 2025.

96	2025 Proxy Statement

Frequently Asked Questions About the 2025 Annual Meeting of Shareholders and Voting at the Meeting
If you hold your shares through an account with a bank, broker or other nominee, your ability to revoke your proxy depends on the voting procedures of the bank, broker or other nominee. Please follow the directions provided to you by your bank, broker, or other nominee.
May I change my vote?
You may change your vote at any time before the polls close at the meeting. You may change your vote by:
•Signing another proxy card with a later date and returning it to us prior to the meeting.
•Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on March 5, 2025.
•Virtually attending the meeting and voting online during the meeting. Note that virtual attendance alone will not revoke your prior vote; you must also vote online during the meeting.
If you hold your shares through an account with a bank, broker or other nominee, your ability to change your vote depends on the voting procedures of the bank, broker or other nominee. Please follow the directions provided to you by your bank, broker or other nominee.
What if I return my proxy card but do not provide voting instructions?
Proxy cards that are signed and returned but do not contain instructions will be voted as follows:
•“For” the election of each of the 11 director nominees named on page 13;
•“For” the approval, on an advisory basis, of the fiscal 2024 compensation of Cencora’s named executive officers as described in this proxy statement;
•“For” the ratification of the appointment of Ernst & Young LLP as Cencora’s independent registered public accounting firm for fiscal 2025; and
•In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.
What does it mean if I receive more than one proxy card or instruction form?
It means that you have multiple accounts with our transfer agent and/or banks, brokers or other nominees. Please vote all of your shares of our Common Stock. We recommend that you consolidate as many accounts as possible under the same name and address. For assistance consolidating accounts where you are the shareholder of record, you may contact our transfer agent, Computershare Limited at 1.800.522.6645.
Will my shares be voted if I do not provide my proxy?
If you are a registered shareholder and do not provide a proxy, in order to vote your shares, you must do so over the Internet or by telephone prior to the meeting no later than 11:59 p.m., Eastern Time on March 5, 2025 or by virtually attending the 2025 Annual Meeting and voting online during the meeting.
If a beneficial owner of shares does not provide the bank, broker or other nominee holding such shares with specific voting instructions, under the rules of the NYSE, the shareholder’s bank, broker or other nominee may generally vote on “routine” matters, but cannot vote on “non-routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other nominee as to how to vote on matters deemed non-routine. We believe that Proposal 1 (election of directors) and Proposal 2 (say-on-pay advisory vote) are non-routine matters and Proposal 3 (ratification of auditor) is a routine matter. If a shareholder’s bank, broker or other nominee does not receive the shareholder’s instructions on how to vote the shareholder’s shares on a non-routine matter, the shareholder’s bank, broker or other nominee will inform the Company it does not have the beneficial owner’s authority to vote on the non-routine matter. In these cases, the bank, broker or other nominee can register your shares as being present at the 2025 Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules. We encourage beneficial shareholders to provide voting instructions to the bank, broker, or other nominee by carefully following the instructions in the notice provided by the shareholder’s bank, broker, or other nominee.
May shareholders ask questions at the meeting?
Yes, authenticated shareholders may ask questions during the 2025 Annual Meeting. If you wish to submit a question, you may do so in two ways. To ask a question in advance of the 2025 Annual Meeting, you may log into www.proxyvote.com, enter your 16-digit control number and use the “Submit a Question for Management” box.

2025 Proxy Statement	97

Frequently Asked Questions About the 2025 Annual Meeting of Shareholders and Voting at the Meeting
Alternatively, you will be able to virtually attend the 2025 Annual Meeting using your 16-digit control number and submit questions live during the 2025 Annual Meeting through the question and answer (“Q&A”) box by accessing the meeting website at www.virtualshareholdermeeting.com/COR2025. After the formal business of the 2025 Annual Meeting has concluded and adjourned, the chair of the 2025 Annual Meeting will answer appropriate and germane questions from shareholders in accordance with the 2025 Annual Meeting Rules of Conduct during the designated Q&A period of the 2025 Annual Meeting agenda.
In order to give as many shareholders as possible the opportunity to ask questions, we ask that questions are succinct and cover only one topic per question. Up to three minutes will be allocated to read and respond to each question that we are able to answer during the 2025 Annual Meeting. The Q&A session will continue until all appropriate and germane questions have been answered, subject to time constraints.
Shareholders’ views, constructive comments, and criticisms are welcome, but the Company will not address questions that do not conform with the 2025 Annual Meeting Rules of Conduct, including but not limited to, questions that are not germane to the business of the Company or to the business of the 2025 Annual Meeting, are in furtherance of a shareholder’s personal or business interests, are not matters of interest to shareholders generally, or are out of order or not otherwise suitable for the conduct of the 2025 Annual Meeting. The Rules of Conduct may be found by accessing the meeting website at www.virtualshareholdermeeting.com/COR2025.
If there are any matters of individual concern to a shareholder or questions that are not answered, they may be raised separately after the 2025 Annual Meeting by contacting Investor Relations at InvestorRelations@cencora.com.
How many votes must be present to hold the meeting?
In order for us to conduct the 2025 Annual Meeting, a majority of the shares of our Common Stock outstanding as of January 10, 2025 must be present by virtual attendance or represented by proxy in order to constitute a quorum. Your shares are counted as present at the meeting if you virtually attend the meeting or if you properly return a proxy over the Internet, by telephone or by mail. Shares voted by banks, brokers or other nominees on behalf of beneficial owners are also counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting.
How many votes are needed to elect a director (Item 1 on the proxy card) and how are votes counted?
The affirmative vote of a majority of the votes cast will be required for the election of each director (Item 1 on the proxy card).
A majority of the votes cast means that the votes cast “for” a director exceed the number of votes cast “against” that director. Abstentions and broker non-votes have no effect in determining if a majority of the votes have been cast in favor of a director.
How many votes are needed for Items 2 and 3 to pass and how are the votes counted?
The Company is incorporated in the State of Delaware and our shares are listed on the NYSE. As a result, the Delaware General Corporation Law (“DGCL”) and NYSE listing standards govern the voting standards applicable to actions taken by our shareholders.
Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for Items 2 and 3 set forth on the proxy card:

Item		Board Voting Recommendation	Voting Approval Standard	Effect of Abstention(1)	Effect of Broker Non-Vote(2)
2	Advisory vote to approve the fiscal 2024 compensation of Cencora’s named executive officers	For	Majority of shares present and entitled to vote on the matter(3)	Counted “against”	No effect
3	Ratification of the appointment of Ernst & Young LLP as Cencora’s independent registered public accounting firm for fiscal 2025	For	Majority of shares present and entitled to vote on the matter(3)	Counted “against”	Not applicable

98	2025 Proxy Statement

Frequently Asked Questions About the 2025 Annual Meeting of Shareholders and Voting at the Meeting
(1)Under the DGCL, shares that abstain with respect to Items 2 and 3 constitute shares that are present and entitled to vote and, accordingly, have the practical effect of being voted “against” such items.
(2)Under NYSE rules, Item 3 is considered a “routine” proposal on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Item 2 is not considered to be a routine matter and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on Item 2.
(3)Under our bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve Items 2 and 3 set forth on the proxy card.
How will proxies be voted on other items or matters that properly come before the meeting?
If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.
Is Cencora aware of any other items of business that will be presented at the meeting?
We are not aware of any other business to be presented at the 2025 Annual Meeting. However, if any other matter should properly come before the 2025 Annual Meeting, a properly executed and returned proxy confers discretionary authority with respect to such matter.
Will there be any further solicitation of proxies for the meeting?
Our directors, executive officers and employees may solicit proxies by telephone, text message, email, facsimile or in person. In addition, we have hired Alliance Advisors to assist us in soliciting proxies, if necessary. Alliance Advisors may solicit proxies by telephone, text message, email, facsimile or in person. We will pay Alliance Advisors a fee of approximately $15,000 plus expenses, for providing such services. We reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of our Common Stock. All costs and expenses of any solicitation, including the cost of preparing this proxy statement and posting it on the Internet and mailing the Notice, will be borne by Cencora.
Will the director nominees be in attendance at the meeting?
We currently expect all of our director nominees to virtually attend the 2025 Annual Meeting.

2025 Proxy Statement	99

Other Information
Availability of the Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders by contacting us at:
Cencora, Inc. Attention: Corporate and Investor Relations Department 1 West First Avenue Conshohocken, Pennsylvania 19428
610.727.7000
investor.cencora.com
Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders
Shareholder Proposals for Inclusion in the 2026 Proxy Statement
Shareholder proposals submitted for inclusion in the proxy statement for the 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received in writing at Cencora’s principal executive offices on or before September 25, 2025. All proposals should be submitted, along with proof of ownership of Cencora, Inc. Common Stock in accordance with SEC Rule 14a-8(e)(2), to: Corporate Secretary, Cencora, Inc., 1 West First Avenue, Conshohocken, PA 19428. Shareholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.
Other Shareholder Proposals for Presentation at the 2026 Annual Meeting of Shareholders
Shareholders of record who do not submit a proposal for inclusion in Cencora’s proxy materials under SEC Rule 14a-8, but who instead intend to introduce an item of business at the 2026 Annual Meeting of Shareholders must provide advance written notice to us in accordance with our bylaws, which set forth the procedures that must be followed and the information that must be provided in order for a shareholder to introduce an item of business at the 2026 Annual Meeting of Shareholders. We must receive written notice of such proposal at our principal executive offices no earlier than November 6, 2025 and no later than December 6, 2025. Such notice should be addressed to Corporate Secretary, Cencora, Inc., 1 West First Avenue, Conshohocken, PA 19428, and must include the information set forth in our bylaws. You may obtain a copy of our bylaws upon request by writing to the Corporate Secretary at our principal executive offices.
Shareholder Nominations for Director Election at the 2026 Annual Meeting of Shareholders
The advance notice provisions for nomination of directors in our bylaws allows a shareholder to propose nominees for consideration by the Governance Committee by submitting specified information regarding the proposing shareholder and the proposed nominee, including, without limitation, the name, appropriate biographical information and qualifications of the proposed nominee. To be considered for the 2026 Annual Meeting of Shareholders, the information required under the advance notice provisions of our bylaws must be delivered to us in writing to:

100	2025 Proxy Statement

Other Information
Corporate Secretary, Cencora, Inc., 1 West First Avenue, Conshohocken, PA 19428, no earlier than November 6, 2025 and no later than December 6, 2025. You may obtain a copy of our bylaws upon request by writing to the Corporate Secretary at our principal executive offices.
Proxy Access for the 2026 Annual Meeting of Shareholders
The proxy access provisions in our bylaws allow an eligible shareholder, or group of no more than 20 eligible shareholders, that has maintained continuous ownership of 3% or more of our Common Stock for at least three years to include in our proxy materials for an annual meeting of shareholders a number of director nominees up to the greater of two or 20% of the directors then in office. Our bylaws set forth such shareholder eligibility requirements, as well as the other procedures that must be followed and the information that must be provided to us. We must receive the required notice and information specified in our bylaws no earlier than August 26, 2025 and no later than September 25, 2025. Such notice must be addressed to: Corporate Secretary, Cencora, Inc., 1 West First Avenue, Conshohocken, PA 19428. You may obtain a copy of our bylaws upon request by writing to the Corporate Secretary at our principal executive offices.
Householding
As permitted by the rules of the SEC, we have adopted the procedure of “householding,” whereby we deliver a single set of proxy materials to one address shared by two or more of our registered shareholders. This procedure can result in significant cost savings. We have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted registered shareholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the proxy materials to any registered shareholder at the shared address to which a single copy of these documents was delivered.

To make such a request, please contact Broadridge Financial Solutions, Inc. at:	Broadridge Financial Solutions, Inc. Attention: Householding Department 51 Mercedes Way Edgewood, New York 11717	1.866.540.7095
If you are a registered shareholder currently sharing an address with another of our registered shareholders and wish to have your future proxy materials householded, or your materials are currently householded and you would prefer to receive separate materials in the future, please make a request to change your householding status, as indicated above.
If you hold shares of Common Stock in “street name,” you may revoke your consent to householding by notifying your broker.

2025 Proxy Statement	101

Appendix A
Supplemental Information: GAAP to Non-GAAP Reconciliation
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we have presented the following non-GAAP financial measures elsewhere in this proxy statement:
(i)adjusted operating income;
(ii)adjusted diluted earnings per share (“Adjusted EPS”); and
(iii)adjusted free cash flow.
The non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. These supplemental measures may vary from, and may not be comparable to, similarly titled measures by other companies.
The following is a reconciliation of the identified GAAP financial measures to their most directly comparable non-GAAP financial measures:

	Fiscal Year Ended September 30, 2024
(In Thousands, Except Per Share Data)	Operating Income ($)	Diluted Earnings Per Share ($)
GAAP	2,175,249	7.53
Gains from antitrust litigation settlements	(170,904)	(0.66)
LIFO credit	(52,168)	(0.20)
Turkey highly inflationary impact	54,087	0.28
Acquisition-related intangibles amortization	660,292	2.56
Litigation and opioid-related expenses, net	227,070	0.90
Acquisition-related deal and integration expenses	103,001	0.40
Restructuring and other expenses	233,629	0.92
Goodwill impairment	418,000	2.07
Loss on remeasurement of equity investment	—	0.08
Other, net	—	0.07
Tax reform and discrete tax items(1)	—	(0.18)
Adjusted non-GAAP	3,648,256	13.76(2)
(1)Includes a tax benefit attributable to an adjustment of the Swiss valuation allowance (due to an increase in projected Swiss income and DTA utilization), tax expense relating to 2020 Swiss tax reform, and the currency remeasurement of the related deferred tax assets, the latter of which is recorded within Other Loss (Income), Net in our Consolidated Statement of Operations.
(2)The sum of the components does not equal the total due to rounding.
In addition, for the fiscal year ended September 30, 2024, adjusted free cash flow of $3,064.3 million consisted of net cash provided by operating activities of $3,484.7 million, plus $237.7 million for the prepayment of a future obligation as permitted under our opioid settlement agreements, minus capital expenditures of $487.2 million and the gains from antitrust litigation settlements of $170.9 million.
The non-GAAP financial measures are presented because management uses non-GAAP financial measures to:
•evaluate the Company’s operating performance;
•perform financial planning; and
•determine incentive compensation.

102	2025 Proxy Statement

Appendix A
Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. Any adjustments to arrive at our non-GAAP financial results, including for litigation costs, are made based on pre-determined criteria and principles. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are outside the control of the Company or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. Adjustments are reviewed by the Audit Committee of the Board of Directors prior to disclosure in a quarterly earnings release. We have included the following non-GAAP earnings-related financial measures in this proxy statement:
Adjusted Operating Income
Adjusted Operating Income is a non-GAAP financial measure that excludes:
•gains from antitrust litigation settlements;
•LIFO credit;
•Turkey highly inflationary impact;
•acquisition-related intangibles amortization;
•litigation and opioid-related expenses, net;
•acquisition-related deal and integration expenses;
•restructuring and other expenses; and
•goodwill impairment.
Gains from antitrust litigation settlements, LIFO credit, and Turkey highly inflationary impact are excluded because the Company cannot control the amounts recognized or timing of these items. Acquisition-related intangibles amortization is excluded because it is a non-cash item and does not reflect the operating performance of the acquired companies. We exclude acquisition-related deal and integration expenses and restructuring and other expenses that relate to unpredictable and/or non-recurring business activities. We exclude the amount of litigation and opioid-related expenses, net and the impairment of goodwill that are unusual, non-operating, unpredictable, non-recurring or non-cash in nature because we believe these exclusions facilitate the analysis of our ongoing operational performance.
Adjusted EPS
Adjusted EPS excludes (in each case net of the tax effect calculated using the applicable effective tax rate for those items):
•the per share impact of adjustments, including gains from antitrust litigation settlements;
•LIFO credit;
•Turkey highly inflationary impact;
•acquisition-related intangibles amortization;
•litigation and opioid-related expenses, net;
•acquisition-related deal and integration expenses;
•restructuring and other expenses;
•goodwill impairment;
•loss on remeasurement of equity investment;
•other, net; and
•tax reform and discrete tax items.
Management believes that this non-GAAP financial measure is useful to investors because it eliminates the per-share impact of the items that are outside the control of the Company or that we consider to not be indicative of our ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure defined as net cash provided by operating activities, excluding significant unpredictable or non-recurring cash payments or receipts relating to legal settlements, minus capital expenditures. Adjusted Free Cash Flow is used internally by management for measuring operating cash flow generation and setting performance targets and has historically been used as one of the means of providing guidance on future cash flows.

2025 Proxy Statement	103

CENCORA, INC.
ATTN: CORPORATE SECRETARY
1 WEST FIRST AVENUE
CONSHOHOCKEN, PA 19428

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 5, 2025 for shares held directly and by 11:59 p.m. Eastern Time on March 3, 2025 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COR2025**

You may attend the meeting via the Internet and vote online during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 5, 2025 for shares held directly and by 11:59 p.m. Eastern Time on March 3, 2025 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61119-P22413-Z89064

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENCORA, INC.

The Board of Directors recommends a vote FOR each of the director nominees listed in Proposal 1.

1. Election of eleven directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Ornella Barra	☐	☐	☐
1b. Werner Baumann	☐	☐	☐
1c. Frank K. Clyburn	☐	☐	☐
1d. Steven H. Collis	☐	☐	☐
1e. D. Mark Durcan	☐	☐	☐
1f. Lon R. Greenberg	☐	☐	☐
1g. Lorence H. Kim, M.D.	☐	☐	☐
1h. Robert P. Mauch	☐	☐	☐
1i. Redonda G. Miller, M.D.	☐	☐	☐
1j. Dennis M. Nally	☐	☐	☐
1k. Lauren M. Tyler	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Advisory vote to approve the fiscal 2024 compensation of Cencora, Inc.'s named executive officers.	☐	☐	☐
3. Ratify the appointment of Ernst & Young LLP as Cencora, Inc.'s independent registered public accounting firm for fiscal 2025.	☐	☐	☐

NOTE: In their discretion, the proxy holders may vote on such other business as may properly come before the meeting or any adjournment, postponement or continuation thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer(s) and specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V61120-P22413-Z89064

CENCORA, INC.
Annual Meeting of Shareholders
March 6, 2025 3:30 p.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned shareholder of Cencora, Inc. (the "Company"), a Delaware corporation, hereby appoints Robert P. Mauch, Elizabeth S. Campbell, and Kourosh Q. Pirouz, or any one of them, as proxies, each with the power to appoint his or her substitute and to act alone, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held virtually at 3:30 p.m., Eastern Time on March 6, 2025, at www.virtualshareholdermeeting.com/COR2025 and any adjournment, postponement or continuation thereof.

If the undersigned holds shares of common stock of the Company in the Company's employee stock purchase plan or in a benefit plan of the Company, the undersigned hereby authorizes and directs the trustee or administrator of the respective plan to vote all shares in the account of the undersigned under the respective plan in the manner indicated on the reverse side of this proxy card at the meeting, and any adjournment, postponement or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors on all matters listed on this proxy, as follows: FOR the election of each of the director nominees listed under Proposal 1 and FOR Proposals 2 and 3. A vote FOR the election of the director nominees listed on the reverse side grants the proxy holders discretionary authority to vote for a substitute director nominee if any director nominee becomes unavailable for election for any reason. In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment, postponement or continuation thereof.

Continued and to be signed on reverse side